As filed with the Securities and Exchange Commission on June 6, 2013
Registration No. 333-______
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-4 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
CLEAR CHANNEL WORLDWIDE HOLDINGS, INC.* (Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation or organization)	7310 (Primary Standard Industrial Classification Code Number)	20-2232023 (I.R.S. Employer Identification No.)

200 East Basse Road
San Antonio, Texas 78209
Telephone: (210) 832-3700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert H. Walls, Jr.
Executive Vice President, General Counsel and Secretary
Clear Channel Outdoor Holdings, Inc.
200 East Basse Road
San Antonio, Texas 78209
Telephone: (210) 832-3700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
James S. Rowe
Elisabeth M. Martin
Kirkland & Ellis LLP
300 North LaSalle
Chicago, Illinois 60654
Telephone: (312) 862-2000

*The co-registrants listed on the next page are also included in this Form S-4 Registration Statement as additional registrants.
Approximate date of commencement of proposed sale to the public: The exchange will occur as soon as practicable after the effective date of this Registration Statement.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer: ☐	Accelerated filer: ☒
Non-accelerated filer: ☐ (Do not check if a smaller reporting company)	Smaller reporting company: ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
6.5% Series A Senior Notes due 2022	$735,750,000	100%	$735,750,000	$100,356.30 (1)
Guarantees of 6.5% Series A Senior Notes due 2022 (2)	N/A	N/A	N/A	N/A (3)
6.5% Series B Senior Notes due 2022	$1,989,250,000	100%	$1,989,250,000	$271,333.70 (1)
Guarantees of 6.5% Series B Senior Notes due 2022 (2)	N/A	N/A	N/A	N/A (3)
(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f) under the Securities Act of 1933, as amended.
(2) See the following page for a table setting forth the guarantors, all of which are additional registrants.
(3) No separate consideration will be received for the guarantees, and no separate fee is payable, pursuant to Rule 457(n) under the Securities Act.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Additional Registrants*	Primary Standard Industrial Classification Number	Jurisdiction of Formation	I.R.S. Employer Identification No.
Clear Channel Outdoor Holdings, Inc.	7310	Delaware	86-0812139
Clear Channel Outdoor, Inc.	7310	Delaware	86-0801051
Clear Channel Adshel, Inc.	7310	Delaware	13-3935813
1567 Media LLC	7310	Delaware	74-2980035
Clear Channel Spectacolor, LLC	7310	Delaware	74-2951415
Clear Channel Outdoor Holdings Company Canada	7310	Delaware	74-2951063
Outdoor Management Services, Inc	7310	Nevada	16-1643708
IN-TER-SPACE Services, Inc.	7310	Pennsylvania	23-1940160
* The address and agent for service of process for each of the additional registrants are the same as for Clear Channel Worldwide Holdings, Inc.

The information in this prospectus is not complete and may be changed. These notes may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor is it an offer to buy these notes in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 6, 2013

PROSPECTUS

CLEAR CHANNEL WORLDWIDE HOLDINGS, INC.
Exchange Offers for

$735,750,000 6.5% Series A Senior Notes due 2022 and

$1,989,250,000 6.5% Series B Senior Notes due 2022

We are offering to exchange up to $735,750,000 aggregate principal amount of our new 6.5% Series A Senior Notes due 2022 and up to $1,989,250,000 aggregate principal amount of our new 6.5% Series B Senior Notes due 2022, which will be registered under the Securities Act of 1933, as amended, for up to $735,750,000 aggregate principal amount of our outstanding 6.5% Series A Senior Notes due 2022 (the “A note exchange offer”) and up to $1,989,250,000 aggregate principal amount of our outstanding 6.5% Series B Senior Notes due 2022 (the “B note exchange offer” and together with the A note exchange offer, the “exchange offers”), respectively. We refer to the outstanding 6.5% Series A Senior Notes due 2022 as the “outstanding A notes” and the outstanding 6.5% Series B Senior Notes due 2022 as the “outstanding B notes” (collectively, the “outstanding notes”). We refer to the new 6.5% Series A Senior Notes due 2022 as the “Series A exchange notes” and the new 6.5% Series B Senior Notes due 2022 as the “Series B exchange notes” (collectively, the “exchange notes”). We sometimes refer to the outstanding notes and the exchange notes collectively as the “notes.”

MATERIAL TERMS OF THE EXCHANGE OFFERS

•	The exchange offers expire at 5:00 p.m., New York City time, on , 2013, unless extended.

•
We will exchange all outstanding notes that are validly tendered and not withdrawn prior to the expiration or termination of the applicable exchange offer. You may withdraw your tender of outstanding notes at any time before the expiration of the applicable exchange offer.

•
The terms of the exchange notes to be issued in each exchange offer are substantially identical to the same series of outstanding notes, except that the transfer restrictions and registration rights relating to the applicable outstanding notes will not apply to the exchange notes.

•
The exchange of outstanding notes for exchange notes should not be a taxable event for U.S. federal income tax purposes, but you should see the discussion under the caption “Certain United States Federal Income Tax Considerations” for more information.

•	We will not receive any proceeds from the exchange offers.

•
We issued the outstanding notes in transactions not requiring registration under the Securities Act and, as a result, their transfer is restricted. We are making the exchange offers to satisfy your registration rights as a holder of the outstanding notes.

We are not asking you for a proxy and you are not requested to send us a proxy.

For a discussion of certain factors that you should consider before participating in the exchange offers, see “Risk Factors” beginning on page 15 of this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the exchange notes to be distributed in the exchange offers, nor have any of these organizations determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should rely only on the information contained in, or incorporated by reference in, this prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. You should assume that the information contained in, or incorporated by reference in, this prospectus is accurate as of the date on the front cover of this prospectus or the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since then. We are not making an offer to sell the exchange notes offered by this prospectus in any jurisdiction where the offer or sale is not permitted.

We have filed a registration statement on Form S-4 to register with the SEC the exchange notes to be issued in exchange for the outstanding notes. This prospectus is part of that registration statement.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offers must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date (as defined herein) and ending on the close of business 180 days after the expiration date, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

THE DATE OF THIS PROSPECTUS IS                             , 2013.

Clear Channel Worldwide Holdings, Inc., the issuer of the notes, is an indirect wholly-owned subsidiary of Clear Channel Outdoor Holdings, Inc. Unless otherwise specified, in this prospectus, (i) “Clear Channel Outdoor Holdings,” “we,” “our,” “us” and the “Company” refer to Clear Channel Outdoor Holdings, Inc. and its consolidated subsidiaries, including Clear Channel Worldwide Holdings, Inc., (ii) “Clear Channel Worldwide Holdings” and the “issuer” refer to Clear Channel Worldwide Holdings, Inc. and its consolidated subsidiaries; (iii) “CCOI” refers to Clear Channel Outdoor, Inc., a direct, wholly-owned subsidiary of Clear Channel Outdoor Holdings and a guarantor of the notes; (iv) “Clear Channel Communications” refers to Clear Channel Communications, Inc., the indirect holder of approximately 89% of the common stock of Clear Channel Outdoor Holdings; and (v) “CC Media Holdings” refers to CC Media Holdings, Inc., the indirect parent company of Clear Channel Communications. Clear Channel Communications merged with a subsidiary of CC Media Holdings, a company formed by private equity funds sponsored by Bain Capital Partners, LLC (“Bain Capital”) and Thomas H. Lee Partners, L.P. (“THL”), in July 2008.

Unless otherwise specified or the context requires, references to “dollars” and “$” are to United States dollars.

FORWARD-LOOKING STATEMENTS

Some of the statements contained in, and incorporated by reference in, this prospectus that are not historical in nature may constitute forward-looking statements within the meaning of the federal securities laws. These statements are often identified by the words “will,” “should,” “anticipate,” “believe,” “expect,” “intend,” “estimate,” “hope,” or similar expressions. These statements reflect management’s current views with respect to future events and are subject to risks and uncertainties. There are important factors that could cause actual results to differ materially from those in forward-looking statements, many of which are beyond our control. These factors, risks and uncertainties include the following:

●	risks associated with weak or uncertain global economic conditions and their impact on the capital markets;
●
other general economic and political conditions in the United States and in other countries in which we currently do business, including those resulting from recessions, political events and acts or threats of terrorism or military conflicts;

●	industry conditions, including competition;
●	the level of expenditures on advertising;
●	legislative or regulatory requirements;
●	fluctuations in operating costs;
●	technological changes and innovations;
●	changes in labor conditions and management;
●	capital expenditure requirements;
●	risks of doing business in foreign countries;
●	fluctuations in exchange rates and currency values;
●	the outcome of pending and future litigation;
●	taxes and tax disputes;
●	changes in interest rates;
●	shifts in population and other demographics;
●	access to capital markets and borrowed indebtedness;
●	our ability to implement our business strategies;
●	the risk that we may not be able to integrate the operations of acquired businesses successfully;
●	the risk that our cost savings initiatives may not be entirely successful or that any cost savings achieved from those initiatives may not persist;
●	the impact of our substantial indebtedness, including the effect of our leverage on our financial position and earnings;
●	the need to allocate significant amounts of our cash flow to make payments on our indebtedness, which in turn could reduce our financial flexibility and ability to fund other activities;
●
our relationship with Clear Channel Communications, including its ability to elect all of the members of our Board of Directors and its ability as our controlling stockholder to determine the outcome of matters submitted to our stockholders and certain additional matters governed by intercompany agreements between us;

●
the impact of the above and similar factors on Clear Channel Communications, our primary direct or indirect external source of capital, which could have a significant need for capital in the future; and

●	certain other factors set forth in our other filings with the SEC, including our Annual Report on Form 10-K and our Quarterly Report on Form 10-Q.

There may be other factors that may cause our actual results to differ materially from the forward-looking statements. Our actual results, performance or achievements could differ materially from those expressed in, or implied by, the forward-looking statements. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them does, what impact they will have on our results of operations and financial condition. You should carefully read the factors described in the “Risk Factors” section of this prospectus for a description of certain risks that could, among other things, cause our actual results to differ from these forward-looking statements.

All forward-looking statements speak only as of the date of this prospectus, or as of the date of the date of the document incorporated by reference, and are expressly qualified in their entirety by the cautionary statements contained in this prospectus. We undertake no obligation to update or revise forward-looking statements which may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.

MARKET DATA

Market and industry data presented throughout this prospectus, or incorporated into this prospectus by reference, has been obtained from a combination of our own internal company surveys, the good faith estimates of management and various trade associations and publications. While we believe our internal surveys, third-party information, estimates of management and data from trade associations are reliable, we have not verified this data with any independent sources. Accordingly, we do not make any representations as to the accuracy or completeness of that data.

INCORPORATION BY REFERENCE

This prospectus incorporates by reference important business and financial information about us that is not included in or delivered with this document. We have elected to incorporate by reference information into this prospectus by referring to another document that we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except as described in the following sentence. Any statement in this prospectus or in any document which is incorporated or deemed to be incorporated by reference in this prospectus will be deemed to have been modified or superseded to the extent that a statement contained in this prospectus or any document that we subsequently file with the SEC that is incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed to be a part of this prospectus except as so modified or superseded.

This prospectus incorporates by reference the following documents that we have previously filed with the SEC:

●	the Current Reports on Form 8-K of Clear Channel Outdoor Holdings filed with the SEC on April 3, 2013 and May 23, 2013;

●	the Quarterly Report on Form 10-Q of Clear Channel Outdoor Holdings for the three months ended March 31, 2013;

●	the Annual Report on Form 10-K of Clear Channel Outdoor Holdings for the year ended December 31, 2012; and

●
the portions of the Definitive Proxy Statement of Clear Channel Outdoor Holdings filed with the SEC on March 26, 2013 to the extent specifically incorporated by reference in Part III of the Annual Report on Form 10-K of Clear Channel Outdoor Holdings for the year ended December 31, 2012.

We are also incorporating by reference all other reports that we file on behalf of Clear Channel Outdoor Holdings with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of those documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K) after the date of this prospectus and continuing until the close of business 180 days after consummation of the exchange offers.

Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document.

We will provide without charge to each person to whom a copy of this prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents which have been or may be incorporated in this prospectus by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in any such documents). Requests for such copies should be directed to:

Clear Channel Outdoor Holdings, Inc.
Attention: Investor Relations
200 East Basse Road
San Antonio, Texas 78209
Telephone: (210) 832-3353

v

SUMMARY

    Clear Channel Worldwide Holdings, the issuer of the notes, is an indirect, wholly-owned subsidiary of Clear Channel Outdoor Holdings. The outstanding notes are and the exchange notes will be guaranteed by Clear Channel Outdoor Holdings and certain of its existing and future domestic subsidiaries. The financial statements incorporated by reference in this prospectus are those of Clear Channel Outdoor Holdings.

    Clear Channel Worldwide Holdings is a holding company that owns 100% of our International segment through the indirect ownership of numerous international subsidiaries. Clear Channel Worldwide Holdings also owns certain other immaterial subsidiaries that are included in our Americas segment. Clear Channel Worldwide Holdings has no direct operations or operating assets.

    The following summary is qualified in its entirety by the more detailed information, including the section entitled “Risk Factors” and the consolidated and combined financial statements and related notes, contained elsewhere in, or incorporated by reference in, this prospectus. Because this is a summary, it may not contain all of the information that may be important to you. You should read the entire prospectus and the other documents to which we have referred you before deciding whether to invest in the exchange offers.

Overview

    We are a global outdoor advertising company with leading market positions in each of our operating segments: Americas outdoor advertising (“Americas”) and International outdoor advertising (“International”).

●
Americas. We are the largest outdoor advertising company in North America (based on revenues), which includes the United States and Canada. As of December 31, 2012, we owned or operated approximately 108,000 display structures, including more than 1,000 digital billboards in 37 U.S. markets. Our Americas assets consist of traditional and digital billboards, street furniture and transit displays, airport displays, mall displays and wallscapes and other spectaculars, which we believe are in premier real estate locations in various markets throughout the Americas. As of December 31, 2012, we had operations in 48 of the top 50 markets in the United States, based on designated market area (“DMA”) region rankings, including all of the top 20 markets. Our Americas advertising business is focused on metropolitan areas with dense populations. For the year ended December 31, 2012 and the three months ended March 31, 2013, our Americas segment represented 43% and 44% of our revenue, respectively.

●
International. We are a leading international outdoor advertising company with operations in Asia, Australia, Europe and Latin America, with approximately 33% of our 2012 revenue in this segment derived from France and the U.K. As of December 31, 2012, we owned or operated more than 650,000 displays across 28 countries, including positions in attractive international growth markets, such as China and Australia. Our International assets consist of street furniture and transit displays, billboards, mall displays, Smartbike programs, wallscapes and other spectaculars. Our International business is focused on metropolitan areas with dense populations. For the year ended December 31, 2012 and the three months ended March 31, 2013, our International segment represented 57% and 56% of our revenue, respectively.

    For the year ended December 31, 2012 and the three months ended March 31, 2013, we generated revenue of $2,946.9 million and $650.2 million, respectively.

Our Strengths

    Global Scale and Local Market Leadership. We are a leading global outdoor advertising company. As of December 31, 2012, we owned and operated more than 750,000 outdoor advertising displays worldwide in metropolitan and densely-populated real estate locations, providing advertisers with both a global and a local reach. Our global scale enables productive and cost-effective investment across our portfolio, which supports our competitive position.

•
Our business is focused on urban markets with dense populations. Our real estate locations in these markets provide reach to a broad audience and therefore a compelling opportunity for our advertisers to reach a mass audience at a relatively low cost. We believe that the buying decision for our customers is based on the strength of the network of locations for outdoor advertising we can offer. The strength of our network is derived from the value of our permits and site-leases. In the United States, we have operations in 48 of the top 50 markets, including all of the 20 largest markets, and our International division currently has a presence in 28 countries.

•
Our scale has enabled cost-effective investment in new display technologies, such as digital billboards, which we believe can support future growth. This technology allows us to transition from selling space on a display to a single advertiser to selling time on that display to multiple advertisers, creating new revenue opportunities from both new and existing clients.

Strong Collection of Assets. Through acquisitions and organic growth, we have aggregated a sizable portfolio of assets. The domestic outdoor industry is regulated by the Federal government as well as state and municipal governments. Statutes and regulations govern the construction, repair, maintenance, lighting, spacing, location, replacement and content of outdoor advertising structures. Due to such regulation, it has become increasingly difficult to construct new outdoor advertising structures. Further, for many of our existing billboards, a permit for replacement cannot be sought by our competitors or landlords. Internationally, regulations vary by country and region but generally provide for limitations on the number, placement, size, nature and density of outdoor displays. As a result, our existing billboards in top demographic areas have significant value.

Outdoor is a Compelling Value Proposition to Advertisers. We believe outdoor advertising offers a cost-effective advertising medium for advertisers, broad reach, access to consumers when they are out of the home and relatively low cost per thousand persons reached relative to other media. We also believe the outdoor industry is well-positioned to benefit from the fragmentation of audiences of other media as it is able to reach mass audiences on a local market basis.

•	Cost-Effective Advertising Medium. Outdoor media provides advertisers with highly cost-effective advertising as measured by cost per thousand persons reached.
•
Broad Audience Reach. According to the Arbitron 2009 In-Car Study, the average American spends about 20 hours in a car per week, a 31% increase since 2003. The captive in-car audience is subject to increasing out-of-home advertiser exposures as time and distance of commutes increase.

•
Valuable Out-of-Home Position. Outdoor advertising reaches potential consumers outside the home, where they are closer to purchase decisions. Many of our billboards are located along major roadways that are highly trafficked and have the potential to direct consumers to nearby businesses.

•
Fragmentation of Other Media. We believe that the proliferation of content and distribution models provides a means for the continued fragmentation of audiences of most traditional media, rendering outdoor advertising more attractive for its mass reach capabilities.

Attractive Long-Term Business Model. While spending on outdoor advertising is, like most media, correlated with the overall economy, we believe the industry holds attractive long term prospects, both domestically and internationally.

•
Strong Cash Flow Generation. For 2010, 2011, 2012 and the three months ended March 31, 2013, we generated operating cash flows of $525.2 million, $517.2 million, $355.1 million and $33.3 million, respectively.

•
Geographic and Customer Diversity. For the year ended December 31, 2012, approximately 43% and 57% of our revenue was generated from our Americas and our International segments, respectively, and as of December 31, 2012, we had operations in 54 countries. No single advertising market in the United States and no ad category represented greater than 9% and 11%, respectively, of our revenue during the year ended December 31, 2012.

Experienced Management Team. We have an experienced management team from our senior executives to our local market managers. Our Chief Executive Officer, C. William Eccleshare, who previously served as our Chief Executive Officer—International since September 1, 2009, has more than 30 years of advertising experience. Our Chief Revenue Officer, Franklin G. Sisson, Jr., has served as an executive of Clear Channel Outdoor Holdings for more than a decade, as has our Managing Director and Chief Operating Officer-International, Jonathan Bevan. Many of our senior managers have managed the business through several business cycles.

Our Strategy

We seek to capitalize on our outdoor network and diversified product mix to maximize revenue and profitability. In addition, by sharing best practices among our business segments, we believe we can quickly and effectively replicate our successes in other markets in which we operate. Our outdoor strategy focuses on leveraging our diversified product mix and long-standing presence in many of our existing markets, which provides us with the ability to launch new products and test new initiatives in a reliable and cost-effective manner.

Promote Outdoor Media Spending. Given the attractive industry fundamentals of outdoor media and our depth and breadth of relationships with both local and national advertisers, we believe we can drive outdoor advertising’s share of total media spending by using our dedicated national sales team to highlight the value of outdoor advertising relative to other media. Outdoor advertising only represented 3% of total dollars spent on advertising in the United States in 2011. We have made and continue to make significant investments in research tools that enable our clients to better understand how our displays can successfully reach their target audiences and promote their advertising campaigns. Also, we are working closely with clients, advertising agencies and other diversified media companies to develop more sophisticated systems that will provide improved audience metrics for outdoor advertising. For example, we have implemented the TAB Out of Home Ratings audience measurement system which: (1) separately reports audiences for billboards, posters, junior posters, transit shelters and phone kiosks, (2) reports for geographically sensitive reach and frequency, (3) provides granular detail, reporting individual out of home units in over 200 designated market areas, (4) provides detailed demographic data comparable to other media, and (5) provides true commercial ratings based on people who see the advertising.

Continue to Deploy Digital Displays. Digital outdoor advertising provides significant advantages over traditional outdoor media. Our electronic displays are linked through centralized computer systems to instantaneously and simultaneously change advertising copy on a large number of displays, allowing us to sell more advertising opportunities to advertisers. The ability to change copy by time of day and quickly change messaging based on advertisers’ needs creates additional flexibility for our customers. Although digital displays require more capital to construct compared to traditional bulletins, the advantages of digital allow us to penetrate new accounts and categories of advertisers, as well as serve a broader set of needs for existing advertisers. Digital displays allow for high-frequency, 24-hour advertising changes in high-traffic locations and allow us to offer our clients optimal flexibility, distribution, circulation and visibility. We expect this trend to continue as we increase our quantity of digital inventory. As of December 31, 2012, we have deployed more than 1,000 digital billboards in 37 markets in the United States and more than 3,400 digital displays in 13 countries across Europe, Asia and Latin America.

Capitalize on Product and Geographic Opportunities. We are also focused on growing our business internationally by working closely with our advertising customers and agencies in meeting their needs, and through new product offerings, optimization of our current display portfolio and selective investments targeting promising growth markets. We have continued to innovate and introduce new products in international markets based on local demands. Our core business is our street furniture business and that is where we plan to focus much of our investment. We plan to continue to evaluate municipal contracts that may come up for bid and will make prudent investments where we believe we can receive attractive returns. We will also continue to invest in markets such as China and Latin America where we believe there is high growth potential.

Corporate Information

Clear Channel Outdoor Holdings was incorporated in Delaware in 1995. Clear Channel Worldwide Holdings was incorporated in Nevada in 2004. The principal executive offices of Clear Channel Outdoor Holdings and Clear Channel Worldwide Holdings are located at 200 East Basse Road, San Antonio, Texas 78209, telephone: (210) 832-3700. Clear Channel Outdoor Holdings’ web site is http://www.clearchanneloutdoor.com. The information contained in or connected to our web site is not part of this prospectus and is not incorporated into this prospectus by reference unless expressly provided otherwise herein.

Corporate Structure
The following chart summarizes our corporate structure and Clear Channel’s and our principal indebtedness as of March 31, 2013:

Bain Capital/ THL/Co-Investors
Public
CC Media Holdings' Directors and Executive Officers
69%
7%
24%
CC Media Holdings, Inc. (DE)
100%
Clear Channel Capital I, LLC (DE)
100%
. $8.2 billion senior secured credit facilities(1)
. $247.0 million receivables based credit facility(1)
. $2.0 billion aggregate principal amount of outstanding 9.0% priority guarantee notes due 2019(2)
. $1.75 billion aggregate principal amount of 9.0% priority guarantee notes due 2021(2)
. $575.0 million aggregate principal amount of outstanding 11.25% priority guarantee notes due 2021(2)
. $796.3 million aggregate principal amount of senior cash pay notes due 2016(3)
. $829.8 million aggregate principal amount of senior toggle notes due 2016(3)
. $1.1 billion aggregate principal amount of legacy notes(4)
$727.6 million payable to Clear Channel Outdoor Holdings, Inc.(5)
Clear Channel Communications, Inc. (TX)
89%
Public NYSE: CCO
11%
Clear Channel Outdoor Holdings, Inc. (DE) (Guarantor)
100%
Clear Channel Outdoor, Inc. (DE) (Guarantor)
100%
100%
Clear Channel Worldwide Holdings, Inc. (DE) (Issuer)
. $735.8 million aggregate principal amount of outstanding A notes(6)
. $1.99 billion aggregate principal amount of outstanding B notes(6)
. $275.0 million aggregate principal amount of Series A senior subordinated notes due 2020(7)
. $1.9 billion aggregate principal amount of Series B senior subordinated notes due 2020(7)
100%
America Outdoor Advertising Segment Operations
International Outdoor Advertising Segment Operations

_______________________

(1)
Clear Channel Communications’ senior secured credit facilities and receivables based credit facility are guaranteed on a senior secured basis by Clear Channel Capital, LLC (“Clear Channel Capital”) and by Clear Channel Communications’ material wholly-owned domestic restricted subsidiaries. Clear Channel Communications’ foreign subsidiaries and Clear Channel Outdoor Holdings and its subsidiaries have not guaranteed any of Clear Channel Communications’ obligations under the senior secured credit facilities or receivables based credit facility. As of March 31, 2013, Clear Channel Communications’ senior secured credit facilities consisted of a $7,714.9 million term loan B facility which matures in January 2016 and a $513.7 million term loan C—asset sale facility which matures in January 2016.  On May 31, 2013, Clear Channel Communications entered into an amendment to its senior secured credit facilities pursuant to which certain term loan B lenders and term loan C lenders agreed to extend a portion of their loans due 2016 through the creation of a new $5.0 billion term loan D facility due January 30, 2019.  Clear Channel Communications’ receivables based credit facility provides for revolving capital commitments of $535.0 million, subject to a borrowing base. As of March 31, 2013, Clear Channel Communications’ had $247.0 million of borrowings outstanding under its receivables based credit facility.

(2)
Clear Channel Communications’ 9.0% priority guarantee notes due 2021, 11.25% priority guarantee notes due 2021 and 9.0% priority guarantee notes due 2019 (collectively, the “priority guarantee notes”) are guaranteed on a senior basis by Clear Channel Capital and by Clear Channel Communications’ wholly-owned domestic restricted subsidiaries that guarantee its senior secured credit facilities. Clear Channel Communications’ foreign subsidiaries and Clear Channel Outdoor Holdings and its subsidiaries have not guaranteed any of Clear Channel Communications’ obligations under the priority guarantee notes.

(3)
Clear Channel Communications’ senior cash pay notes due 2016 and senior toggle notes due 2016 are guaranteed on a senior basis by Clear Channel Capital and by Clear Channel Communications’ wholly-owned domestic restricted subsidiaries that guarantee its senior secured credit facilities, except that those guarantees by Clear Channel Communications’ subsidiaries are subordinated to each such guarantor’s guarantee of such facilities and to the priority guarantee notes.

(4)
As of March 31, 2013, Clear Channel Communications had $1,095.7 million aggregate principal amount of senior notes (the “legacy notes”) outstanding, net of discounts of $340.7 million. Clear Channel Communications’ legacy notes bear interest at fixed rates ranging from 4.9% to 7.25%, have maturities through 2027 and contain provisions, including limitations on certain liens and sale and leaseback transactions, customary for investment grade debt securities. The legacy notes are not guaranteed by Clear Channel Capital or any of Clear Channel Communications’ subsidiaries.

(5)
As part of the day-to-day cash management services provided by Clear Channel Communications, we maintain accounts that represent net amounts due to or from Clear Channel Communications, which are recorded as “Due from/to Clear Channel Communications” on our consolidated balance sheet. The accounts represent the revolving promissory note issued by us to Clear Channel Communications and the revolving promissory note issued by Clear Channel Communications to us, in each case in the face amount of $1.0 billion or if more or less than such amount, the aggregate unpaid principal amount of all advances. The accounts are generally payable on demand and are scheduled to mature on December 15, 2017.

(6)
Clear Channel Worldwide Holdings’ Series A senior subordinated notes due 2020 and Series B senior subordinated notes due 2020 (collectively, the “Subordinated Notes”) are guaranteed by Clear Channel Outdoor Holdings, CCOI and certain subsidiaries of Clear Channel Outdoor Holdings that also guarantee the notes.

(7)	As of March 31, 2013, we had $22.7 million of other indebtedness, consisting of $20.1 million of indebtedness at our Americas segment and $2.6 million of indebtedness at our International segment.

Summary of the Exchange Offers

The Initial Offerings of Outstanding Notes
We sold the outstanding notes on November 19, 2012 to Goldman, Sachs & Co., Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and Wells Fargo Securities, LLC. We refer to these parties in this prospectus collectively as the “initial purchasers.” The initial purchasers subsequently resold the outstanding notes (i) to qualified institutional buyers pursuant to Rule 144A under the Securities Act and (ii) outside the United States to non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act.

Registration Rights Agreements
Simultaneously with the initial sale of the outstanding notes, we entered into two registration rights agreements, one with respect to each of the outstanding A and B notes, pursuant to which we have agreed, among other things, to use commercially reasonable efforts to file with the SEC and cause to become effective a registration statement relating to offers to exchange the outstanding notes for an issue of SEC-registered notes with terms identical to the outstanding notes.  The exchange offers are intended to satisfy your rights under the applicable registration rights agreements.  After the exchange offers are complete, you will no longer be entitled to any exchange or registration rights with respect to your outstanding notes.

The Exchange Offers
We are offering to exchange the Series A and Series B exchange notes, which have been registered under the Securities Act, for your outstanding A and B notes, respectively, which were issued in the private offering.  In order to be exchanged, an outstanding note must be properly tendered and accepted.  All outstanding notes that are validly tendered and not validly withdrawn will be exchanged.  We will issue exchange notes promptly after the expiration of the exchange offers.

Resales
Based on interpretations by the staff of the SEC set forth in no-action letters issued to unrelated parties, we believe that the exchange notes issued in the exchange offers may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act provided that:

●   the exchange notes are being acquired in the ordinary course of your business;

●   you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the exchange notes issued to you in the applicable exchange offer; and

●   you are not an affiliate of ours.

If any of these conditions are not satisfied and you transfer any exchange notes issued to you in the applicable exchange offer without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your exchange notes from these requirements, you may incur liability under the Securities Act.  We will not assume, nor will we indemnify you against, any such liability.

Each broker-dealer that is issued exchange notes in the applicable exchange offer for its own account in exchange for outstanding notes that were acquired by that broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes.  A broker-dealer may use this prospectus for an offer to resell, resale or other retransfer of the exchange notes issued to it in the applicable exchange offer.

Expiration Date	The exchange offers will expire at 5:00 p.m., New York City time, , 2013, unless we decide to extend it. We may extend one exchange offer without extending the other exchange offer.
Conditions to the Exchange Offers	Neither exchange offer is subject to any condition, other than that the exchange offer does not violate applicable law or any applicable interpretation of the staff of the SEC.
Special Procedures for Beneficial Owners
If you are the beneficial owner of book-entry interests and your name does not appear on a security position listing of DTC as the holder of the book-entry interests or if you are a beneficial owner of outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender the book-entry interest or outstanding notes in the applicable exchange offer, you should contact the person in whose name your book-entry interests or outstanding notes are registered promptly and instruct that person to tender on your behalf.

Withdrawal Rights	You may withdraw the tender of your outstanding notes from the applicable exchange offer at any time prior to the expiration date.
U.S. Federal Income Tax Consequences	We believe that the exchange of outstanding notes should not be a taxable event for United States federal income tax purposes.
Use of Proceeds; Fees and Expenses	We will not receive any proceeds from the issuance of exchange notes pursuant to the exchange offers. We will pay all of our expenses incident to the exchange offers.

Exchange Agent	U.S. Bank National Association is serving as the exchange agent in connection with the exchange offers.

Summary of Terms of the Exchange Notes

The form and terms of the Series A and Series B exchange notes are the same as the form and terms of the outstanding A and B notes, respectively, except that the exchange notes will be registered under the Securities Act. As a result, the exchange notes will not bear legends restricting their transfer and will not contain the registration rights and liquidated damage provisions contained in the outstanding notes.

Issuer	Clear Channel Worldwide Holdings, Inc., a Nevada corporation.
Notes Offered:
Series A Exchange Notes	$735,750,000 aggregate principal amount of 6.50% Series A senior notes due 2022.
Series B Exchange Notes
$1,989,250,000 aggregate principal amount of 6.50% Series B senior notes due 2022.

The indentures under which the outstanding notes were issued, as amended or supplemented, will govern the exchange notes, as applicable. Accordingly, they will be treated as separate obligations for all purposes, including with respect to any amendment, consent or waiver.

Maturity:
Series A Exchange Notes	November 15, 2022.
Series B Exchange Notes .	November 15, 2022.
Interest:
Series A Exchange Notes	The Series A exchange notes will bear interest at 6.50% per annum, payable semi-annually in arrears on May 15 and November 15 of each year, beginning on May 15, 2013.
Series B Exchange Notes
The Series B exchange notes will bear interest at 6.50% per annum, payable semi-annually in arrears on May 15 and November 15 of each year, beginning on May 15, 2013.

Interest on the exchange notes will be payable by or on behalf of Clear Channel Worldwide Holdings on a weekly basis on the last business day of each week into an account established by the Trustee for the benefit of holders of exchange notes.

Guarantees
The exchange notes will be guaranteed, jointly and severally, irrevocably and unconditionally, on an unsecured senior basis, by Clear Channel Outdoor Holdings, CCOI and certain of the existing and future domestic subsidiaries of Clear Channel Outdoor Holdings. See “Description of the Exchange Notes.” The guarantee of each guarantor:

●    will be a senior unsecured obligation of such guarantor;

●   will rank pari passu in right of payment with all existing and future unsubordinated indebtedness of such guarantor, including under any credit facilities of such guarantor and, in the case of the Company, the Company’s obligations under the CCOH Cash Management Note (as defined below); and

●   will be effectively subordinated to all existing and future secured indebtedness of such guarantor to the extent of the value of such assets securing such indebtedness.

Ranking
The exchange notes will be:

●   the senior unsecured obligations of Clear Channel Worldwide Holdings;

●   pari passu in right of payment with all existing and future unsubordinated indebtedness of Clear Channel Worldwide Holdings, including under any credit facilities of Clear Channel Worldwide Holdings;

●   effectively subordinated to all existing and future secured indebtedness of Clear Channel Worldwide Holdings to the extent of the value of such assets securing such indebtedness;

●   senior in right of payment to all subordinated indebtedness of Clear Channel Worldwide Holdings; and

●   structurally subordinated to all existing and future obligations of any existing or future subsidiaries of Clear Channel Outdoor Holdings that do not guarantee the exchange notes.

Optional Redemption:
Series A Exchange Notes

Clear Channel Worldwide Holdings may redeem some or all of the Series A exchange notes at any time and from time to time on or after November 15, 2017, at the redemption prices described in this prospectus. Prior to November 15, 2017, the issuer may redeem some or all of the Series A exchange notes at a redemption price equal to 100% of the principal amount of the Series A exchange notes plus accrued and unpaid interest, if any, to the applicable redemption date plus the applicable “make-whole” premium described in this prospectus. In addition, at any time prior to November 15, 2015, Clear Channel Worldwide Holdings may redeem up to 40% of the aggregate principal amount of the Series A exchange notes with the proceeds of certain equity offerings at a redemption price of 106.500%, plus accrued and unpaid interest, if any, to the applicable redemption date. See “Description of the Exchange Notes—Description of the A Notes— Optional Redemption.”

Series B Exchange Notes
Clear Channel Worldwide Holdings may redeem some or all of the Series B exchange notes at any time and from time to time on or after November 15, 2017, at the redemption prices described in this prospectus. Prior to November 15, 2017, the issuer may redeem some or all of the Series B exchange notes at a redemption price equal to 100% of the principal amount of the Series B exchange notes plus accrued and unpaid interest, if any, to the applicable redemption date plus the applicable “make-whole” premium described in this prospectus. In addition, at any time prior to November 15, 2015, Clear Channel Worldwide Holdings may redeem up to 40% of the aggregate principal amount of the Series B exchange notes with the proceeds of certain equity offerings at a redemption price of 106.500%, plus accrued and unpaid interest, if any, to the applicable redemption date. See “Description of the Exchange Notes—Description of the B Notes— Optional Redemption.”

Change of Control
If a change of control occurs, we will be required to make an offer to purchase the exchange notes at a price equal to 101% of the principal amount of such notes, plus accrued and unpaid interest, if any, to the date of purchase. This term includes important limitations and exceptions. For more information, see, including the definition of “Change of Control”, see “Description of the Exchange Notes—Description of the A Notes— Repurchase at the Option of Holders—Change of Control” and “Description of the Exchange Notes—Description of the B Notes—Repurchase at the Option of Holders— Change of Control.”

Certain Covenants
The indenture governing the Series A exchange notes and the indenture governing the Series B exchange notes have different covenants and definitions of the same term may be different in each indenture.

Series A Exchange Notes
The indenture governing the Series A exchange notes contains covenants that limit our ability and the ability of our restricted subsidiaries to, among other things:

●   incur or guarantee additional debt to persons other than Clear Channel Communications and its subsidiaries (other than the Company) or issue certain preferred stock;

●   create liens on our or our restricted subsidiaries’ assets to secure debt;

●   create restrictions on the payment of dividends or other amounts to us from our restricted subsidiaries that are not guarantors of the notes;

●   enter into certain transactions with affiliates; and

●   merge or consolidate with another person, or sell or otherwise dispose of all or substantially all of our assets.

The indenture governing the Series A exchange notes does not include limitations on dividends, distributions, investments or asset sales. In addition, the covenants in the indenture governing the Series A exchange notes are subject to important exceptions and qualifications, which are described under “Description of the Exchange Notes—Description of the A Notes—Certain Covenants in the A Note Indenture” and “—Certain Definitions.”

Series B Exchange Notes
The indenture governing the Series B exchange notes contains covenants that limit our ability and the ability of our restricted subsidiaries to, among other things:

●   incur or guarantee additional debt or issue certain preferred stock;

●   redeem, repurchase or retire our subordinated debt;

●   make certain investments;

●   create liens on our or our restricted subsidiaries’ assets to secure debt;

●   create restrictions on the payment of dividends or other amounts to us from our restricted subsidiaries that are not guarantors of the notes;

●   enter into certain transactions with affiliates;

●   merge or consolidate with another person, or sell or otherwise dispose of all or substantially all of our assets;

●   sell certain assets, including capital stock of our subsidiaries;

●   designate our subsidiaries as unrestricted subsidiaries; and

●   pay dividends, redeem or repurchase capital stock or make other restricted payments.

The covenants in the indenture governing the Series B exchange notes are subject to important exceptions and qualifications, which are described under “Description of the Exchange Notes—Description of the B Notes—Certain Covenants in the B Note Indenture” and “—Certain Definitions.”

Repurchase Ratio
Clear Channel Outdoor Holdings and its subsidiaries are prohibited from making any purchase of, or otherwise effectively cancelling or retiring any Series B exchange notes if, after giving effect thereto and, if applicable, any concurrent purchase of or other action with respect to any A notes, the ratio of (a) the outstanding aggregate principal amount of the A notes to (b) the outstanding aggregate principal amount of the B notes is greater than 0.25, subject to certain exceptions. See “Description of the Exchange Notes—Description of the A Notes—Mandatory Redemption; Offers to Purchase; Open Market Purchases” and “Description of the Exchange Notes—Description of the B Notes—Mandatory Redemption; Offers to Purchase; Open Market Purchases.”

Absence of a Public Market
There is currently no existing market for the exchange notes. Accordingly, there can be no assurances as to the development of an active trading market for the exchange notes. We do not intend to apply for listing of the exchange notes on any national exchange or quotation on an automated dealer quotation system.

Risk Factors
In evaluating whether to participate in the applicable exchange offer, you should carefully consider, along with the other information set forth in or incorporated by reference in this prospectus, the specific factors set forth under “Risk Factors.”

RISK FACTORS

You should carefully consider the risks described below and the risk factors incorporated by reference from our most recent Annual Report on Form 10-K, as updated by our quarterly reports on Form 10-Q, together with the other information contained in this prospectus or incorporated by reference herein, before making your decision to participate in the exchange offers. Any of the following risks could materially and adversely affect our business, cash flows, financial condition or results of operations. In such case, you may lose all or part of your investment.

Risks Related to the Exchange Offers

Because there is no public market for the notes, you may not be able to resell your notes.

The exchange notes will be registered under the Securities Act, but will constitute a new issue of securities with no established trading market, and there can be no assurance as to:

•	the liquidity of any trading market that may develop;

•	the ability of holders to sell their exchange notes; or

•	the price at which the holders would be able to sell their exchange notes.

If a trading market were to develop, the exchange notes might trade at higher or lower prices than their principal amount or purchase price, depending on many factors, including prevailing interest rates, the market for similar securities and our financial performance.

In addition, any holder of outstanding notes who tenders in the applicable exchange offer for the purpose of participating in a distribution of the applicable exchange notes may be deemed to have received restricted securities, and if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. For a description of these requirements, see “Exchange Offers.”

Your outstanding notes will not be accepted for exchange if you fail to follow the exchange offer procedures and, as a result, your outstanding notes will continue to be subject to existing transfer restrictions and you may not be able to sell your outstanding notes.

We will not accept your outstanding notes for exchange if you do not follow the exchange offer procedures. We will issue exchange notes as part of the exchange offers only after a timely receipt of your outstanding notes and all other required documents. Therefore, if you want to tender your outstanding notes, please allow sufficient time to ensure timely delivery. If we do not receive your outstanding notes and other required documents by the expiration date of the exchange offers, we will not accept your outstanding notes for exchange. We are under no duty to give notification of defects or irregularities with respect to the tenders of outstanding notes for exchange. If there are defects or irregularities with respect to your tender of outstanding notes, we may not accept your outstanding notes for exchange. For more information, see “Exchange Offers.”

If you do not exchange your outstanding notes, your outstanding notes will continue to be subject to the existing transfer restrictions and you may not be able to sell your outstanding notes.

We did not register the outstanding notes, nor do we intend to do so following the exchange offers. Outstanding notes that are not tendered will therefore continue to be subject to the existing transfer restrictions and may be transferred only in limited circumstances under the securities laws. If you do not exchange your outstanding notes, you will lose your right to have your outstanding notes registered under the federal securities laws. As a result, if you hold outstanding notes after the applicable exchange offer, you may not be able to sell your outstanding notes.

Risks Related to the Exchange Notes

We have substantial indebtedness that could restrict our operations and impair our financial condition and your investment in the notes.

At March 31, 2013, our total indebtedness for borrowed money was $4,940.6 million, of which approximately $6.4 million of such total indebtedness (excluding interest) was classified as current, $21.8 million is due between 2013 and 2017, and $4,925.9 million is due in 2018 and thereafter.

Our substantial level of indebtedness and other financial obligations increase the possibility that we may be unable to generate cash sufficient to pay, when due, the principal of, interest on or other amounts due, in respect of our indebtedness, including the notes in the event Clear Channel Worldwide Holdings is required to make such payments on the notes or we are required to make such payments on the notes pursuant to our guarantee.

Our substantial indebtedness could have other adverse consequences, including:

•
requiring us to dedicate a substantial portion of our cash flow to the payment of principal and interest on indebtedness, thereby reducing cash available for other purposes, including to fund operations and capital expenditures, invest in new technology and pursue other business opportunities;

•
limiting our liquidity and operational flexibility and limiting our ability to obtain additional financing for working capital, capital expenditures, debt service requirements, acquisitions and general corporate or other purposes;

•	limiting our ability to adjust to changing economic, business and competitive conditions;

•	requiring us to defer planned capital expenditures, reduce discretionary spending, sell assets, restructure existing indebtedness or defer acquisitions or other strategic opportunities;

•	limiting our ability to refinance any of our indebtedness or increasing the cost of any such financing in any downturn in our operating performance or decline in general economic conditions;

•	making us more vulnerable to a downturn in our operating performance or a decline in general economic or industry conditions; and

•	making us more susceptible to changes in credit ratings, which could impact our ability to obtain financing in the future and increase the cost of such financing.

If compliance with our debt obligations materially hinders our ability to operate our business and adapt to changing industry conditions, we may lose market share, our revenue may decline and our operating results may suffer.

Our ability to make scheduled payments on our debt obligations depends on our financial condition and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, sell assets or operations, seek additional capital or restructure or refinance our indebtedness. We may not be able to take any of these actions, and these actions may not be successful or permit us to meet our scheduled debt service obligations. Furthermore, these actions may not be permitted under the terms of our existing or future debt agreements.

Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and increase our debt service obligations and may require us to comply with more onerous covenants, which could further restrict our business operations. The terms of existing or future debt instruments may restrict us from adopting some of these alternatives. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. If we cannot make scheduled payments on our indebtedness we will be in default under one or more of our debt agreements and, as a result we could be forced into bankruptcy or liquidation.

To service our debt obligations and to fund capital expenditures, we must generate a significant amount of cash, which depends on many factors beyond our control.

For the three months ended March 31, 2013 and 2012, earnings were not sufficient to cover our fixed charges by $78.7 million and $60.9 million, respectively, and for the twelve months ended December 31, 2012, earnings were not sufficient to cover our fixed charges by $267.1 million.  Our cash debt service for 2013, based on the amount of indebtedness outstanding at March 31, 2013 is expected to be approximately $352.9 million based on current interest rates, of which $344.9 million represents debt service on fixed-rate obligations.

Our ability to service our debt obligations and to fund capital expenditures for display construction or renovation will require a significant amount of cash, which depends on general economic, financial, competitive, legislative, regulatory and other factors beyond our control, which may prevent us from generating any cash to meet these needs. Our ability to make payments on and to refinance our indebtedness will also depend on our ability to generate cash in the future.

We cannot ensure that our business will generate sufficient cash flow or that future borrowings will be available to us in an amount sufficient to enable us to pay our indebtedness or to fund our other liquidity needs. If our future cash flow from operations and other capital resources are insufficient to pay our obligations as they mature or to fund our liquidity needs, we may be forced to reduce or delay our business activities and capital expenditures, sell assets, or attempt to obtain additional equity capital or restructure or refinance all or a portion of indebtedness on or before maturity. We cannot ensure that we will be able to refinance any of our indebtedness on a timely basis, on satisfactory terms or at all. In addition, the terms of our existing indebtedness and other future indebtedness may limit our ability to pursue any of these alternatives.

Our agreements with Clear Channel Communications impose obligations on, and Clear Channel Communications’ financing agreements effectively impose restrictions on, our ability to finance operations and capital needs, make acquisitions and engage in other business activities.

We have entered into a Master Agreement, a Corporate Services Agreement, a Tax Matters Agreement, a Trademark License Agreement and a number of other agreements with Clear Channel Communications setting forth various matters governing our relationship with Clear Channel Communications while it remains a significant stockholder in us.  These agreements allow Clear Channel Communications to retain control over many aspects of our operations.  We are not able to terminate these agreements or amend them in a manner we deem more favorable so long as Clear Channel Communications continues to own shares of our common stock representing more than 50% of the total voting power of our common stock.  Clear Channel Communications’ financing agreements also impose a number of restrictions on us.

Pursuant to the Corporate Services Agreement, we are obligated to use various corporate services provided by Clear Channel Communications and its affiliates, including treasury, payroll and other financial services, certain executive officer services, human resources and employee benefit services, legal services, information systems and network services and procurement and sourcing support.  Also pursuant to the Corporate Services Agreement, substantially all of the cash generated from our domestic Americas operations is transferred daily into accounts of Clear Channel Communications (after satisfying our controlled disbursement accounts and the funding requirements of the trustee accounts under the senior notes and the senior subordinated notes issued by Clear Channel Worldwide Holdings, Inc., an indirect, wholly-owned subsidiary of ours), where funds of ours and of Clear Channel Communications are commingled, and recorded as “Due from/to Clear Channel Communications” on the consolidated balance sheet.  Net amounts owed between us and Clear Channel Communications are evidenced by a revolving promissory note issued by us to Clear Channel Communications (the “CCOH Cash Management Note”) and a revolving promissory note issued by Clear Channel Communications to us (the “CCU Cash Management Note” and together with the CCOH Cash Management Note, the “Cash Management Notes”), each in the face amount of $1.0 billion, or if more or less than such amount, the aggregate unpaid principal amount of all advances.  We do not have any material committed external sources of capital independent from Clear Channel Communications, and Clear Channel Communications is not required to provide us with funds to finance our working capital or other cash requirements. In addition, we have no access to the cash transferred from us to Clear Channel Communications other than our right to demand payment by Clear Channel Communications’ of the amounts owed to us under the CCU Cash Management Note.  If Clear Channel Communications were to become insolvent, we would be an unsecured creditor of Clear Channel Communications.  In such event, we would be treated the same as other unsecured creditors of Clear Channel Communications and, if we were not entitled to amounts outstanding under such note, or could not obtain such cash on a timely basis, we could experience a liquidity shortfall.  At December 31, 2012 and 2011, the asset recorded in “Due from Clear Channel Communications” on the consolidated balance sheet was $729.2 million and $656.0 million, respectively.  The asset recorded currently is expected to increase and could exceed $1.0 billion in the next several years.

In addition, the Master Agreement and, in some cases, Clear Channel Communications’ financing agreements, include restrictive covenants that, among other things, restrict our ability to:

•	issue any shares of capital stock or securities convertible into capital stock;

•	incur additional indebtedness;

•	make certain acquisitions and investments;

•	repurchase our stock;

•	dispose of certain assets; and

•	merge or consolidate.

The rights of Clear Channel Communications under these agreements may allow Clear Channel Communications to delay or prevent an acquisition of us that our other stockholders may consider favorable.  In addition, the restrictions contained in these agreements limit our ability to finance operations and capital needs, make acquisitions or engage in other business activities, including our ability to grow and increase our revenue or respond to competitive changes.

Despite current indebtedness levels, we and our subsidiaries may still be able to incur substantially more debt. This could further exacerbate the risks associated with our leverage.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future. Although the indentures governing the notes and the Subordinated Notes contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions, and the indebtedness incurred in compliance with these restrictions could be substantial. For example, our subsidiaries that are not guarantors, which include all of our foreign subsidiaries, may be able to incur substantially more indebtedness under the indentures than our subsidiaries that are guarantors. Accordingly, any indebtedness incurred by our foreign subsidiaries would be structurally senior to the notes.  Moreover, the indentures governing the notes and the Subordinated Notes do not impose any limitation on our incurrence of liabilities that are not considered “indebtedness” under the indentures, and do not impose any limitation on liabilities incurred by our immaterial subsidiaries or our subsidiaries that might be designated as “unrestricted subsidiaries.” If we incur additional debt above the current levels, the risks associated with our substantial leverage would increase.

Clear Channel Worldwide Holdings is a holding company that has no revenue-generating operations and will depend on payments received under the proceeds loans and from its subsidiaries to make payments on the notes.

Clear Channel Worldwide Holdings is a holding company which holds the stock of the first tier foreign subsidiaries which, when aggregated with the assets and revenue of their respective subsidiaries, represents all of the total assets and revenue of the International segment. Clear Channel Worldwide Holdings will not be permitted to engage in any activities other than the ownership of all the outstanding equity interests in its subsidiaries and activities incidental thereto. Clear Channel Worldwide Holdings loaned, on a subordinated unsecured basis, amounts equal to the net proceeds of the notes to CCOI which will be due and payable at the same times as payments under the notes and which we refer to as the “proceeds loans.” Clear Channel Worldwide Holdings’ ability to make payments on the notes is therefore dependent on the payments received under the proceeds loans and other funds that may be received from its subsidiaries. However, there is no obligation on the part of its subsidiaries to provide funds to Clear Channel Worldwide Holdings. None of the subsidiaries of Clear Channel Worldwide Holdings guaranteed the notes as of the issue date. None of the foreign subsidiaries of Clear Channel Outdoor Holdings, and none of the domestic subsidiaries of Clear Channel Outdoor Holdings that are immaterial subsidiaries or are designated as unrestricted subsidiaries, guarantee the notes. If payments on the proceeds loans are not made by CCOI, for whatever reason, Clear Channel Worldwide Holdings may not have funds available to it that would permit it to make payments on the notes. In such circumstances, the holders of the notes would have to rely upon claims for payment under the guarantees, which claims would be subject to a number of risks described elsewhere under “Risk Factors.”

The notes are effectively subordinated to our total secured indebtedness.

The indentures governing the notes permit us to incur certain secured indebtedness. Accordingly, if we are involved in a bankruptcy, liquidation, dissolution, reorganization, or similar proceeding, or upon a default in payment on, or the acceleration of, any indebtedness under any secured credit facilities or our other secured indebtedness, our assets would be available to pay obligations on the notes only after all indebtedness under any secured credit facilities or other secured indebtedness have been paid in full from such assets. In addition, a default under the indentures governing the notes may cause an event of default under any secured credit facilities and the acceleration of debt under any secured credit facilities or the failure to pay such debt when due would, in certain circumstances, cause an event of default under the indentures governing the notes. See “Description of the A Notes—Events of Default and Remedies” and “Description of the B Notes—Events of Default and Remedies.” The lenders under any secured credit facilities would also be expected to have the right upon an event of default thereunder to terminate any commitments they have to provide further borrowings. If the debt under any secured credit facilities or the notes offered hereby were to be accelerated, our assets may not be sufficient to repay in full that debt, or any other debt that may become due as a result of that acceleration.

The notes are structurally subordinated to the liabilities of our subsidiaries that do not guarantee the notes. Your right to receive payments on the notes could be adversely affected if any of our non-guarantor subsidiaries declare bankruptcy, liquidate or reorganize.

Our non-wholly-owned (and certain wholly-owned) domestic subsidiaries and our foreign subsidiaries do not guarantee the notes. As a result, the notes will be structurally subordinated to all existing and future obligations, including indebtedness, of our subsidiaries that do not guarantee the notes, and the claims of creditors of these subsidiaries, including trade creditors, will have priority as to the assets of these subsidiaries. In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, holders of their indebtedness and their trade and other creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us and, in turn, to our creditors.

Clear Channel Worldwide Holdings, Clear Channel Outdoor Holdings and the other guarantors accounted for approximately $4,698.0 million, or 67.8%, of our total assets on an actual consolidated basis as of March 31, 2013.

We may not have access to the cash flow and assets that may be needed to make payments on the notes in the event that we are required to make such payments pursuant to our guarantee.

In November 2005, we entered into a cash management arrangement with Clear Channel Communications whereby Clear Channel Communications provides us day-to-day cash management services. As part of this arrangement, substantially all of the cash generated from our domestic operations is transferred daily into Clear Channel Communications accounts and, in return, Clear Channel Communications funds certain of our operations. This arrangement is evidenced by the CCU Cash Management Note and the CCOH Cash Management Note. Each of the Cash Management Notes is a demand obligation; however, Clear Channel Communications is not under any contractual commitment to advance funds to us beyond the amounts outstanding under the CCU Cash Management Note. Clear Channel Communications may continue to use the cash flows of our domestic operations for its own general corporate purposes pursuant to the terms of the existing cash management and intercompany arrangements between Clear Channel Communications and us.

In addition, we derive substantially all of our operating income from our subsidiaries. We are dependent on the earnings and cash flow of our subsidiaries to meet our obligations with respect to our guarantee of the notes. We cannot assure you that our subsidiaries will be able to, or be permitted to, pay to us the amounts necessary to service the notes (in the event we are required to make such payments on the notes pursuant to our guarantee). Provisions of law, such as those requiring that dividends be paid only out of surplus, will also limit the ability of our subsidiaries to make distributions, loans, or other payments to us. In the event we do not receive distributions from our subsidiaries, we may be unable to make required principal and interest payments on our indebtedness, including the Subordinated Notes and the notes (in the event we are required to make such payments pursuant to our guarantee).  For more information regarding our relationship with Clear Channel Communications, see “—Risks Related to Our Relationship with Clear Channel Communications” and “Related Party Transactions” located in our Annual Report on Form 10-K for the year ended December 31, 2012, incorporated by reference herein.

Restrictive covenants in the indentures governing the notes and the Subordinated Notes, the indentures governing Clear Channel Communications’ legacy notes, senior cash pay and toggle notes and priority guarantee notes and agreements governing Clear Channel Communications’ senior secured credit facilities and receivables based credit facility may restrict our ability to pursue our business strategies.

Clear Channel Communications’ senior secured credit facilities and receivables based credit facility, the indentures governing Clear Channel Communications’ legacy notes, senior cash pay and toggle notes and priority guarantee notes and the indentures governing the notes and the Subordinated Notes contain a number of restrictive covenants that impose significant operating and financial restrictions on us and may limit our ability to engage in acts that may be in our long-term best interests. These agreements include covenants restricting, among other things, our ability and the ability of our restricted subsidiaries to:

•	incur or guarantee additional debt or issue certain preferred stock;

•	redeem, repurchase or retire our subordinated debt;

•	make certain investments;

•	create liens on our or our restricted subsidiaries’ assets to secure debt;

•	create restrictions on the payment of dividends or other amounts to us from our restricted subsidiaries that are not guarantors of the notes;

•	enter into transactions with affiliates;

•	merge or consolidate with another person, or sell or otherwise dispose of all or substantially all of our assets;

•	sell certain assets, including capital stock of our subsidiaries;

•	alter the business that we conduct; and

•	designate our subsidiaries as unrestricted subsidiaries.

The indentures governing the Series B Subordinated Notes and the Series B notes contain restrictions on our ability to pay dividends, redeem or purchase capital stock or make any other restricted payments. The indentures governing the Series A Subordinated Notes and Series A notes do not restrict our ability to pay dividends, redeem or purchase capital stock or make any other restricted payments.  See “Description of the Exchange Notes—Description of the A Notes—Certain Covenants in the A Note Indenture—Limitation on Restricted Payments” and “Description of the Exchange Notes—Description of the B Notes—Certain Covenants in the B Note Indenture—Limitation on Restricted Payments.”

Certain transactions that may result in a change of ownership of Clear Channel Worldwide Holdings may not constitute a change of control. In addition, in the event of a change of control, Clear Channel Worldwide Holdings may not be able to fulfill its repurchase obligations under the indentures governing the notes.

Under the indentures governing the notes, upon the occurrence of any change of control, Clear Channel Worldwide Holdings will be required to make a change of control offer to repurchase the notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. The definition of change of control in the indentures governing the notes includes, among other things, (i) the issuer ceasing to be a wholly-owned subsidiary of Clear Channel Outdoor Holdings or Clear Channel Outdoor Holdings becoming a wholly-owned subsidiary of Clear Channel Communications, (ii) a sale of all or substantially all of Clear Channel Outdoor Holdings’ assets to persons other than Permitted Holders (as defined under “Description of the Exchange Notes—Description of the A Notes—Certain Definitions” and “Description of the Exchange Notes—Description of the B Notes—Certain Definitions”), (iii) the acquisition of more than 50% of the voting power of the voting stock of Clear Channel Outdoor Holdings or any of its parent companies by persons other than Permitted Holders and (iv) certain changes in the board of directors of Clear Channel Outdoor Holdings. However, a change of control under clause (iii) would not be triggered by (a) any restructuring of all or substantially all of any series, class, tranche or facility of indebtedness of any parent of Clear Channel Outdoor Holdings, (b) any debt workout and similar transactions involving all or substantially all of any series, class, tranche or facility of indebtedness of any parent of Clear Channel Outdoor Holdings, including any restructuring of indebtedness in connection with any consensual or negotiated arrangement or any court approved or ordered arrangement or plan, (c) any exchange or conversion of all or substantially all of any series, class, tranche or facility of indebtedness for or to any equity interests or any issuance of equity interests for cash or other consideration (other than any public offering of capital stock and any offering of capital stock that is underwritten for resale pursuant to Rule 144A or Regulation S of the Securities Act) as result of which all or substantially all of any series, class, tranche or facility of indebtedness of any parent of Clear Channel Outdoor Holdings is repaid, retired, exchanged for equity, cancelled, extinguished or otherwise discharged or (d) any other transactions that have substantially the effect of any of the foregoing; provided, however, that in each case, such restructuring, debt workout, exchange, conversion or other transaction does not involve the consensual sale for cash consideration of capital stock of any such parent of Clear Channel Outdoor Holdings owned by the Investors (as defined under “Description of the Exchange Notes—Description of the A Notes—Certain Definitions” and “Description of the Exchange Notes—Description of the B Notes—Certain Definitions”).

Any change of control would be expected to constitute a default under any secured credit facilities. Therefore, upon the occurrence of a change of control, the lenders under any secured credit facilities would be expected to have the right to accelerate their loans, and if so accelerated, we would be required to repay all of our outstanding obligations under any secured credit facilities. Also, any senior indebtedness generally would be expected to prohibit us from purchasing any notes if we do not repay all borrowings under such facilities first or obtain the consent of the lenders under such facilities. In such case, unless we first repay all such borrowings or obtain the consent of such lenders, we would be prohibited from purchasing the notes upon a change of control.

In addition, if a change of control occurs, there can be no assurance that Clear Channel Worldwide Holdings will have available funds sufficient to pay the change of control purchase price for any of the notes that might be delivered by holders of the notes seeking to accept the change of control offer and, accordingly, none of the holders of the notes may receive the change of control purchase price for their notes. Clear Channel Worldwide Holdings’ failure to make the change of control offer or to pay the change of control purchase price with respect to the notes when due would result in a default under the indentures governing the notes. See “Description of the Exchange Notes—Description of the A Notes—Events of Default and Remedies” and “Description of the Exchange Notes—Description of the B Notes—Events of Default and Remedies.”

Federal and state statutes may allow courts, under specific circumstances, to void the notes and the guarantees, subordinate claims in respect of the notes and the guarantees and require noteholders to return payments received.

Clear Channel Worldwide Holdings’ issuance of the notes and the issuance of the guarantees by the guarantors, as well as other components of the offering may be subject to review under state and Federal laws if a bankruptcy, liquidation or reorganization case or a lawsuit, including in circumstances in which bankruptcy is not involved, were commenced at some future date by us, by the guarantors or on behalf of our unpaid creditors or the unpaid creditors of a guarantor. Under the Federal bankruptcy laws and comparable provisions of state fraudulent transfer and fraudulent conveyance laws, a court may void or otherwise decline to enforce the notes and a guarantor’s guarantee, or a court may subordinate the notes and such guarantee to our or the applicable guarantor’s existing and future indebtedness.

While the relevant laws may vary from state to state, a court might void or otherwise decline to enforce the notes if it found that when Clear Channel Worldwide Holdings issued the notes, when the applicable guarantor entered into its guarantee or, in some states, when payments became due under the notes or such guarantee, Clear Channel Worldwide Holdings or the applicable guarantor received less than reasonably equivalent value or fair consideration and either:

•	Clear Channel Worldwide Holdings or the applicable guarantor was insolvent, or rendered insolvent by reason of such incurrence; or

•
Clear Channel Worldwide Holdings or the applicable guarantor was engaged in a business or transaction for which Clear Channel Worldwide Holdings’ or the applicable guarantor’s remaining assets constituted unreasonably small capital; or

•
Clear Channel Worldwide Holdings or the applicable guarantor intended to incur, or believed that Clear Channel Worldwide Holdings or the applicable guarantor would incur, debts beyond Clear Channel Worldwide Holdings’ or such guarantor’s ability to pay such debts as they mature; or

•
Clear Channel Worldwide Holdings or the applicable guarantor was a defendant in an action for money damages or had a judgment for money damages docketed against Clear Channel Worldwide Holdings or such guarantor if, in either case, after final judgment, the judgment is unsatisfied.

The court might also void the notes or a guarantee without regard to the above factors, if the court found that we issued the notes or the applicable guarantor entered into its guarantee with actual intent to hinder, delay or defraud our or its creditors.

A court would likely find that we or a guarantor did not receive reasonably equivalent value or fair consideration for the notes or such guarantee if we or such guarantor did not substantially benefit directly or indirectly from the issuance of the notes or the applicable guarantee. As a general matter, value is given for a note or guarantee if, in exchange for the note or guarantee, property is transferred or an antecedent debt is satisfied. A debtor will generally not be considered to have received value in connection with a debt offering if the debtor uses the proceeds of that offering to make a dividend payment or otherwise retire or redeem equity securities issued by the debtor. For example, in a transaction such as this offering, there is increased risk of a determination that Clear Channel Worldwide Holdings incurred debt obligations for less than reasonably equivalent value or fair consideration as a court may find that the benefit of the transaction went to the stockholders of Clear Channel Outdoor Holdings, including Clear Channel Communications, while neither Clear Channel Worldwide Holdings nor the guarantors, other than Clear Channel Outdoor Holdings, benefited substantially or directly from the notes or the guarantees.

The measures of insolvency applied by courts will vary depending upon the particular fraudulent transfer law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, an entity would be considered insolvent if:

•	the sum of its debts, including subordinated and contingent liabilities, was greater than the fair saleable value of its assets; or

•
if the present fair saleable value of its assets were less than the amount that would be required to pay the probable liability on its existing debts, including subordinated and contingent liabilities, as they become absolute and mature; or

•	it cannot pay its debts as they become due.

In the event of a finding that a fraudulent conveyance or transfer has occurred, the court may void, or hold unenforceable, the notes or any of the guarantees, which could mean that you may not receive any payments on the notes and the court may direct you to repay any amounts that you have already received from Clear Channel Worldwide Holdings or any guarantor to Clear Channel Worldwide Holdings, such guarantor or a fund for the benefit of Clear Channel Worldwide Holdings’ or such guarantor’s creditors. Furthermore, the holders of voided notes would cease to have any direct claim against Clear Channel Worldwide Holdings or the applicable guarantor. Consequently, Clear Channel Worldwide Holdings’ or the applicable guarantor’s assets would be applied first to satisfy Clear Channel Worldwide Holdings’ or the applicable guarantor’s other liabilities, before any portion of its assets could be applied to the payment of the notes. Sufficient funds to repay the notes may not be available from other sources, including the remaining guarantors, if any. Moreover, the voidance of the notes or a guarantee could result in an event of default with respect to Clear Channel Worldwide Holdings’ and its guarantors’ other debt that could result in acceleration of such debt (if not otherwise accelerated due to Clear Channel Worldwide Holdings’ or its guarantors’ insolvency or other proceeding).

Although each guarantee will contain a provision intended to limit that guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer, this provision may not be effective to protect those guarantees from being voided under fraudulent transfer law, or may reduce that guarantor’s obligation to an amount that effectively makes its guarantee worthless.

The notes will mature after a substantial portion of our other indebtedness, including the Subordinated Notes.

The notes will mature in 2022. Substantially all of our existing indebtedness (including the Subordinated Notes) will mature prior to the maturity of the notes. Therefore, we will be required to repay substantially all of our other creditors before we are required to repay a portion of interest due on, and the principal of, the notes. As a result, we may not have sufficient cash to repay all amounts owing on the notes at maturity. There can be no assurance that we will have the ability to borrow or otherwise raise the amounts necessary to repay such amounts.

Because each guarantor’s liability under its guarantee or security may be reduced to zero, avoided or released under certain circumstances, you may not receive any payments from some or all of the guarantors.

Noteholders have the benefit of the guarantees from Clear Channel Outdoor Holdings and certain of its subsidiaries. However, the guarantees are limited to the maximum amount the guarantors are permitted to guarantee under applicable law. As a result, a guarantor’s liability under its guarantee could be reduced to zero, depending on the amount of other obligations of such guarantor. Furthermore, under certain circumstances, a court under applicable fraudulent conveyance and transfer statutes could void the obligations under a guarantee or further subordinate it to all other obligations of the guarantor. In addition, you will lose the benefit of a particular guarantee and security if it is released under certain circumstances.

In the event of a bankruptcy proceeding, the claims of noteholders may be reduced.

Because the terms of the proceeds loans mirror the terms of the notes and because the same obligations underlie CCOI’s guarantee and the proceeds loans, in the event of a bankruptcy proceeding, the claim of the noteholders with respect to CCOI’s guarantee and of Clear Channel Worldwide Holdings with respect to the proceeds loans might not be treated by the court administrating such bankruptcy proceeding as separate claims. In any event, the existence of the proceeds loans will not allow the noteholders to recover in excess of the amount they would otherwise be entitled to recover were the proceeds loans not to have been executed.

USE OF PROCEEDS

Each of the A and B note exchange offers is intended to satisfy certain of our obligations under the applicable registration rights agreement. We will not receive any cash proceeds from the issuance of the exchange notes. The outstanding notes surrendered in exchange for the exchange notes will be retired and cancelled. Accordingly, no additional debt will result from the exchange. We have agreed to bear the expenses of the exchange offers.

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents, total debt, total shareholders’ equity and total capitalization as of March 31, 2013. The amounts in the table may not add due to rounding.

(in millions)	As of March 31, 2013
Cash and cash equivalents	$547.3

Debt:
Clear Channel Worldwide Holdings Senior Notes:
6.5% Series A Senior Notes Due 2022, net of discount	728.6
6.5% Series B Senior Notes Due 2022	1,989.3
Clear Channel Worldwide Holdings Senior Subordinated Notes:
7.625% Series A Senior Subordinated Notes Due 2020	275.0
7.625% Series B Senior Subordinated Notes Due 2020	1,925.0
Other debt	22.7

Total Debt	4,940.6

Total Shareholders’ Equity	342.8

Total Capitalization	$5,283.4

RATIO OF EARNINGS TO FIXED CHARGES

Year Ended December 31,						Three Months Ended March 31,
2012 Post-Merger	2011 Post-Merger		2010 Post-Merger	2009 Post-Merger	2008 Combined	2013	2012
—	1.17	x	—	—	—	—	—

For the purposes of computing the ratio of earnings to fixed charges, earnings represent income from continuing operations before income taxes less equity in undistributed net income (loss) of unconsolidated affiliates plus fixed charges. Fixed charges represent interest, amortization of debt discount and expense and the estimated interest portion of rental charges. Fixed charges consist of interest expense on all indebtedness (including amortization of deferred financing costs) and the portion of operating lease rental expense that is representative of the interest factor. For the years ended December 31, 2012, 2010, 2009 and 2008 earnings were not sufficient to cover our fixed charges by $267.1 million, $42.6 million, $986.9 million and $3,140.4 million, respectively. For the three months ended March 31, 2013 and 2012, earnings were not sufficient to cover our fixed charges by $78.7 million and $60.9 million, respectively.

SELECTED FINANCIAL DATA

The following tables set forth our summary historical consolidated financial and other data as of the dates and for the periods indicated.  The selected historical consolidated financial data as of December 31, 2012 and 2011 and for the years ended December 31, 2012, 2011 and 2010 are derived from our audited consolidated financial statements and related notes incorporated by reference in this prospectus. The selected historical consolidated financial data as of December 31, 2010 and as of and for the years ended December 31, 2009 and 2008 are derived from our audited consolidated financial statements and related notes not incorporated by reference in this prospectus. The selected historical consolidated financial data as of and for the three month periods ended March 31, 2013 and 2012 are derived from our unaudited consolidated financial statements and related notes incorporated by reference in this prospectus. In the opinion of management, the interim financial data reflects all adjustments (consisting only of normal and recurring adjustments) necessary for a fair presentation of the results for the interim periods. Historical results are not necessarily indicative of the results to be expected for future periods and the interim results are not necessarily indicative of the results that may be expected for the full year. Historical results are not necessarily indicative of the results to be expected for future periods. Acquisitions and dispositions impact the comparability of the historical consolidated financial data reflected in this schedule of Selected Financial Data.

The summary historical consolidated financial and other data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the Annual Report on Form 10-K of Clear Channel Outdoor Holdings for the year ended December 31, 2012, and the Quarterly Report on Form 10-Q of Clear Channel Outdoor Holdings for the three months ended March 31, 2013, each of which is incorporated by reference in this prospectus, as well as the financial statements and accompanying notes incorporated by reference in this prospectus. The statement of operations for the year ended December 31, 2008 is comprised of two periods: post-merger and pre-merger. We applied purchase accounting adjustments to the opening balance sheet on July 31, 2008 as the merger occurred at the close of business on July 30, 2008. The merger resulted in a new basis of accounting beginning on July 31, 2008. For additional discussion regarding the pre-merger and post-merger periods, please refer to the consolidated financial statements contained in the Annual Report on Form 10-K of Clear Channel Outdoor Holdings for the year ended December 31, 2012, incorporated by reference in this prospectus.

(In thousands, except per share data)	Year Ended December 31,					Three Months Ended March 31,
	2012 Post-Merger	2011 Post-Merger	2010 Post-Merger	2009 Post-Merger	2008 Combined (1)	2013 Post-Merger	2012 Post-Merger
Results of Operations Data:						(unaudited)
Revenue	$2,946,944	$3,003,874	$2,797,994	$2,698,024	$3,289,287	$650,210	$651,283
Operating expenses:
Direct operating expenses	1,611,262	1,638,801	1,559,972	1,625,083	1,882,136	387,389	394,053
Selling, general and administrative expenses	577,296	540,872	494,656	484,404	606,370	139,992	153,149
Corporate expenses	105,428	90,205	107,596	65,247	71,045	26,195	24,310
Depreciation and amortization	399,264	432,035	413,588	439,647	472,350	100,327	92,337
Impairment charges(2)	37,651	7,614	11,493	890,737	3,217,649	─	─
Other operating income (expense)—net	50,943	8,591	(23,753)	(8,231)	15,848	2,103	4,003
Operating income (loss)	266,986	302,938	186,936	(815,325)	(2,944,415)	(1,590)	(8,563)
Interest expense (including interest on debt with Clear Channel Communications)	310,115	196,976	219,993	154,195	161,650	76,173	51,851
Loss on marketable securities	(2,578)	(4,827)	(6,490)	(11,315)	(59,842)	─	─
Equity in earnings (loss) of nonconsolidated affiliates	843	6,029	(9,936)	(31,442)	68,733	(485)	421
Loss on extinguishment of debt	(221,071)	─	─	─	─	─	─
Other income (expense)—net	(364)	(649)	(5,335)	(9,368)	25,479	(907)	(494)
Income (loss) before income taxes	(266,299)	106,515	(54,818)	(1,021,645)	(3,071,695)	(79,155)	(60,487)
Income tax (expense) benefit	107,089	(43,296)	(21,599)	149,110	220,319	5,006	15,294
Consolidated net income (loss)	(159,210)	63,219	(76,417)	(872,535)	(2,851,376)	(74,149)	(45,193)
Less amount attributable to noncontrolling interest	23,902	20,273	11,106	(4,346)	(293)	129	(1,323)
Net income (loss) attributable to the Company	$(183,112)	$42,946	$(87,523)	$(868,189)	$(2,851,083)	$(74,278)	$(43,870)
Net income (loss) attributable to the Company per common share:
Basic	$(0.54)	$0.11	$(0.26)	$(2.46)	$(8.03)	$(0.22)	$(0.14)
Weighted average common shares	356,915	355,907	355,568	355,377	355,233	357,352	356,363
Diluted	$(0.54)	$0.11	$(0.26)	$(2.46)	$(8.03)	$(0.22)	$(0.14)
Weighted average common shares	356,915	356,528	355,568	355,377	355,233	357,352	356,363

(In thousands)	As of December 31,					Three Months Ended March 31,
	2012	2011	2010	2009	2008	2013	2012
Balance Sheet Data:						(unaudited)
Current assets	$1,509,346	$1,453,728	$1,550,493	$1,640,545	$1,554,652	$1,434,236	$1,421,521
Property, plant and equipment—net	2,207,744	2,246,710	2,297,724	2,440,638	2,586,720	2,145,853	2,245,008
Total assets	7,105,782	7,088,185	7,076,565	7,192,422	8,050,761	6,932,025	7,132,428
Current liabilities	811,405	720,983	765,936	771,093	791,865	758,044	753,582
Long-term debt, including current maturities	4,944,795	2,545,909	2,563,809	2,608,878	2,601,854	4,940,576	4,745,073
Shareholders’ equity	446,089	2,740,227	2,708,055	2,761,377	3,543,823	342,796	559,262
_______________________

(1)
This selected financial data is presented for two periods: post-merger and pre-merger, which relate to the period succeeding Clear Channel Communications’ merger and the period preceding the merger, respectively. The post-merger and pre-merger results of operations are presented as follows:

	Post-Merger	Pre-Merger	Combined
	Period from July 31 through December 31, 2008	Period from January 1 through July 30, 2008	Year Ended December 31, 2008
(In thousands)
Revenue	$1,327,224	$1,962,063	$3,289,287
Operating expenses:
Direct operating expenses	762,704	1,119,432	1,882,136
Selling, general and administrative expenses	261,524	344,846	606,370
Depreciation and amortization	224,713	247,637	472,350
Corporate expenses	31,681	39,364	71,045
Impairment charges	3,217,649	—	3,217,649
Other operating income — net	4,870	10,978	15,848
Operating income (loss)	(3,166,177)	221,762	(2,944,415)
Interest expense (including interest on debt with Clear Channel Communications)	72,863	88,787	161,650
Loss on marketable securities	(59,842)	—	(59,842)
Equity in earnings (loss) of nonconsolidated affiliates	(2,109)	70,842	68,733
Other income — net	12,114	13,365	25,479
Income (loss) before income taxes	(3,288,877)	217,182	(3,071,695)
Income tax (expense) benefit	271,895	(51,576)	220,319
Consolidated net income (loss)	(3,016,982)	165,606	(2,851,376)
Amount attributable to noncontrolling interest	1,655	(1,948)	(293)
Net income (loss) attributable to the Company	$(3,018,637)	$167,554	$(2,851,083)

(2)
The Company recorded non-cash impairment charges of $37.7 million, $7.6 million and $11.5 million during 2012, 2011 and 2010, respectively. The Company also recorded non-cash impairment charges of $890.7 million in 2009 and $3.2 billion in 2008 as a result of the global economic downturn which adversely affected advertising revenues across its businesses.

EXCHANGE OFFERS

Purpose and Effect of the Exchange Offers

Simultaneously with the initial sale of the outstanding notes, we entered into two registration rights agreements, one with respect to each of the outstanding A and B notes, pursuant to which we have agreed that we will use commercially reasonable efforts to take the following actions, at our expense, for the benefit of the holders of the outstanding notes:

•
no later than 210 days after the closing date of the offering of the outstanding notes, file an exchange offer registration statement with the SEC with respect to registered offers to exchange each series of outstanding notes for the same series of exchange notes, which will have terms identical in all material respects to the outstanding notes, except that additional interest, as liquidated damages, will not be payable in respect of the exchange notes and the exchange notes will not be entitled to registration rights under the registration rights agreements and will not be subject to the transfer restrictions,

•	cause the exchange offer registration statement to be declared effective by the SEC no later than 270 days after the closing date of the outstanding notes offering (the “effectiveness deadline”),

•	commence the exchange offers promptly (but no later than 10 business days) after the registration statement is declared effective, and

•	keep the exchange offers open for at least 20 business days after the date Clear Channel Worldwide Holdings mails notice of such exchange offers to holders.

For each outstanding note surrendered to us pursuant to the applicable exchange offer, the holder of such outstanding note will receive an exchange note of the same series, having a principal amount at maturity equal to that of the surrendered note.

Under existing SEC interpretations set forth in no-action letters to third parties, the exchange notes would in general be freely transferable after the applicable exchange offer without further registration under the Securities Act; provided that, in the case of broker-dealers, a prospectus meeting the requirements of the Securities Act is delivered as required. We have agreed for a period of 180 days after consummation of the exchange offers to make available a prospectus meeting the requirements of the Securities Act to any broker-dealer for use in connection with any resale of any such exchange notes acquired as described below. A broker-dealer which delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act, and will be bound by the provisions of the registration rights agreements, including certain indemnification rights and obligations.

If you wish to participate in the applicable exchange offer, you will be required to represent to us, among other things, that, at the time of the consummation of the applicable exchange offer:

•	any exchange notes received by you will be acquired in the ordinary course of business,

•	you have no arrangement or understanding with any person to participate in the distribution of the exchange notes within the meaning of the Securities Act,

•	you are not our “affiliate,” as defined in Rule 405 of the Securities Act,

•	if you are not a broker-dealer, you are not engaged in, and do not intend to engage in, the distribution of the exchange notes within the meaning of the Securities Act, and

•
if you are a broker-dealer and you will receive exchange notes in exchange for outstanding notes that were acquired for your own account as a result of market-making activities or other trading activities, you will be required to acknowledge that you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes.

Any holder that is not able to make these representations or certain similar representations will not be entitled to participate in the applicable exchange offer or to exchange their outstanding notes for applicable exchange notes.

If (i) applicable law or the interpretations of the staff of the SEC do not permit us to effect an exchange offer with respect to a particular series of outstanding notes, (ii) an exchange offer with respect to a particular series of outstanding notes for any other reason is not completed within the time frame described above or (iii) any holder notifies Clear Channel Worldwide Holdings within 20 business days following the applicable exchange offer that, for certain reasons, it was unable to participate in such exchange offer, Clear Channel Worldwide Holdings will, no later than 30 days after such event (but in no event less than 210 days after the closing date of the issuance of the outstanding notes), file a shelf registration statement relating to resales of the applicable series of outstanding notes and use commercially reasonable efforts to cause it to become effective within 90 days after filing (but in no event less than 270 days after the closing date of the issuance of the outstanding notes) and keep that shelf registration statement effective until the expiration of two years from the closing date of the outstanding notes, or such shorter time period that will terminate when all notes covered by the shelf registration statement have been sold pursuant to the shelf registration statement. Clear Channel Worldwide Holdings will, in the event of such a shelf registration, provide to each holder of the applicable notes copies of a prospectus, notify each such holder of notes when the shelf registration statement has become effective and take certain other actions to permit resales of the notes. A holder of notes that sells notes under a shelf registration statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with those sales and will be bound by the provisions of the applicable registration rights agreement that are applicable to such a holder (including certain indemnification obligations).

If we fail to comply in a timely fashion with the requirements outlined above regarding the completion of the exchange offers (or, if required, a shelf registration statement), and in certain other limited circumstances, the annual interest rate borne by the applicable notes will be increased by 0.25% per annum and an additional 0.25% per annum every 90 days thereafter, up to a maximum additional cash interest of 0.50% per annum, until the exchange offers are completed, the shelf registration statement is declared effective or, with respect to any particular note, such note ceases to be outstanding or is actually sold by the holder thereof pursuant to Rule 144 under circumstances in which any legend borne by such note relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed by Clear Channel Worldwide Holdings or pursuant to the indenture.

Terms of the Exchange Offers

Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all outstanding notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date of the exchange offers. You may tender all or any portion of your outstanding notes; however, exchange notes will only be issued in denominations of $2,000 and integral multiples of $1,000.

The form and terms of the exchange notes are the same as the form and terms of the outstanding notes of the same series, except that:

(1)	the exchange notes each bear a different CUSIP Number from the outstanding notes;

(2)	the exchange notes have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof; and

(3)
the holders of the exchange notes will not be entitled to certain rights under the registration rights agreements, including the provisions providing for an increase in the interest rate on the outstanding notes in certain circumstances relating to the timing of the exchange offer, all of which rights will terminate when the applicable exchange offer is terminated.

As of the date of this prospectus, $735,750,000 aggregate principal amount of the outstanding A notes were outstanding and $1,989,250,0000 aggregate principal amount of the outstanding B notes were outstanding. The Series A exchange notes will evidence the same debt as the outstanding A notes and will be entitled to the benefits of the indenture governing the series A notes. The Series B exchange notes will evidence the same debt as the outstanding B notes and will be entitled to the benefits of the indenture governing the series B notes.

We will be deemed to have accepted validly tendered outstanding notes when, as and if we have given oral or written notice thereof to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the exchange notes from us.

If any tendered outstanding notes are not accepted for exchange because of an invalid tender, the occurrence of specified other events set forth in this prospectus or otherwise, the certificates for any unaccepted outstanding notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the expiration date of the exchange offers.

Holders who tender outstanding notes in the applicable exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes pursuant to the applicable exchange offer. We will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the exchange offers. See “—Fees and Expenses.”

Expiration Date; Extensions; Amendments

The term “expiration date” will mean 5:00 p.m., New York City time, on                        , 2013, unless we, in our sole discretion, extend the exchange offers, in which case the term “expiration date” will mean the latest date and time to which the exchange offers are extended.

In order to extend the exchange offers, we will make a press release or other public announcement, notify the exchange agent of any extension by oral or written notice and will mail to the registered holders an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.  We may extend one exchange offer without extending the other exchange offer.

We reserve the right, in our sole discretion, (1) to delay accepting any outstanding notes, to extend the exchange offers or to terminate the exchange offers if any of the conditions set forth below under “—Conditions” have not been satisfied, by giving oral or written notice of any delay, extension or termination to the exchange agent or (2) to amend the terms of the exchange offers in any manner. Such decision will also be communicated in a press release or other public announcement prior to 9:00 a.m., New York City time on the next business day following such decision. Any announcement of delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders.

Interest on the Exchange Notes

Each exchange note will bear interest from its issuance date. The holders of outstanding notes that are accepted for exchange will receive, in cash, accrued interest on those outstanding notes through, but not including, the issuance date of the exchange notes. This interest will be paid with the first interest payment on the exchange notes. Interest on the outstanding notes accepted for exchange will cease to accrue upon issuance of the exchange notes.

Interest on the exchange notes is payable semi-annually in cash in arrears on May 15 and November 15 of each year.

Procedures for Tendering

Only a holder of outstanding notes may tender outstanding notes in the applicable exchange offer. To tender in the applicable exchange offer, a holder must complete, sign and date the letter of transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the letter of transmittal or transmit an agent’s message in connection with a book-entry transfer, and mail or otherwise deliver the letter of transmittal or the facsimile, together with the outstanding notes and any other required documents, to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date. To be tendered effectively, the outstanding notes, letter of transmittal or an agent’s message and other required documents must be completed and received by the exchange agent at the address set forth below under “Exchange Agent” prior to 5:00 p.m., New York City time, on the expiration date. Delivery of the outstanding notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of the book-entry transfer must be received by the exchange agent prior to the expiration date.

The term “agent’s message” means a message, transmitted by a book-entry transfer facility to, and received by, the exchange agent forming a part of a confirmation of a book-entry, which states that the book-entry transfer facility has received an express acknowledgement from the participant in the book-entry transfer facility tendering the outstanding notes that the participant has received and agrees: (1) to participate in ATOP; (2) to be bound by the terms of the letter of transmittal; and (3) that we may enforce the agreement against the participant.

By executing the letter of transmittal, each holder will make to us the representations set forth above in the fourth paragraph under the heading “—Purpose and Effect of the Exchange Offers.”

The tender by a holder and our acceptance thereof will constitute agreement between the holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal or agent’s message.

The method of delivery of outstanding notes and the letter of transmittal or agent’s message and all other required documents to the exchange agent is at the election and sole risk of the holder. As an alternative to delivery by mail, holders may wish to consider overnight or hand delivery service. In all cases, sufficient time should be allowed to assure delivery to the exchange agent before the expiration date. No letter of transmittal or outstanding notes should be sent to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the above transactions for them.

Any beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on the beneficial owner’s behalf. See “Instructions to Letter of Transmittal” included with the letter of transmittal.

Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member of the Medallion System unless the outstanding notes tendered pursuant to the letter of transmittal are tendered (1) by a registered holder who has not completed the box entitled “Special Issuance Instructions” on the letter of transmittal or (2) for the account of a member firm of the Medallion System. In the event that signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantee must be by a member firm of the Medallion System.

If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed in this prospectus, the outstanding notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as the registered holder’s name appears on the outstanding notes with the signature thereon guaranteed by a member firm of the Medallion System.

If the letter of transmittal or any outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, offices of corporations or others acting in a fiduciary or representative capacity, the person signing should so indicate when signing, and evidence satisfactory to us of its authority to so act must be submitted with the letter of transmittal.

We understand that the exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the outstanding notes at DTC for the purpose of facilitating the exchange offer, and subject to the establishment thereof, any financial institution that is a participant in DTC’s system may make book-entry delivery of outstanding notes by causing DTC to transfer the outstanding notes into the exchange agent’s account with respect to the outstanding notes in accordance with DTC’s procedures for the transfer. Although delivery of the outstanding notes may be effected through book-entry transfer into the exchange agent’s account at DTC, unless an agent’s message is received by the exchange agent in compliance with ATOP, an appropriate letter of transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the exchange agent at its address set forth below on or prior to the expiration date. Delivery of documents to DTC does not constitute delivery to the exchange agent.

All questions as to the validity, form and eligibility, including time of receipt, of the acceptance of tendered outstanding notes and the withdrawal of tendered outstanding notes will be determined by us in our sole discretion, which determination will be final and binding on all parties. We reserve the absolute right to reject any and all outstanding notes not properly tendered or any outstanding notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right in our sole discretion to waive any defects, irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offers, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within the time we determine. Although we intend to notify holders of defects or irregularities with respect to tenders of outstanding notes, neither we, the exchange agent nor any other person will incur any liability for failure to give the notification. Tenders of outstanding notes will not be deemed to have been made until the defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

No Guaranteed Delivery Procedures

There are no guaranteed delivery procedures provided by us in connection with the exchange offers. As only registered holders are authorized to tender outstanding notes through DTC, beneficial owners of outstanding notes that are held in the name of a custodial entity must contact such entity sufficiently in advance of the expiration date if they wish to tender outstanding notes and be eligible to receive the exchange notes.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, tenders of outstanding notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

To withdraw a tender of outstanding notes in the applicable exchange offer, a letter or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth in this prospectus prior to 5:00 p.m., New York City time, on the expiration date. Any notice of withdrawal must:

(1)	specify the name of the person having deposited the outstanding notes to be withdrawn;

(2)
identify the outstanding notes to be withdrawn, including the certificate number(s) and principal amount of the outstanding notes, or, in the case of outstanding notes transferred by book-entry transfer, the name and number of the account at DTC to be credited;

(3)
be signed by the holder in the same manner as the original signature on the letter of transmittal by which the outstanding notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee with respect to the outstanding notes register the transfer of the outstanding notes into the name of the person withdrawing the tender; and

(4)	specify the name in which any outstanding notes are to be registered, if different from that of the person depositing the outstanding notes to be withdrawn.

All questions as to the validity, form and eligibility, including time of receipt, of the notices will be determined by us in our sole discretion, which determination will be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for purposes of the applicable exchange offer and no exchange notes will be issued with respect thereto unless the outstanding notes so withdrawn are validly retendered. Any outstanding notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to the holder as soon as practicable after withdrawal, rejection of tender or termination of the applicable exchange offer. Properly withdrawn outstanding notes may be retendered by following one of the procedures described above under “—Procedures for Tendering” at any time prior to the expiration date.

Conditions

We intend to conduct the exchange offers in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC thereunder. Notwithstanding any other term of the exchange offers, we will not be required to accept for exchange, or exchange notes for, any outstanding notes, and may, prior to the expiration of the exchange offers, terminate or amend the exchange offers as provided in this prospectus before the acceptance of the outstanding notes, if:

(1)
any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to an exchange offer which we reasonably believe might materially impair our ability to proceed with an exchange offer or any material adverse development has occurred in any existing action or proceeding with respect to us or any of our subsidiaries; or

(2)
any law, statute, rule, regulation or interpretation by the staff of the SEC is proposed, adopted or enacted, which we reasonably believe might materially impair our ability to proceed with an exchange offer or materially impair the contemplated benefits of such exchange offer to us; or

(3)	any governmental approval has not been obtained, which approval we reasonably believe to be necessary for the consummation of an exchange offer as contemplated by this prospectus.

If we determine in our sole discretion that any of the conditions are not satisfied with respect to either exchange offer, we may (1) refuse to accept any outstanding notes and return all tendered outstanding notes to the tendering holders, (2) extend the exchange offer and retain all outstanding notes tendered prior to the expiration of the exchange offer, subject, however, to the rights of holders to withdraw the outstanding notes (see “—Withdrawal of Tenders”), or (3) waive the unsatisfied conditions with respect to the exchange offer and accept all properly tendered outstanding notes which have not been withdrawn.

Exchange Agent

U.S. Bank National Association has been appointed as exchange agent for the exchange offers. Questions and requests for assistance, requests for additional copies of this prospectus or the letter of transmittal should be directed to the exchange agent addressed as follows:

By Overnight Courier or Registered/Certified Mail: U.S. Bank National Association Corporate Trust Services Attn: Specialized Finance Department 60 Livingston Avenue St. Paul, Minnesota 55107	Facsimile Transmission: (651) 466-7372 For Information or to Confirm Receipt of Facsimile by Telephone: (800) 934-6802
Delivery to an address other than set forth above will not constitute a valid delivery.

Fees and Expenses

We will bear the expenses of soliciting tenders. The principal solicitation is being made through DTC by U.S. Bank National Association; however, additional solicitation may be made by electronic mail, facsimile, telephone or in person by our and our affiliates’ officers and regular employees.

We have not retained any dealer-manager in connection with the exchange offers and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offers. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses incurred in connection with these services.

We will pay the cash expenses to be incurred in connection with the exchange offers. Such expenses include fees and expenses of the exchange agent and trustee, accounting and legal fees and printing costs, among others.

Accounting Treatment

The exchange notes will be recorded at the same carrying value as the outstanding notes, which is face value, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes as a result of the exchange offers. The expenses of the exchange offers will be expensed as incurred.

Consequences of Failure to Exchange

The outstanding notes that are not exchanged for exchange notes pursuant to the exchange offers will remain restricted securities. Accordingly, the outstanding notes may be resold only:

(1)	to us upon redemption thereof or otherwise;

(2)
so long as the outstanding notes are eligible for resale pursuant to Rule 144A, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act, which other exemption is based upon an opinion of counsel reasonably acceptable to us;

(3)	outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act; or

(4)	pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

Resale of the Exchange Notes

With respect to resales of exchange notes, based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe that a holder or other person who receives exchange notes, whether or not the person is the holder, other than a person that is our “affiliate” within the meaning of Rule 405 under the Securities Act, in exchange for outstanding notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the exchange notes, will be allowed to resell the exchange notes to the public without further registration under the Securities Act and without delivering to the purchasers of the exchange notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires exchange notes in the exchange offer for the purpose of distributing or participating in a distribution of the exchange notes, the holder cannot rely on the position of the staff of the SEC expressed in the no-action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the outstanding notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. See “Plan of Distribution” for more information.

DESCRIPTION OF THE EXCHANGE NOTES

The outstanding A notes were issued under an indenture dated as of November 19, 2012, among the Issuer, the Guarantors and U.S. Bank National Association, as trustee, paying agent and registrar and transfer agent (the “Trustee”), as subsequently amended or supplemented (the “A Note Indenture”). The Series A exchange notes will also be issued under the A Note Indenture. The outstanding B notes were issued under an indenture dated as of November 19, 2012, among the Issuer, the Guarantors and the Trustee, as subsequently amended or supplemented (the “B Note Indenture”). The Series B exchange notes will also be issued under the B Note Indenture. Any outstanding A note that remains outstanding after completion of the A Note exchange offer, together with the Series A exchange notes issued in connection with the A Note exchange offer, will be treated as a single class of securities under the A Note Indenture. Any outstanding B note that remains outstanding after completion of the B Note exchange offer, together with the Series B exchange notes issued in connection with the B Note exchange offer, will be treated as a single class of securities under the B Note Indenture.

The following is a summary of certain provisions of the A Note Indenture, the B Note Indenture and the notes. It does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of each applicable Indenture, including the definitions of certain terms therein and those terms to be made a part thereof by the Trust Indenture Act of 1939, as amended. The terms of the exchange notes are identical in all material respects to the outstanding notes except that, upon completion of the exchange offers, the exchange notes will be registered under the Securities Act and free of any covenants regarding exchange registration rights.

Description of the A Notes

General

Certain terms used in this description are defined under the subheading “Certain Definitions.” In this description only, (i) the term “Issuer” refers to Clear Channel Worldwide Holdings, Inc., and not to any of its Subsidiaries, (ii) the term “Company” refers to Clear Channel Outdoor Holdings, Inc., and not to any of its Subsidiaries, (iii) the terms “we,” “our” and “us” each refer to the Company and its consolidated Subsidiaries, (iv) the term “CCO” refers to Clear Channel Outdoor, Inc., and not to any of its Subsidiaries, (v) the term “A Notes” refers to the notes issued under the A Note Indenture and (vi) the term “A Note Registration Rights Agreement” refers to the registration rights agreement with the initial purchasers regarding registration of the outstanding A Notes. The Issuer is a Wholly-Owned Subsidiary of the Company. The Company, as Guarantor of the A Notes, and each Restricted Subsidiary of the Company that Guarantees the A Notes is referred to as a “Restricted Guarantor.”

The following description is only a summary of the material provisions of the A Note Indenture and does not purport to be complete and is qualified in its entirety by reference to the provisions of that agreement, including the definitions therein of certain terms used in this “Description of the A Notes”. We urge you to read the A Note Indenture, the A Notes and the A Note Registration Rights Agreement because those agreements, not this description, define your rights as holders of the A Notes. Copies of the A Note Indenture and the A Note Registration Rights Agreement have been filed with the SEC as exhibits to the Registration Statement on Form S-4 of which this prospectus is a part.

Brief Description of the A Notes

The A Notes:

●	are senior unsecured obligations of the Issuer;

●	are pari passu in right of payment with all existing and future unsubordinated Indebtedness of the Issuer, including the B Notes and under any Credit Facilities of the Issuer;

●	are effectively subordinated to all existing and future secured indebtedness of the Issuer to the extent of the value of such assets securing such Indebtedness;

●	are senior in right of payment to all existing and future Subordinated Indebtedness of the Issuer;

●	are guaranteed by each of the Company, CCO and substantially all of the Company’s other domestic Restricted Subsidiaries other than the Excluded Subsidiaries; and

●	are structurally subordinated to all existing and future obligations of any existing or future Subsidiaries of the Company that do not guarantee the A Notes.

The Guarantee of each Guarantor of the A Notes:

●	is a senior unsecured obligation of such Guarantor;

●
ranks pari passu in right of payment with all existing and future unsubordinated Indebtedness of such Guarantor, including such Guarantor’s guarantee of the B Notes and under any Credit Facilities of such Guarantor and, in the case of the Company, the Company’s obligations under the CCOH Mirror Note; and

●	is effectively subordinated to all existing and future secured indebtedness of such Guarantor to the extent of the value of such assets securing such Indebtedness.

Guarantees

The Guarantors, as primary obligors and not merely as sureties, jointly and severally irrevocably and unconditionally guarantee, on an unsecured senior basis, in each case, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Issuer under the A Note Indenture and the A Notes, whether for payment of principal of or interest on the A Notes, expenses, indemnification or otherwise, on the terms set forth in the A Note Indenture by executing the A Note Indenture or a supplemental indenture.

Each Restricted Subsidiary that is a Wholly-Owned Subsidiary of the Company (other than Excluded Subsidiaries) guarantees the A Notes, subject to release as provided below. The A Notes are structurally subordinated to Indebtedness and other liabilities of Subsidiaries of the Company that do not guarantee the A Notes.

Not all of the Company’s Subsidiaries guarantee the A Notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute or contribute, as the case may be, any of their assets to a Guarantor. None of the Company’s Excluded Subsidiaries guarantee the A Notes. As of the Issue Date, our Excluded Subsidiaries included all Foreign Subsidiaries of the Company, all non-Wholly-Owned Subsidiaries of the Company, certain Domestic Subsidiaries and all Immaterial Subsidiaries. The non-guarantor Subsidiaries accounted for approximately $385.0 million, or 59.2%, of our revenue for the three months ended March 31, 2013.  As of March 31, 2013, our non-guarantor Subsidiaries had $1,041.6 million of total liabilities (including trade payables) to which the A Notes would have been structurally subordinated.

The obligations of each Guarantor under its Guarantee are limited as necessary to prevent such Guarantee from constituting a fraudulent conveyance under applicable law.

Any Guarantor that makes a payment under its Guarantee are entitled upon payment in full of all guaranteed obligations under the A Note Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment (such net assets determined in accordance with GAAP).

If a Guarantee was rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness, a Guarantor’s liability on its Guarantee could be reduced to zero.

Each Guarantee by a Restricted Guarantor provides by its terms that it shall be automatically and unconditionally released and discharged upon:

(1) (a) any sale, exchange or transfer (by merger or otherwise) of (i) the Capital Stock of such Restricted Guarantor after which the applicable Restricted Guarantor is no longer a Restricted Subsidiary or (ii) all or substantially all of the assets of such Restricted Guarantor which sale, exchange or transfer is made in a manner in compliance with the applicable provisions of the A Note Indenture;

(b) the designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary;

(c) the Issuer exercising its legal defeasance option or covenant defeasance option as described under “Legal Defeasance and Covenant Defeasance” or the Issuer’s obligations under the A Note Indenture being discharged in a manner not in violation of the terms of the A Note Indenture; or

(d) such Restricted Guarantor ceasing to be a Restricted Subsidiary as a result of a transaction or designation permitted hereunder; provided, however, if such Restricted Guarantor, immediately prior thereto, was a guarantor of other capital markets debt securities of the Issuer or a Guarantor and continues to be a guarantor of such other capital markets debt securities of the Issuer or a Guarantor, no such release shall be permitted; and

(2) such Restricted Guarantor delivering to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the A Note Indenture relating to such transaction have been complied with.

The Guarantee by the Company provides by its terms that it shall be automatically and unconditionally released and discharged upon the Issuer exercising its legal defeasance option or covenant defeasance option as described under “Legal Defeasance and Covenant Defeasance” or the Issuer’s obligations under the A Note Indenture being discharged in a manner in accordance with the terms of the A Note Indenture.

Ranking

The payment of the principal of, premium, if any, and interest on the A Notes by the Issuer will rank pari passu in right of payment to all unsubordinated Indebtedness of the Issuer, including the B Notes.

The payment of any Guarantee of the A Notes will rank pari passu in right of payment to all unsubordinated Indebtedness of the relevant Guarantor, including the guarantee by such Guarantor of the B Notes and, in the case of the Company, the Company’s Obligations under the CCOH Mirror Note.

Each Guarantor’s obligations under its Guarantee of the A Notes will be effectively subordinated to the obligations of the Guarantor under its Secured Indebtedness to the extent of the value of the assets securing such Indebtedness.

At March 31, 2013,

(1) the Company and its Subsidiaries had $2,740.6 million of Pari Passu Indebtedness outstanding (including the A Notes and the B Notes); and

(2) the Company and the Guarantors had $2,200.0 million of Subordinated Indebtedness outstanding.

The A Notes are effectively subordinated to all of the existing and future secured indebtedness of the Issuer and each Guarantor to the extent of the value of the assets securing such Indebtedness.

Although the A Note Indenture limits the incurrence of Indebtedness by the Company and its Restricted Subsidiaries and the issuance of Disqualified Stock and Preferred Stock by the Restricted Subsidiaries, such limitations are subject to a number of significant qualifications and exceptions. Under certain circumstances, the Company and its Subsidiaries may be able to incur substantial amounts of Indebtedness and such Indebtedness may be Secured Indebtedness. See “Certain Covenants in the A Note Indenture—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “Certain Covenants in the A Note Indenture—Liens.”

Substantially all of the operations of the Issuer are conducted through its Subsidiaries, most of which are Foreign Subsidiaries of the Issuer who do not Guarantee the A Notes. In addition, substantially all of the operations of the Company are conducted through its Subsidiaries. Unless a Subsidiary is a Guarantor, claims of creditors of such Subsidiary, including trade creditors, and claims of preferred stockholders (if any) of such Subsidiary generally will have priority with respect to the assets and earnings of such Subsidiary over the claims of creditors of the Issuer, including Holders. The A Notes, therefore, are effectively subordinated to creditors (including trade creditors) and preferred stockholders (if any) of Subsidiaries of the Company that are not Guarantors. The Company’s Subsidiaries that are not Guarantors had $1,135.6 million of total liabilities outstanding as of March 31, 2013, of which $1,099.1 million were obligations of Subsidiaries of the Issuer.

See “Risk Factors—Risks Related to the Exchange Offers” and “Risk Factors—Risks Related to the Exchange Notes.”

Proceeds Loan

The Issuer loaned the gross proceeds of the A Notes issued on the Issue Date to CCO pursuant to an intercompany loan. The proceeds from such intercompany loan were used by CCO to repay the Senior Proceeds Loans and to make a capital contribution to the Issuer. The obligations of CCO under the Series A Proceeds Loan are senior unsecured obligations of CCO.

Interest accrues on the Series A Proceeds Loan at a rate equal to the interest rate payable on the A Notes, with such adjustments to the interest rate thereon as may be necessary to match the interest rate due with respect to the A Notes, including any default interest payable with respect thereto. CCO will be entitled to set-off and deduct any payments it makes under its Guarantee against and from its obligations under the Series A Proceeds Loan. The maturity date of the Series A Proceeds Loan is the same as the maturity date of the A Notes. The Series A Proceeds Loan will be repayable by CCO upon the repayment in full or in part of the A Notes, whether at maturity, on early redemption or upon acceleration thereof. The Series A Proceeds Loan includes cross-acceleration events to the A Notes.

Paying Agent and Registrar for the A Notes

The Issuer will maintain one or more Paying Agents for the A Notes. The initial Paying Agent for the A Notes is U.S. Bank National Association.

The Issuer will also maintain a registrar in respect of the A Notes, initially U.S. Bank National Association. If the Issuer fails to appoint a registrar, the Trustee will act as such. The registrar for the A Notes will maintain a register reflecting ownership of the A Notes outstanding from time to time and will make payments on and facilitate transfer of the A Notes on behalf of the Issuer.

The Issuer may change the Paying Agents or the registrars without prior notice to the Holders. The Company, the Issuer, any Restricted Subsidiary or any Subsidiaries of a Restricted Subsidiary may not act as a Paying Agent or registrar.

Transfer and Exchange

A Holder may transfer or exchange A Notes in accordance with the terms set forth in the A Note Indenture pursuant to which such A Notes have been issued. Any registrar or the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of A Notes. Holders will be required to pay all taxes due on transfer. The Issuer is not required to transfer or exchange any A Note selected for redemption.

Principal, Maturity and Interest

The Issuer issued $735,750,000 initial aggregate principal amount of outstanding A Notes on the Issue Date and will issue the same amount of Series A Exchange Notes pursuant to the A Note exchange offer. The A Notes will mature on November 15, 2022. Subject to compliance with the covenant described below under the caption “Certain Covenants in the A Note Indenture—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” the Issuer may issue additional A Notes from time to time after this offering (such additional A Notes, the “Additional A Notes”). The A Notes offered by the Issuer and any Additional A Notes subsequently issued under the A Note Indenture will be treated as a single class for all purposes under the A Note Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, for all purposes of the A Note Indenture and this “Description of the A Notes”, references to “A Notes” include any Additional A Notes that are actually issued and references to “B Notes” include any Additional B Notes that are actually issued.

Interest on the A Notes will accrue and be payable by or on behalf of the Issuer weekly in arrears, on the last Business Day of each week, from the Issue Date, or from the most recent date to which interest has been paid or provided for. Interest will be payable by the Trustee semiannually on May 15 and November 15 of each year, commencing May 15, 2013, computed using a 360-day year comprised of twelve 30-day months, to Holders of record at the close of business on the May 1 or November 1 immediately preceding the relevant interest payment date. If a payment date is not on a Business Day at the place of payment, payment may be made at the place on the next succeeding Business Day and no interest will accrue for the intervening period.

The Issuer will pay interest on overdue principal at 1% per annum in excess of the interest otherwise payable by the Issuer and will pay interest on overdue installments due from the Issuer at such higher rate to the extent lawful.

The Issuer has caused the Trustee to establish an account (the “Trustee Account”) to be maintained by the Trustee for the benefit of the Holders with respect to payments of interest on the A Notes, over which the Trustee shall have sole control and dominion. Interest on the A Notes will accrue, and be payable by or on behalf of the Issuer to the Trustee, weekly in arrears on the last Business Day of each week; provided that the failure by the Issuer to make or have made any such weekly payment to the Trustee on the last Business Day of the applicable week will not constitute a Default so long as (a) (x) no payment or other transfer by the Company or any of its Restricted Subsidiaries shall have been made during the applicable week in respect of which such payment was due and payable under the Cash Management Arrangements or (y) the amount of funds on deposit in the Trustee Account on the last Business Day of the applicable week is equal to the amount of interest which has accrued up to and including the last Business Day of such week and (b) on each semiannual interest payment date the aggregate amount of funds deposited in the Trustee Account is sufficient to pay the aggregate amount of interest on the A Notes that is payable by the Trustee to the Holders on such semiannual interest payment date; provided further, however, that payments of interest shall only be deemed to be overdue to the extent that the aggregate amount of funds deposited in the Trustee Account is not sufficient to pay the aggregate amount of interest on the A Notes that is payable by the Trustee to Holders on the applicable semiannual interest payment date. The Issuer or any Guarantor will not be the legal owners of the funds on deposit in the Trustee Account. Such amounts may be in cash in U.S. dollars, in Government Securities or in a combination thereof. Any interest earned on Government Securities held in the Trustee Account will be applied to pay fees and expenses of the Trustee and, to the extent of any excess, returned to the Company. Upon the making by or on behalf of the Issuer of any payment into the Trustee Account, the Issuer’s obligation to pay accrued interest shall be discharged to the extent of the amount so paid. If the Trustee fails to make an interest payment on the A Notes but the Issuer has deposited the funds with the Trustee, it will not be a Default.

Special Interest may accrue on the A Notes in certain circumstances pursuant to the A Note Registration Rights Agreement. All references in the A Note Indenture and this “Description of the A Notes”, in any context, to any interest or other amount payable on or with respect to the A Notes shall be deemed to include any Special Interest pursuant to the A Note Registration Rights Agreement for the A Notes. References to “accrued and unpaid interest” refer to interest that may be payable by the Issuer or the Trustee, as applicable.

Principal of, premium, if any, and interest on the A Notes will be payable at the office or agency of the Issuer maintained for such purpose or, at the option of the Issuer, may be made by check mailed to the Holders of the A Notes at their respective addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and interest with respect to the A Notes represented by one or more global notes registered in the name of or held by The Depository Trust Company (“DTC”) or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. The Issuer’s office or agency will be the office of the Paying Agent maintained for such purpose.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

We are not required to make any sinking fund payments with respect to the A Notes. Under certain circumstances, we may be required to offer to purchase A Notes as described under the caption “Repurchase at the Option of Holders” and “Offer to Purchase A Notes in Certain Circumstances.” We and our affiliates may at any time and from time to time purchase A Notes in the open market, by tender offer, in negotiated transactions or otherwise. Notwithstanding the foregoing, none of the Company or any of its Subsidiaries shall make any purchase of, or otherwise effectively cancel or retire any A Notes (whether through open market purchases, tender offers, defeasance, offers to purchase required by the A Notes or otherwise) if, after giving effect thereto and, if applicable, any concurrent purchase of or other action with respect to any B Notes, the ratio of (a) the outstanding aggregate principal amount of the A Notes to (b) the outstanding aggregate principal amount of the B Notes shall be greater than 0.25; provided, however, that the foregoing restriction shall not be applicable in the case of any Change of Control Offer, A Notes Purchase Offer or offer to purchase the B Notes required to be made under the B Note Indenture at the price specified with respect thereto to all holders of the B Notes, where a violation of the foregoing restriction would occur solely as a result of different offer acceptance rates by the holders of the A Notes and the B Notes. References to the A Notes and the B Notes in this paragraph do not include any Additional A Notes or any Additional B Notes, as applicable.

Optional Redemption

Except as set forth below, the Issuer shall not be permitted to redeem the A Notes. The A Notes will be payable at par at maturity.

At any time prior to November 15, 2017, the A Notes may be redeemed or purchased (by the Issuer or any other Person), at the Issuer’s option, in whole or in part, upon notice as described under “Selection and Notice,” at a redemption price equal to 100% of the principal amount of A Notes redeemed plus the Applicable Premium as of the date of redemption (the “Redemption Date”), and, without duplication, accrued and unpaid interest to the Redemption Date, subject to the rights of Holders of A Notes on the relevant record date to receive interest due on the relevant interest payment date. The Issuer may provide in such notice that the consummation of such redemption or purchase and the payment of the redemption price with respect thereto may, at the Issuer’s discretion, be subject to one or more conditions precedent, and that performance of the Issuer’s obligations with respect to such redemption or purchase may be performed by another Person.

On and after November 15, 2017, the A Notes may be redeemed or purchased (by the Issuer or any other Person), at the Issuer’s option, in whole or in part, upon notice as described under “Selection and Notice,” at any time and from time to time at the redemption prices set forth below. The Issuer may provide in such notice that the consummation of such redemption or purchase and the payment of the redemption price with respect thereto may, at the Issuer’s discretion, be subject to one or more conditions precedent, and that performance of the Issuer’s obligations with respect to such redemption or purchase may be performed by another Person. The A Notes will be redeemable at the redemption prices (expressed as percentages of principal amount of the A Notes to be redeemed) set forth below plus accrued and unpaid interest thereon to the applicable Redemption Date, subject to the right of Holders of record of A Notes on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on November 15 of each of the years indicated below:

Year	Percentage
2017	103.250%
2018	102.167%
2019	101.083%
2020 and thereafter	100.000%

In addition, until November 15, 2015, the Issuer may, at its option, on one or more occasions, redeem up to 40% of the then outstanding aggregate principal amount of A Notes at a redemption price equal to 106.500% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings to the extent such net cash proceeds are received by or contributed to the Issuer; provided that at least 60% of the sum of the aggregate principal amount of A Notes originally issued under the A Note Indenture and any Additional A Notes issued under the A Note Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption; provided further, that each such redemption occurs within 180 days of the date of closing of each such Equity Offering.

The Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect thereto may be performed by another Person. Notice of any redemption upon any Equity Offering may be given prior to the completion of the related Equity Offering, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

The Trustee or the Paying Agent shall select the A Notes to be purchased in the manner described under “Selection and Notice.”

Repurchase at the Option of Holders

Change of Control

The A Notes provide that if a Change of Control occurs, unless the Issuer has previously or concurrently mailed a redemption notice with respect to all the outstanding A Notes as described under “Optional Redemption,” the Issuer will make an offer to purchase all of the A Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101.0% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, subject to the right of Holders of the A Notes of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, unless the Issuer has previously or concurrently mailed a redemption notice with respect to all the outstanding A Notes as described under “Optional Redemption,” the Issuer will send notice of such Change of Control Offer by electronic transmission (for A Notes held in book-entry form) or first-class mail, with a copy to the Trustee, to each Holder of A Notes to the address of such Holder appearing in the security register with a copy to the Trustee, or otherwise in accordance with the procedures of DTC, with the following information:

(1) that a Change of Control Offer is being made pursuant to the covenant entitled “Repurchase at the Option of Holders—Change of Control,” and that all A Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;

(2) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is transmitted or mailed (the “Change of Control Payment Date”);

(3) that any A Note not properly tendered will remain outstanding and continue to accrue interest;

(4) that unless the Issuer defaults in the payment of the Change of Control Payment, all A Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5) that Holders electing to have any A Notes purchased pursuant to a Change of Control Offer will be required to surrender such A Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such A Notes completed, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders will be entitled to withdraw their tendered A Notes and their election to require the Issuer to purchase such A Notes, provided that the Paying Agent receives, not later than the close of business on the fifth Business Day preceding the Change of Control Payment Date, a telegram, facsimile transmission or letter setting forth the name of the Holder of the A Notes, the principal amount of A Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered A Notes and its election to have such A Notes purchased;

(7) that the Holders whose A Notes are being repurchased only in part will be issued new A Notes equal in principal amount to the unpurchased portion of the A Notes surrendered. The unpurchased portion of the A Notes must be equal to a minimum of $2,000 or an integral multiple of $1,000 in principal amount;

(8) if such notice is transmitted or mailed prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control; and

(9) the other instructions, as determined by the Issuer, consistent with the covenant described hereunder, that a Holder must follow.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of A Notes by the Issuer pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the A Note Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the A Note Indenture by virtue thereof.

On the Change of Control Payment Date, the Issuer will, to the extent permitted by law,

(1) accept for payment all A Notes or portions thereof properly tendered pursuant to the Change of Control Offer,

(2) deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all A Notes or portions thereof so tendered, and

(3) deliver, or cause to be delivered, to the Trustee for cancellation (and delivery to the Paying Agent) the A Notes so accepted together with an Officer’s Certificate to the Trustee stating that such A Notes or portions thereof have been tendered to and purchased by the Issuer.

Future credit agreements or other agreements to which the Company or the Issuer become a party may provide that certain change of control events with respect to the Company would constitute a default thereunder (including a Change of Control under the A Note Indenture). If we experience a change of control that triggers a default under any Credit Facilities, we could seek a waiver of such default or seek to refinance our Credit Facilities. In the event we do not obtain such a waiver or refinance the Credit Facilities, such default could result in amounts outstanding under our Credit Facilities being declared due and payable.

Our ability to pay cash to the Holders of A Notes following the occurrence of a Change of Control may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases. See “Risk Factors—Risks Related to the Exchange Notes—Certain transactions that may result in a change in ownership of Clear Channel Worldwide Holdings may not constitute a change of control. In addition, in the event of a change of control, Clear Channel Worldwide Holdings may not be able to fulfill its repurchase obligations under the indentures governing the notes.”

The Change of Control purchase feature of the A Notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Initial Purchasers and us. As of the Issue Date, we had no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, dispositions, refinancings or other recapitalizations, that would not constitute a Change of Control under the A Note Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness (including Secured Indebtedness) are contained in the covenants described under “Certain Covenants in the A Note Indenture—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “Certain Covenants in the A Note Indenture—Liens.” In addition, a Change of Control could be triggered by changes in ownership resulting from an insolvency of CCU or a restructuring of its Indebtedness. Accordingly, events relating to CCU and over which we and they do not have control could trigger a Change of Control. Such restrictions in the A Note Indenture can be waived only with the consent of the Holders of a majority in principal amount of the A Notes then outstanding. Except for the limitations contained in such covenants, however, the A Note Indenture does not contain any covenants or provisions that may afford Holders of the A Notes protection in the event of a highly leveraged transaction. Such limitations are subject to a number of important exceptions, baskets and qualifications.

We will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the A Note Indenture applicable to a Change of Control Offer made by us and purchases all A Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

The definition of “Change of Control” includes a disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries to any Person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Company and its Restricted Subsidiaries. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of A Notes may require the Issuer to make an offer to repurchase the A Notes as described above. In addition, Holders may not be entitled to require us to purchase their A Notes in certain circumstances involving a significant change in the composition of our Board of Directors, including in connection with a proxy contest where our Board of Directors does not endorse a dissident slate of directors but approves them as “Continuing Directors.”

Except as described in clause (11) of the second paragraph under “Amendment, Supplement and Waiver,” the provisions in the A Note Indenture relative to the Issuer’s obligation to make an offer to repurchase the A Notes as a result of a Change of Control may be waived or modified at any time with the written consent of the Holders of a majority in principal amount of the then outstanding A Notes under the A Note Indenture.

Asset Sales

The A Notes do not contain any limitation on (1) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of the Company or any of its Restricted Subsidiaries or (2) the issuance or sale of Equity Interests of any Restricted Subsidiary, whether in a single transaction or a series of related transactions (each, an “Asset Sale”).

Offer to Purchase A Notes in Certain Circumstances

If the Issuer makes (1) any optional redemption of the B Notes, purchase of the B Notes through open-market purchases at or above 100% of the principal amount thereof or offer to purchase the B Notes at 100% of the principal amount thereof, plus accrued but unpaid interest pursuant to clause (2) of the second paragraph of the covenant described under “Asset Sales” in the “Description of the B Notes”, the Issuer shall, substantially concurrently therewith, apply a pro rata amount to (x) make an optional redemption of the A Notes, (y) purchases of A Notes through open-market purchases at or above 100% of the principal amount thereof or (z) make an offer to purchase the A Notes (in accordance with procedures similar to those applicable to the B Notes) to all Holders of A Notes at 100% of the principal amount thereof, plus accrued but unpaid interest (a “A Notes Purchase Offer”), or (2) any B Notes Asset Sale Offer under the B Notes Indenture, the Issuer shall, substantially concurrently therewith, apply a pro rata amount to make a A Notes Purchase Offer to purchase a pro rata amount of A Notes at 100% of the principal amount thereof, plus accrued but unpaid interest provided that, in each case, no such redemption or purchase of or offer to purchase the A Notes shall be required to the extent that, after giving effect to any redemption or purchase of or other action with respect to the B Notes contemplated by this paragraph and, if applicable, any concurrent purchase of or other action with respect to any A Notes, the ratio of (i) the outstanding aggregate principal amount of the A Notes to (ii) the outstanding aggregate principal amount of the B Notes shall not exceed 0.25. For purposes of this paragraph, “pro rata amount” with respect to the A Notes shall be calculated taking into account all B Notes and other Pari Passu Indebtedness subject to the applicable redemption, purchase or offer.

Selection and Notice

If the Issuer is redeeming less than all of the A Notes at any time, the Trustee or the Paying Agent will select the A Notes to be redeemed (a) if such A Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which such A Notes are listed or (b) on a pro rata basis to the extent practicable, and, in the case of A Notes represented in global form, in accordance with the applicable procedures of DTC, or, if the pro rata basis is not practicable for any reason, by lot or by such other method as the Trustee or the Paying Agent shall deem appropriate.

Notices of purchase or redemption shall be mailed by electronic transmission (for Notes held in book-entry form) or by first-class mail, postage prepaid, at least 30 but not more than 60 days before the purchase or redemption date to (x) each Holder of A Notes to be redeemed at such Holder’s registered address, (y) to the Trustee to forward to each Holder of A Notes to be redeemed at such Holder’s registered address, or (z) otherwise in accordance with the procedures of DTC, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the A Notes or a satisfaction and discharge of the A Note Indenture. Notices of purchase or redemption may, at the Issuer’s discretion, provide that the purchase or redemption contemplated thereby is conditioned on the satisfaction of one or more conditions precedent, including, but not limited to, the consummation of an acquisition or financing transaction or Equity Offering. If any A Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such A Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.

The Issuer will issue a new A Note in a principal amount equal to the unredeemed portion of the original A Note in the name of the Holder upon cancellation of the original A Note. A Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on A Notes or portions of them called for redemption.

Certain Covenants in the A Note Indenture

Set forth below are summaries of the principal covenants that are contained in the A Note Indenture.

Suspension of Covenants if the A Notes Achieve Investment Grade Rating

If on any date following the date of the A Note Indenture:

(1) the A Notes achieve an Investment Grade Rating by both of the Rating Agencies; and

(2) no Default or Event of Default shall have occurred and be continuing (a “Suspension Date”),

then, beginning on that day and subject to the provisions of the following paragraph, the covenants specifically listed under the following captions in this offering circular will be terminated:

(1) “—Repurchase at the Option of Holders-Asset Sales”;

(2) “—Certain Covenants in the A Note Indenture—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(3) “—Certain Covenants in the A Note Indenture—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries”;

(4) “—Certain Covenants in the A Note Indenture—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries”;

(5) “—Certain Covenants in the A Note Indenture—Transactions with Affiliates”; and

(6) clause (4) of the covenant described below under the caption “—Certain Covenants in the A Note Indenture—Merger, Consolidation or Sale of All or Substantially All Assets”,

(collectively, the “Suspended Covenants”). In the event that the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraws its Investment Grade Rating or downgrades the rating assigned to the Notes below an Investment Grade Rating, then the Company and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to future events, unless and until the A Notes subsequently attain an Investment Grade Rating by both of the Rating Agencies and no Default or Event of Default is in existence (in which event the Suspended Covenants shall no longer be in effect for such time as the A Notes maintain an Investment Grade Rating by both of the Rating Agencies and no Default or Event of Default is in existence). Notwithstanding that the Suspended Covenants may be reinstated, no Default, Event of Default or breach of any kind shall be deemed to exist under the A Note Indenture, the A Notes or the Guarantees with respect to the Suspended Covenants based on any actions taken or events occurring during any Suspension Period (as defined below), or any actions taken at any time pursuant to any contractual obligation arising after the commencement of a Suspension Period and prior to the immediately following Reversion Date, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period. The periods of time between the applicable Suspension Date and the immediately following Reversion Date are each referred to in this description as a “Suspension Period.”

On the Reversion Date, all Indebtedness incurred during the immediately preceding Suspension Period will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (4) of the second paragraph of “Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.” No Default or Event of Default will be deemed to have occurred as a result of the Reversion Date occurring on the basis of any actions taken or the continuance of any circumstances resulting from actions taken or the performance of obligations under agreements entered into by the Company, the Issuer or any of their Restricted Subsidiaries during the Suspension Period (other than agreements to take actions after the Reversion Date that would not be permitted outside of the Suspension Period entered into in contemplation of the Reversion Date).

There can be no assurance that the A Notes will ever achieve an Investment Grade Rating or that any such rating will be maintained.

Limitation on Restricted Payments

The A Note Indenture does not contain any limit on the Company’s or any Restricted Subsidiary’s ability to, directly or indirectly:

(1) declare or pay any dividend or make any distribution or any payment having the effect thereof on account of the Company’s or any Restricted Subsidiary’s Equity Interests (in such Person’s capacity as holder of such Equity Interests), including any dividend or distribution payable in connection with any merger, amalgamation or consolidation including:

(a) dividends or distributions payable solely in Equity Interests (other than Disqualified Stock) of the Company; or

(b) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary of the Company, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(2) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company, including in connection with any merger, amalgamation or consolidation;

(3) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness including:

(a) Indebtedness permitted under clause (8) of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(b) the payment of principal on or the purchase, redemption, defeasance, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Company or any Restricted Subsidiary in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment of principal or such purchase, redemption, defeasance, repurchase or acquisition; or

(4) make any Investment.

As of the Issue Date, all of the Subsidiaries of the Company were Restricted Subsidiaries. The Company will not permit any Restricted Subsidiary to become an Unrestricted Subsidiary unless it is also an Unrestricted Subsidiary for purposes of the B Notes and the Company will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary unless it is also a Restricted Subsidiary for purposes of the B Notes. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the A Note Indenture.

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness) and the Issuer and the Guarantors will not issue any shares of Disqualified Stock and the Company will not permit the Issuer to, and will not permit any Restricted Subsidiary that is not a Guarantor to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that (1) the Issuer and the Guarantors may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock (other than Disqualified Stock of the Issuer or any parent company of the Issuer that is also a Restricted Subsidiary), and (2) any Restricted Subsidiary that is not a Guarantor may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if in each case (a) the Consolidated Leverage Ratio at the time such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been no greater than 7.0 to 1.0 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of the most recently ended four fiscal quarters for which internal financial statements are available and (b) the Senior Leverage Ratio at the time such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been no greater than 5.0 to 1.0 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of the most recently ended four fiscal quarters for which internal financial statements are available; provided further, however, that Restricted Subsidiaries that are not Guarantors may not incur Indebtedness or issue Disqualified Stock or Preferred Stock if, after giving pro forma effect to such incurrence or issuance (including a pro forma application of the net proceeds therefrom), more than an aggregate of $150.0 million of Indebtedness or Disqualified Stock or Preferred Stock of Restricted Subsidiaries that are not Guarantors is outstanding pursuant to this paragraph at such time; provided further, however, that the Issuer and the Guarantors may incur Subordinated Indebtedness (including Acquired Indebtedness that is Subordinated Indebtedness) if, in each case, the Consolidated Leverage Ratio at the time such additional Subordinated Indebtedness is incurred would have been no greater than 7.0 to 1.0 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Subordinated Indebtedness had been incurred and the application of proceeds therefrom had occurred at the beginning of the most recently ended four fiscal quarters for which internal financial statements are available.

The foregoing limitations will not apply to:

(1) Indebtedness of (a) the Issuer and the Guarantors pursuant to (i) the Senior Notes (including any guarantee in respect of the Senior Notes); (ii) any Senior Exchange Notes (including any guarantee in respect of the Senior Exchange Notes); (iii) the Subordinated Notes (including any guarantee in respect of the Subordinated Notes); and (iv) any Subordinated Exchange Notes (including any guarantee in respect of the Subordinated Exchange Notes) and (b) CCO represented by (x) the Senior Proceeds Loans and (y) the Subordinated Proceeds Loans in the amount outstanding as of the Issue Date;

(2) the incurrence by (a) the Issuer and any Guarantor of Indebtedness represented by (i) the A Notes (including any Guarantee, but excluding any Additional A Notes) and (ii) the B Notes (including any guarantee of the B Notes, but excluding any Additional B Notes) and (b) CCO of Indebtedness represented by the Proceeds Loans;

(3) the incurrence by the Issuer and any Guarantor of Indebtedness represented by (i) the Series A Exchange Notes and related guarantees of the Series A Exchange Notes to be issued in exchange for the A Notes (excluding any Additional A Notes) and Guarantees pursuant to the A Note Registration Rights Agreement and (ii) the Series B Exchange Notes and related guarantees of the Series B Exchange Notes to be issued in exchange for the B Notes (excluding any Additional B Notes) and guarantees of the Series B Exchange Notes pursuant to the B Note Registration Rights Agreement;

(4) Indebtedness of the Company and its Restricted Subsidiaries (i) in existence on the Issue Date (other than Indebtedness described in clauses (1) and (2)), (ii) incurred by the Company and its Restricted Subsidiaries pursuant to any revolving or other line of credit pursuant to which there is an unfunded commitment in effect as of the Issue Date or (iii) under Credit Facilities in an amount not to exceed $150.0 million at any one time outstanding;

(5) Indebtedness (including Capitalized Lease Obligations) incurred or Disqualified Stock and Preferred Stock issued by the Company or any of its Restricted Subsidiaries (other than Disqualified Stock or Preferred Stock of the Issuer or any parent company of the Issuer that is also a Restricted Subsidiary), to finance the purchase, lease or improvement of property (real or personal) or equipment that is used or useful in a Similar Business, whether through the direct purchase of assets or the Equity Interests of any Person owning such assets in an aggregate principal amount, together with any Refinancing Indebtedness in respect thereof and all other Indebtedness incurred and Disqualified Stock and/or Preferred Stock issued and outstanding under this clause (5), not to exceed the greater of (x) $140 million and (y) 2.0% of Total Assets at any time outstanding; so long as such Indebtedness exists at the date of such purchase, lease or improvement, or is created within 270 days thereafter;

(6) Indebtedness incurred by the Company or any Restricted Subsidiary constituting reimbursement obligations with respect to bankers’ acceptances, letters of credit and bank guarantees issued in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims, health, disability or other benefits to employees or former employees or their families or property, casualty or liability insurance or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding the foregoing; provided, however, that upon the drawing of such bankers’ acceptances and letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(7) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, earn-out or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that such Indebtedness is not reflected on the balance sheet (other than by application of ASC 460 or in respect of acquired contingencies and contingent consideration recorded under ASC 805) of the Company or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (7));

(8) Indebtedness or Disqualified Stock of the Company to a Restricted Subsidiary or a Restricted Subsidiary to the Company or another Restricted Subsidiary; provided that any such Indebtedness owing by the Issuer or a Guarantor to a Restricted Subsidiary that is not the Issuer or a Guarantor is expressly subordinated in right of payment to the A Notes or the Guarantee of the A Notes, as applicable; provided further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer (except that a pledge of Indebtedness referred to in this clause (8) shall not be deemed a transfer until the pledgee commences actions to foreclose on such Indebtedness) of any such Indebtedness or Disqualified Stock (except to the Company, the Issuer or another Restricted Subsidiary that is a Guarantor or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an incurrence of such Indebtedness or Disqualified Stock not permitted by this clause (8);

(9) shares of Disqualified Stock or Preferred Stock of a Restricted Subsidiary (other than the Issuer or any parent company of the Issuer that is also a Restricted Subsidiary) issued to the Company or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer (except that a pledge of such Disqualified Stock or Preferred Stock referred to in this clause (9) shall not be deemed a transfer until the pledgee commences actions to foreclose on such Disqualified Stock or Preferred Stock) of any such shares of Disqualified Stock or Preferred Stock (except to the Company or a Restricted Subsidiary or pursuant to any pledge of such Preferred Stock constituting a Permitted Lien) shall be deemed in each case to be an issuance of such shares of Disqualified Stock or Preferred Stock not permitted by this clause (9);

(10) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk with respect to any Indebtedness permitted to be incurred pursuant to this covenant, exchange rate risk or commodity pricing risk;

(11) obligations in respect of self-insurance, customs, stay, performance, bid, appeal and surety bonds and completion guarantees and other obligations of a like nature provided by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(12)(a) Indebtedness or Disqualified Stock of the Company owed or issued to CCU or any of its Subsidiaries that is a direct or indirect parent company in connection with the Cash Management Arrangements and (b) Indebtedness or Disqualified Stock of the Company or a Restricted Guarantor (other than Disqualified Stock of a parent company of the Issuer that is also a Restricted Subsidiary) and Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary that is not a Guarantor (in the case of Disqualified Stock or Preferred Stock, other than the Issuer or any parent company of the Issuer that is also a Restricted Subsidiary) in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (12)(b), does not at any one time outstanding exceed $150.0 million (it being understood that any Indebtedness incurred or Disqualified Stock or Preferred Stock issued pursuant to this clause (12)(b) shall cease to be deemed incurred or outstanding for purposes of this clause (12)(b) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Company or such Restricted Subsidiary could have incurred such Indebtedness or issued such Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (12)(b), with such automatic reclassification subject to the $150.0 million limitation in the first paragraph of this covenant that Restricted Subsidiaries that are not Guarantors may not incur Indebtedness or issue Disqualified Stock or Preferred Stock if, after giving pro forma effect to such incurrence or issuance (including a pro forma application of the net proceeds therefrom), the availability as of such date of determination under the $150.0 million sublimit would be exceeded);

(13) the incurrence by (1) the Issuer and the Guarantors of Indebtedness or the issuance of shares of Disqualified Stock by the Guarantors (other than Disqualified Stock of any parent company of the Issuer that is also a Restricted Subsidiary), and (2) any Restricted Subsidiary that is not a Guarantor of Indebtedness or the issuance of shares of Disqualified Stock or shares of Preferred Stock, in each case, that serves to extend, replace, refund, refinance, renew or defease:

(a) any Indebtedness incurred or Disqualified Stock or Preferred Stock issued as permitted under the first paragraph of this covenant and clauses (1), (2), (3), (4)(i), 4(ii), (5) and (12)(a) above and clause (14) below (including with respect to (x) the first paragraph of this covenant, any unfunded commitment for which an Officer’s Certificate has been delivered to the Trustee as provided in the definition of Consolidated Leverage Ratio or Senior Leverage Ratio, and (y) clause (4) above, any revolving or other line of credit pursuant to which there is an unfunded commitment in effect as of the Issue Date), or

(b) any Indebtedness incurred or Disqualified Stock or Preferred Stock issued to so extend, replace, refund, refinance, renew or defease the Indebtedness, Disqualified Stock or Preferred Stock described in clause (a) above (including unfunded commitments that serve to extend, replace, refund, refinance, renew or defease any unfunded commitments under Indebtedness described in such clause (a)); provided, however, that in the case of clauses (a) and (b), any unfunded commitment shall continue to be treated as outstanding for purposes of the definition of Consolidated Leverage Ratio and Senior Leverage Ratio, as applicable, to the extent such unfunded commitment was outstanding for purposes thereof prior to such extension, replacement, refunding, refinancing, renewal or defeasance under this clause (13), including, in each case, additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including tender premiums), defeasance costs and fees and expenses in connection therewith or incurred as a result of original issue discount, accreted value in excess of the proceeds thereof or the stated principal amount thereof being in excess of the fair value thereof at issuance, in each case, as determined in good faith by the Company (collectively, the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(A) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being extended, replaced, refunded, refinanced, renewed or defeased (except by virtue of prepayment of such Indebtedness),

(B) to the extent such Refinancing Indebtedness extends, replaces, refunds, refinances, renews or defeases (i) Indebtedness subordinated in right of payment or pari passu to the A Notes or any Guarantee thereof, such Refinancing Indebtedness is subordinated in right of payment or pari passu to the A Notes or the Guarantee at least to the same extent as the Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively,

(C) in the case of any Refinancing Indebtedness incurred to refinance Indebtedness, Disqualified Stock or Preferred Stock outstanding under clause (5) above, such Refinancing Indebtedness shall be deemed to have been incurred and to be outstanding under such clause (5), and not this clause (13) for purposes of determining amounts outstanding under such clauses; and

(D) shall not include:

(i) Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Guarantor; or

(ii) Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary;
and provided further, however, that subclauses (A) and (B) of this clause (13) will not apply to any extension, replacement, refunding, refinancing, renewal or defeasance of any Indebtedness under any Credit Facilities;

(14) Indebtedness, Disqualified Stock or Preferred Stock of (x) the Company or a Restricted Subsidiary (in the case of Disqualified Stock or Preferred Stock, other than the Issuer or any parent company of the Issuer that is also a Restricted Subsidiary) incurred or issued to finance an acquisition or (y) Persons that are acquired by the Company or any Restricted Subsidiary or merged into the Company or a Restricted Subsidiary in accordance with the terms of the A Note Indenture; provided, however, that after giving effect to such acquisition or merger, either:

(i) (A) with respect to Subordinated Indebtedness incurred or Disqualified Stock or Preferred Stock issued pursuant to this clause (14), the Company would be permitted to incur at least $1.00 of additional Subordinated Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in the first paragraph of this covenant, and (B) with respect to any other Indebtedness, the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to each of the ratio tests set forth in the first paragraph of this covenant, or

(ii) (A) the Consolidated Leverage Ratio is less than the Consolidated Leverage Ratio immediately prior to such acquisition or merger, and (B) other than with respect to the incurrence of Subordinated Indebtedness pursuant to this clause (14), the Senior Leverage Ratio is less than the Senior Leverage Ratio immediately prior to such acquisition or merger;

provided, however, that in each case, such determination is made on a pro forma basis taking into account such acquisition or merger;

(15) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of its incurrence;

(16) [Reserved];

(17) (a) any guarantee by the Company or a Restricted Subsidiary of Indebtedness or other obligations of any Guarantor so long as the incurrence of such Indebtedness incurred by such Guarantor is permitted under the terms of the A Note Indenture;

(b) any guarantee by a Restricted Subsidiary of Indebtedness of the Company; or

(c) any guarantee by a Restricted Subsidiary (other than the Issuer or a Restricted Guarantor), the Company or CCO of obligations of any other Restricted Subsidiary (other than the Issuer or a Guarantor);

provided that, in each case, such Restricted Subsidiary shall comply with the covenant described below under “Limitation on Guarantees of Indebtedness by Restricted Subsidiaries”;

(18) Indebtedness of Foreign Subsidiaries of the Company in an amount not to exceed at any one time outstanding and together with any other Indebtedness incurred under this clause (18) $150.0 million (it being understood that any Indebtedness incurred pursuant to this clause (18) shall cease to be deemed incurred or outstanding for purposes of this clause (18) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which such Foreign Subsidiary could have incurred such Indebtedness under the first paragraph of this covenant without reliance on this clause (18), with such automatic reclassification subject to the $150.0 million limitation in the first paragraph of this covenant that Restricted Subsidiaries that are not Guarantors may not incur Indebtedness or issue Disqualified Stock or Preferred Stock if, after giving pro forma effect to such incurrence or issuance (including a pro forma application of the net proceeds therefrom), the availability as of such date of determination under the $150.0 million sublimit would be exceeded;

(19) Indebtedness consisting of Indebtedness issued by the Company or any of its Restricted Subsidiaries to future, current or former officers, directors, employees and consultants thereof or any direct or indirect parent thereof, their respective estates, heirs, family members, spouses or former spouses, in each case to finance the repurchase, redemption, defeasance, retirement or other acquisition for value of Equity Interests (other than Disqualified Stock) of the Company or any of its direct or indirect parent companies held by any future, present or former employee, director, officer or consultant of the Company, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement (including any principal and interest payable on any notes issued by the Company or any direct or indirect parent company of the Company in connection with any such repurchase, retirement or acquisition), or any stock subscription or shareholder agreement;

(20) cash management obligations and Indebtedness in respect of netting services, employee credit card programs and similar arrangements in connection with cash management and deposit accounts; and

(21)(a) Indebtedness of the Company or any of its Restricted Subsidiaries consisting of the financing of insurance premiums in the ordinary course of business or (b) customer deposits and advance payments received in the ordinary course of business from customers for goods purchased in the ordinary course of business.

For purposes of determining compliance with this covenant:

(1) in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (21) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company, in its sole discretion, may classify or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above clauses or under the first paragraph of this covenant; provided that (x) all Indebtedness outstanding under the Credit Facilities on the Issue Date will be treated as incurred on the Issue Date under clause (4) of the preceding paragraph, (y) any Secured Indebtedness being reclassified shall only be reclassified to the extent that the Lien is also permitted with respect to such Secured Indebtedness as so reclassified and (z) Indebtedness incurred or Disqualified Stock or Preferred Stock issued by Restricted Subsidiaries that are not Guarantors may be reclassified only to the extent that, after giving effect to such reclassification (including a pro forma application of the net proceeds therefrom), such Restricted Subsidiary that is not a Guarantor would be permitted to incur the Indebtedness or issue the Disqualified Stock or Preferred Stock as so reclassified on the date; and

(2) at the time of incurrence or any reclassification thereafter, the Company will be entitled to divide and classify an item of Indebtedness, Disqualified Stock or Preferred Stock in more than one of the types of Indebtedness, Disqualified Stock or Preferred Stock described in the first and second paragraphs above; provided, however, that (x) with respect to Secured Indebtedness, such Secured Indebtedness may only be classified or reclassified as a type of Indebtedness to the extent such Indebtedness may also be secured by a Lien under the A Note Indenture and (y) with respect to such Indebtedness, Disqualified Stock and Preferred Stock of Restricted Subsidiaries that are not Guarantors, such Indebtedness, Disqualified Stock and Preferred Stock may only be classified or reclassified as a type of Indebtedness, Disqualified Stock or Preferred Stock to the extent such Restricted Subsidiary that is not a Guarantor may so incur such Indebtedness, Disqualified Stock or Preferred Stock under the A Note Indenture on the date of classification or reclassification.

Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock, as applicable, will not be deemed to be an incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock for purposes of this covenant.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (i) the principal amount of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing.

The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing. The principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date shall be the principal amount thereof that would be shown on a balance sheet of the Company dated such date prepared in accordance with GAAP.

The Company will not, and will not permit the Issuer or any Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is contractually subordinated or junior in right of payment to any Indebtedness of the Issuer or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the A Notes or such Guarantor’s Guarantee to the extent and in the same manner as such Indebtedness is subordinated in right of payment to other Indebtedness of the Issuer or such Guarantor, as the case may be. Subordination shall refer to contractual payment subordination and not to structural subordination. The A Notes and the A Note Indenture will not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured, (2) unsubordinated Indebtedness as subordinated or junior to any other unsubordinated Indebtedness merely because it has a junior priority with respect to the same collateral or (3) Indebtedness as subordinated or junior Indebtedness merely because it is structurally subordinated to other Indebtedness.

Liens

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than a Permitted Lien) on any asset or property of the Company or such Restricted Subsidiary, or any income or profits therefrom or assign or convey any right to receive income therefrom, unless:

(1) in the case of Liens securing Subordinated Indebtedness, the A Notes and related Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; or

(2) in all other cases, the A Notes or the Guarantees are equally and ratably secured.

The foregoing shall not apply to Liens securing the A Notes and the related Guarantees thereof or the Series A Exchange Notes and the related guarantees thereof. Any Lien created for the benefit of the Holders of the A Notes pursuant to this covenant shall be deemed automatically and unconditionally released and discharged upon the release and discharge of the applicable Lien described in clauses (1) and (2) above.

Merger, Consolidation or Sale of All or Substantially All Assets

Neither the Company nor the Issuer may consolidate or merge with or into or wind up into (whether or not the Company or the Issuer, as the case may be, is the surviving corporation), nor may the Company or the Issuer sell, assign, transfer, lease, convey or otherwise dispose of (other than to any member of the CCU Restricted Group) assets or properties that in either case constitute all or substantially all of the properties or assets of the Company and its Subsidiaries which are Restricted Subsidiaries, taken as a whole, in one or more related transactions, to any Person unless:

(1) the Company or the Issuer, as the case may be, is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company or the Issuer, as the case may be) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (the Company, the Issuer or such Person, as the case may be, being herein called the “Successor Company”); provided that in the case where the Successor Company is not a corporation, a co-obligor of the A Notes is a corporation;

(2) the Successor Company, if other than the Company or the Issuer, as the case may be, expressly assumes all the obligations of the Company or the Issuer, as the case may be, under the Company’s Guarantee or the A Notes, as applicable, pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee;

(3) immediately after such transaction, no Default exists;

(4) immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period, (a) the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to each of the ratio tests set forth in the first paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” or (b) (x) the Consolidated Leverage Ratio for the Successor Company and its Restricted Subsidiaries would be equal to or less than such Consolidated Leverage Ratio immediately prior to such acquisition or merger, and (y) the Senior Leverage Ratio for the Successor Company and its Restricted Subsidiaries would be equal to or less than such Senior Leverage Ratio immediately prior to such acquisition or merger;

(5) each Guarantor, unless it is (a) the other party to the transactions described above, in which case clause (1)(b) of the second succeeding paragraph shall apply or (b) a Guarantor that will be released from its obligations under its Guarantee in connection with such transactions, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under the A Note Indenture and the A Notes; and

(6) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the A Note Indenture.

The Successor Company will succeed to, and be substituted for, the Company or the Issuer, as the case may be, under the A Note Indenture and the A Notes, as applicable, and the Company or the Issuer, as applicable, will be automatically released from its obligations under the A Note Indenture and the A Notes. Notwithstanding the foregoing clauses (3) and (4),

    (1) the Company or any Restricted Subsidiary (other than the Issuer) may consolidate with or merge into or transfer all or part of its properties and assets to the Issuer or a Guarantor; and

(2) the Company or the Issuer may merge with an Affiliate of the Company or the Issuer, as the case may be, solely for the purpose of reorganizing the Company or the Issuer, as the case may be, in the United States, any state thereof, the District of Columbia or any territory thereof so long as the amount of Indebtedness of the Company, the Issuer and its Restricted Subsidiaries is not increased thereby.

Subject to certain limitations described in the A Note Indenture governing release of a Guarantee upon the sale, disposition or transfer of a guarantor, no Guarantor will, and the Company will not permit any Restricted Guarantor to, consolidate or merge with or into or wind up into (whether or not the Company or such Restricted Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of (other than to any member of the CCU Restricted Group) all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1) (a) such Guarantor is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is organized or existing under the laws of the jurisdiction of organization of such Guarantor, as the case may be, or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the “Successor Person”);

 (b) the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under the A Note Indenture and such Guarantor’s related Guarantee pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

 (c) immediately after such transaction, no Default exists; and

 (d) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the A Note Indenture; or

(2) the transaction is a Qualified Asset Sale.

In the case of clause (1) of the immediately preceding paragraph, the Successor Person will succeed to, and be substituted for, such Guarantor under the A Note Indenture and such Guarantor’s Guarantee. Notwithstanding the foregoing, any Guarantor (other than the Company, which is covered by the third preceding paragraph) may (1) merge or consolidate with or into or wind up into or transfer all or part of its properties and assets to another Guarantor or the Issuer, (2) merge with an Affiliate of the Company solely for the purpose of reincorporating the Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof or (3) convert into (which may be effected by merger with a Restricted Subsidiary that has substantially no assets and liabilities) a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor (which may be effected by merger so long as the survivor thereof is a Guarantor).

Transactions with Affiliates

The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of their properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $10.0 million, unless:

(1) such Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and

(2) the Company delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $20.0 million, a resolution adopted by the majority of the Board of Directors approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (1) above.

The foregoing provisions will not apply to the following:

(1) (a) transactions between or among the Company or any of its Restricted Subsidiaries and (b) any Affiliate Transaction, directly or indirectly, to the extent constituting (i) the payment of dividends or making of any other distributions to any member of the CCU Restricted Group or payment of any Indebtedness owed to any member of the CCU Restricted Group, (ii) the making of loans or advances to any member of the CCU Restricted Group, or (iii) the selling, leasing or transferring of any properties or assets to any member of the CCU Restricted Group;

(2) Restricted Payments permitted by the provisions of the B Note Indenture described under the covenant “—Description of the B Notes—Certain Covenants in the B Note Indenture—Limitation on Restricted Payments” and Investments constituting Permitted Investments under the B Note Indenture;

(3) for so long as the Company is a member of a group filing a consolidated, combined, unitary, or similar group tax return with any direct or indirect parent company of the Company (regardless of whether the Company is a Wholly-Owned Subsidiary of such parent company), payments in respect of the hypothetical consolidated, combined, unitary, or similar group tax liabilities of the Company and its Subsidiaries, determined as if the Company were the common parent of a group of a separate affiliated group of corporations filing a consolidated federal income tax return (or the common parent of the applicable comparable group filing a consolidated, combined, unitary, or similar group tax return under state, local, or foreign law);

(4) the payment of reasonable and customary fees and compensation paid to, and indemnities provided on behalf or for the benefit of, employees, officers, directors or consultants of the Company, any of its direct or indirect parent companies or any of its Restricted Subsidiaries;

(5) transactions in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;

(6) any agreement and the transactions contemplated thereby with an affiliate as in effect as of the Issue Date, including the CCU Mirror Note and the CCOH Mirror Note, and any extension, amendment, restatement, modification or other supplement to, or replacement of, any of the foregoing otherwise permitted by the A Note Indenture and so long as any such extension, amendment, restatement, modification or other supplement is not materially adverse in the good faith judgment of the Board of Directors to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date;

(7) the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement, principal investors agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (7) to the extent that the terms of any such amendment or new agreement are not otherwise materially adverse in the good faith judgment of the Board of Directors to the Holders when taken as a whole;

(8) the Transactions and the payment of all fees and expenses related to the Transactions, including Transaction Expenses related thereto;

(9) transactions with Unrestricted Subsidiaries, customers, clients, suppliers, contractors, joint venture partners, lessors or lessees of property or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the A Note Indenture which are fair to the Company and its Restricted Subsidiaries, in the reasonable determination of the Board of Directors or the senior management thereof, or are on terms at least as favorable as would reasonably have been obtained at such time from an unaffiliated party;

(10) the issuance of Equity Interests (other than Disqualified Stock) by the Company or a Restricted Subsidiary;

(11) agreements and transactions between the Company and its Restricted Subsidiaries, on the one hand, and members of the CCU Restricted Group, on the other hand;

(12) payments by the Company or any of its Restricted Subsidiaries to any of the Investors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by a majority of the Board of Directors in good faith or as otherwise permitted by the A Note Indenture;

(13) payments or loans (or cancellation of loans) to employees or consultants of the Company, any of its direct or indirect parent companies or any of its Restricted Subsidiaries and employment agreements, severance arrangements, stock option plans and other similar arrangements with such employees or consultants which, in each case, are approved by a majority of the Board of Directors in good faith;

(14)(a) Investments by the Investors in debt securities of the Company or any of its Restricted Subsidiaries and any payments in respect thereof so long as (i) the investment is being offered generally to other investors on the same or more favorable terms and (ii) the investment constitutes less than 5.0% of the proposed or outstanding issue amount of such class of securities, and (b) payments in respect of any Public Debt or Notes held by Affiliates;

(15) pledges of Equity Interests of Unrestricted Subsidiaries for the benefit of the lenders to such Unrestricted Subsidiaries in connection with bona fide lending or financing transactions; and

(16) any sale of securities (including Disqualified Stock but excluding other Capital Stock) made to an Affiliate on the same terms as are being made to non-Affiliate investors in any public or private sale of such securities and any related transactions involving such securities where such Affiliate is treated no more favorably than the non-Affiliate investors, provided that, in each case, at least 80% of such securities are sold to, in the case of a public or private sale of securities, or held by, in the case of other related transactions involving such securities, non-Affiliate investors.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Company will not, and will not permit any of its Restricted Subsidiaries that are not Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(1) pay (a) dividends or make any other distributions to the Company or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits (except for any dividend or liquidation priority between classes of Capital Stock) or (b) any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

(2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

(3) sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries,

except (in each case) for such encumbrances or restrictions existing under or by reason of:

(a) contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to (i) the Senior Notes, the Senior Exchange Notes, the guarantees in respect thereof and the Senior Indentures, (ii) the Priority Guarantee Notes, the Priority Guarantee Exchange Notes, the guarantees in respect thereof and the Priority Guarantee Indenture, (iii) the Existing CCU Senior Notes and the Existing CCU Senior Notes Indentures and (iv) the Subordinated Notes, the Subordinated Exchange Notes, the guarantees in respect thereof and the Subordinated Indentures;

(b)(x) the Senior Credit Facilities and the related documentation and (y) the Indentures, the Notes, the Exchange Notes and the Guarantees and the guarantees of the B Notes;

(c) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions of the nature discussed in clause (3) above on the property so acquired;

(d) applicable law or any applicable rule, regulation or order;

(e) any agreement or other instrument of a Person acquired by or merged, consolidated or amalgamated with or into the Company or any Restricted Subsidiary thereof in existence at the time of such acquisition, merger, consolidation or amalgamation (but, in any such case, not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired and its Subsidiaries, or the property or assets of the Person so acquired and its Subsidiaries or the property or assets so assumed;

(f) contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of (i) the Company or (ii) a Restricted Subsidiary, pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary that impose restrictions on the assets to be sold;

(g) Secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Liens” that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(h) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(i) other Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries of the Company permitted to be incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(j) customary provisions in any joint venture agreement or other similar agreement relating solely to such joint venture;

(k) customary provisions contained in any lease, sublease, license, sublicense or similar agreement, including with respect to intellectual property, and other agreements, in each case, entered into in the ordinary course of business;

(l) customary provisions contained in any Indebtedness incurred pursuant to any Credit Facilities as permitted pursuant to the covenants described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Liens” and provided that an Officer reasonably and in good faith determines at the time such Indebtedness is incurred (and at the time of any modification of the terms of any such encumbrance or restriction) that any such encumbrance or restriction will not materially adversely affect the Issuer’s or any Guarantor’s ability to make any payments, when due, with respect to the A Notes or its Guarantee thereof and any other Indebtedness that is an obligation of the Issuer or such Guarantor and such determination is set forth in an Officer’s Certificate delivered to the Trustee; and

(m) any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (l) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company, not materially more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Limitation on Guarantees of Indebtedness by Restricted Subsidiaries

The Company will not permit any Restricted Subsidiary of the Company, other than a Guarantor or an Immaterial Subsidiary, to guarantee the payment of any Indebtedness in excess of $25.0 million of the Issuer or any Guarantor unless:

(1) such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to the A Note Indenture providing for a Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of the Issuer or any Guarantor, if such Indebtedness is by its express terms subordinated in right of payment to the A Notes or a related Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the A Notes or such Guarantor’s related Guarantee; and

(2) such Restricted Subsidiary shall within 30 days deliver to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee;

provided, that this covenant shall not be applicable to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary. The Company may elect, in its sole discretion, to cause any Subsidiary that is not otherwise required to be a Guarantor to become a Guarantor, in which case such Subsidiary shall not be required to comply with the 30 day periods described above.

Reports and Other Information

Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the A Note Indenture will require the Company to file with the SEC from and after the Issue Date no later than 15 days after the periods set forth below:

(1) within 90 days (or any other time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-K by a non-accelerated filer) after the end of each fiscal year, annual reports on Form 10-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;

(2) within 45 days (or any other time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-Q by a non-accelerated filer) after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q containing all quarterly information that would be required to be contained in Form 10-Q, or any successor or comparable form;

(3) promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K, or any successor or comparable form; and

(4) any other information, documents and other reports which the Company would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

in each case, in a manner that complies in all material respects with the requirements specified in such form; provided that the Company shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Company will make available such information to prospective purchasers of A Notes, in addition to providing such information to the Trustee and the Holders of the A Notes, in each case within 15 days after the time the Company would have been required to file such information with the SEC as required pursuant to the first sentence of this paragraph. To the extent any such information is not furnished within the time periods specified above and such information is subsequently furnished (including upon becoming publicly available, by filing such information with the SEC), the Company will be deemed to have satisfied its obligations with respect thereto at such time and any Default with respect thereto shall be deemed to have been cured; provided, that such cure shall not otherwise affect the rights of the Holders under “Events of Default and Remedies” if Holders of at least 25% in principal amount of the then total outstanding A Notes have declared the principal, premium, if any, interest and any other monetary obligations on all the then outstanding A Notes to be due and payable immediately and such declaration shall not have been rescinded or cancelled prior to such cure. In addition, to the extent not satisfied by the foregoing, the Company will agree that, for so long as any A Notes are outstanding, it will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

In the event that any direct or indirect parent company of the Company becomes a guarantor of the A Notes, the A Note Indenture permits the Company to satisfy its obligations in this covenant with respect to financial information relating to the Company by furnishing financial information relating to such parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Company and its Restricted Subsidiaries on a standalone basis, on the other hand.

In connection with the filings with the SEC required pursuant to clauses (1) and (2) above, in connection therewith, the Company shall provide notice of, and host, a conference call open to the public to discuss the results for the applicable period.

Notwithstanding the foregoing, such requirements shall be deemed satisfied prior to the commencement of the exchange offer or the effectiveness of the shelf registration statement by the filing with the SEC of the exchange offer registration statement or shelf registration statement in accordance with the terms of the A Note Registration Rights Agreement, and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act.

Reports filed by us with the SEC via the EDGAR system will be deemed to be filed with the Trustee as of the time such reports are filed via EDGAR.

Events of Default and Remedies

The A Note Indenture provides that each of the following is an Event of Default with respect to the A Notes:

(1) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the A Notes;

(2) default for 30 days or more in the payment when due of interest on or with respect to the A Notes;

(3) failure by the Issuer or any Guarantor for 60 days after receipt of written notice given by the Trustee or the Holders of not less than 25% in principal amount of the then outstanding A Notes (with a copy to the Trustee) to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (1) and (2) above) contained in the A Note Indenture or the A Notes;

(4) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries, other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the A Notes, if both:

(a) such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated final maturity; and

(b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $50.0 million or more at any one time outstanding, in each case, other than as a result of an Excluded Event;

(5) failure by the Company, the Issuer or any other Significant Party to pay final non-appealable judgments aggregating in excess of $50.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 90 days after such judgments become final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(6) certain events of bankruptcy or insolvency with respect to the Company, the Issuer or any other Significant Party;

(7) failure of any Person required by the terms of the A Note Indenture to be a Guarantor as of the Issue Date to execute a supplemental indenture to the A Note Indenture within five Business Days following the Issue Date; and

(8) the Guarantee of any Significant Party shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Party, as the case may be, denies in writing that it has any further liability under its Guarantee or gives written notice to such effect, other than by reason of the termination of the A Note Indenture or the release of any such Guarantee in accordance with the A Note Indenture and such Default continues uncured for ten or more Business Days.

If any Event of Default (other than of a type specified in clause (6) above with respect to the Company or the Issuer) occurs and is continuing under the A Note Indenture, the Trustee or the Holders of at least 25% in principal amount of the then total outstanding A Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding A Notes to be due and payable immediately.

Upon the effectiveness of such declaration, such principal and interest will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) of the first paragraph of this section with respect to the Company or the Issuer, all outstanding A Notes will become due and payable without further action or notice. The A Note Indenture provides that the Trustee may withhold from the Holders notice of any continuing Default, except a Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest. In addition, the Trustee shall have no obligation to accelerate the A Notes if in the best judgment of the Trustee acceleration is not in the best interest of the Holders of the A Notes.

The A Note Indenture provides that the Holders of a majority in aggregate principal amount of the then outstanding A Notes under the A Note Indenture by notice to the Trustee may on behalf of the Holders of all such A Notes waive any existing Default and its consequences under such Indenture (except a continuing Default in the payment of interest on, premium, if any, or the principal of any A Note held by a non-consenting Holder) and rescind any acceleration with respect to such A Notes and its consequences (except if such rescission would conflict with any judgment of a court of competent jurisdiction). In the event of any Event of Default specified in clause (4) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the A Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose:

(1) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or

(2) holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3) the default that is the basis for such Event of Default has been cured.

Subject to the provisions of the A Note Indenture relating to the duties of the Trustee thereunder, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the A Note Indenture at the request or direction of any of the Holders of the A Notes outstanding thereunder unless the Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of an A Note may pursue any remedy with respect to the A Note Indenture or the A Notes unless:

(1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2) Holders of at least 25% in principal amount of the total outstanding A Notes have requested the Trustee to pursue the remedy;

(3) Holders of the A Notes have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5) Holders of a majority in principal amount of the total outstanding A Notes thereunder have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, under the A Note Indenture the Holders of a majority in principal amount of the then total outstanding A Notes thereunder are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the A Note Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of an A Note or that would involve the Trustee in personal liability.

The Company is required to deliver to the Trustee annually a statement regarding compliance with the A Note Indenture, and the Company is required, within five Business Days after becoming aware of any Default, to deliver to the Trustee a statement specifying such Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Issuer or any Guarantor or any of their direct or indirect parent companies shall have any liability for any obligations of the Issuer or the Guarantors under the A Notes, the Guarantees or the A Note Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting A Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the A Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

The obligations of the Issuer and the Guarantors under the A Note Indenture will terminate (other than certain obligations) and will be released upon payment in full of all of the A Notes issued thereunder. The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the A Note Indenture and the A Notes and have each Guarantor’s obligations discharged with respect to its Guarantee (“Legal Defeasance”) and cure all then existing Events of Default except for:

(1) the rights of Holders of A Notes to receive payments in respect of the principal of, premium, if any, and interest on the A Notes when such payments are due solely out of the trust created pursuant to the A Note Indenture for those A Notes;

(2) the Issuer’s obligations with respect to A Notes concerning issuing temporary A Notes, registration of such A Notes, mutilated, destroyed, lost or stolen A Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and

(4) the Legal Defeasance provisions of the A Note Indenture.

In addition, the Issuer may, at its option and at any time, elect to have its obligations and those of each Guarantor released with respect to substantially all of the restrictive covenants in the A Note Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default with respect to the A Notes. In the event Covenant Defeasance occurs, certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Company or the Issuer) described under “Events of Default and Remedies” will no longer constitute an Event of Default with respect to those A Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the A Notes:

(1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the A Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal amount of, premium, if any, and interest due on the A Notes on the stated maturity date or on the redemption date, as the case may be, of such principal amount, premium, if any, or interest on such A Notes, and the Issuer must specify whether such A Notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

(a) the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(b) since the issuance of the A Notes, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the A Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the A Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to such other Indebtedness, and in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any Senior Credit Facility or any other material agreement or instrument governing Indebtedness (other than the A Note Indenture) to which, the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from any borrowing of funds to be applied to make the deposit required to effect such Legal Defeasance or Covenant Defeasance and any similar and simultaneous deposit relating to other Indebtedness, and, in each case, the granting of Liens in connection therewith);

(6) the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others; and

(7) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

The A Note Indenture will be discharged and will cease to be of further effect as to all A Notes issued thereunder, when either:

(1) all A Notes theretofore authenticated and delivered, except lost, stolen or destroyed A Notes which have been replaced or paid and A Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(2)(a) all A Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the A Notes cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the A Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption thereof, as the case may be;

(b) no Default (other than that resulting from borrowing funds to be applied to make such deposit or any similar and simultaneous deposit relating to other Indebtedness and in each case, the granting of Liens in connection therewith) with respect to the A Note Indenture or the A Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under any Senior Credit Facility or any other material agreement or instrument governing Indebtedness (other than the A Note Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than resulting from any borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(c) the Issuer has paid or caused to be paid all sums payable by it under the A Note Indenture; and

(d) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the A Notes at maturity or the redemption date, as the case may be.

In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the A Note Indenture, any Guarantee and the A Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes issued thereunder then outstanding, other than A Notes issued thereunder beneficially owned by the Company or any of its Affiliates, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, A Notes issued thereunder, and any existing Default or Event of Default or compliance with any provision of the A Note Indenture or the A Notes issued thereunder may be waived with the consent of the Holders of a majority in principal amount of the then outstanding A Notes issued thereunder, other than A Notes issued thereunder beneficially owned by the Company or any of its Affiliates (including consents obtained in connection with a purchase of or tender offer or exchange offer for such A Notes).

The A Note Indenture provides that, without the consent of each affected Holder of A Notes issued thereunder, an amendment or waiver may not, with respect to any A Notes issued thereunder held by a non-consenting Holder:

(1) reduce the principal amount of such A Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal amount of or change the fixed final maturity of any such A Note or reduce the premium payable upon the redemption of such A Notes or change the time (except those providing when notice of redemption is to be provided to the Trustee or Holders) at which any A Note may be redeemed (in each case other than provisions relating to the covenants described above under “—Repurchase at the Option of Holders”);

(3) reduce the rate of or change the time for payment of interest on any A Note;

(4) waive a Default in the payment of principal of or premium, if any, or interest on the A Notes (except a rescission of acceleration of the A Notes by the Holders of at least a majority in aggregate principal amount of the A Notes and a waiver of the payment default that resulted from such acceleration) or in respect of a covenant or provision contained in the A Note Indenture or any Guarantee which cannot be amended or modified without the consent of all affected Holders;

(5) make any A Note payable in money other than that stated therein;

(6) make any change in the provisions of the A Note Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the A Notes;

(7) make any change in these amendment and waiver provisions;

(8) impair the right of any Holder to receive payment of principal of, or interest on such Holder’s A Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s A Notes;

(9) make any change to the ranking of the A Notes that would adversely affect the Holders;

(10) except as expressly permitted by the A Note Indenture, modify the Guarantees of any Significant Party in any manner adverse to the Holders of the A Notes; or

(11) after the Issuer’s obligation to purchase A Notes arises thereunder, amend, change or modify in any respect materially adverse to the Holders of the A Notes the obligations of the Issuer to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate an A Note Purchase Offer required to be made or, after such Change or Control has occurred or such requirement has arisen, modify any of the provisions or definitions with respect thereto in a manner that is materially adverse to the Holders of the A Notes.

Notwithstanding the foregoing, the Issuer and the Trustee may amend or supplement the A Note Indenture and the A Notes and the Issuer, the Trustee and the Guarantors may amend or supplement any Guarantee issued under the A Note Indenture, in each case, without the consent of any Holder:

(1) to cure any ambiguity, omission, mistake, defect or inconsistency;

(2) to provide for uncertificated A Notes in addition to or in place of certificated A Notes;

(3) to comply with the covenant relating to mergers, consolidations and sales of assets;

(4) to provide for the assumption of the Issuer’s or any Guarantor’s obligations to the Holders;

(5) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the A Note Indenture of any such Holder;

(6) to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any Guarantor;

(7) to comply with requirements of the SEC in order to effect or maintain the qualification of the A Note Indenture under the Trust Indenture Act;

(8) to evidence and provide for the acceptance and appointment under the A Note Indenture of a successor Trustee thereunder pursuant to the requirements thereof;

(9) to add a Guarantor under the A Note Indenture or to secure the A Notes;

(10) to conform the text of the A Note Indenture or the Guarantees or the A Notes issued thereunder to any provision of this “Description of the A Notes” to the extent that such provision in this “Description of the A Notes” was intended to be a verbatim recitation of a provision of the A Note Indenture, Guarantee or A Notes;

(11) to provide for the issuance of Additional A Notes or Series A Exchange Notes or private exchange notes, which are identical to Series A Exchange Notes except that they are not freely transferable; or

(12) to make any amendment to the provisions of the A Note Indenture relating to the transfer and legending of A Notes as permitted by the A Note Indenture, including to facilitate the issuance and administration of the A Notes; provided, however, that (i) compliance with the A Note Indenture as so amended would not result in A Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer A Notes.

However, no amendment or supplement to the A Note Indenture or the A Notes that modifies or waives the specific rights or obligations of the Paying Agent, registrar or transfer agent may be made without the consent of such agent (it being understood that the Trustee’s execution of any such amendment or supplement will constitute such consent if the Trustee is then also acting as such agent).

The consent of the Holders is not necessary under the A Note Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Notices

Notices given by publication will be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.

Concerning the Trustee

The A Note Indenture contains certain limitations on the rights of the Trustee thereunder, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The A Note Indenture provides that the Holders of a majority in principal amount of the outstanding A Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The A Note Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the A Note Indenture at the request of any Holder of A Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The A Note Indenture, the A Notes and any Guarantee will be governed by and construed in accordance with the laws of the State of New York.

Certain Definitions

Set forth below are certain defined terms used in the A Note Indenture. For purposes of the A Note Indenture, unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

“Acquired Indebtedness” means, with respect to any specified Person,

(1) Indebtedness of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging, consolidating or amalgamating with or into or becoming a Restricted Subsidiary of such specified Person, and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional B Notes” means additional B Notes from time to time issued by the Issuer after this offering under the B Note Indenture.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Applicable Premium” means, with respect to any A Note on any Redemption Date, the greater of:

(1) 1.0% of the principal amount of such A Note on such Redemption Date; and

(2) the excess, if any, of (i) the present value at such Redemption Date of (A) the redemption price of such Note at November 15, 2017 (such redemption price being set forth in the table appearing above under “Optional Redemption”), plus (B) all required remaining interest payments (calculated based on the cash interest rate) due on such A Note through November 15, 2017 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (ii) the principal amount of such A Note on such Redemption Date.

“B Note Indenture” means the Indenture dated as of the Issue Date by and among the Issuer, the Guarantors and the Trustee, with respect to the B Notes.

“B Notes” means the 6.50% B Notes due 2022 issued by the Issuer on the Issue Date and, unless the context otherwise requires, any Additional B Notes that are actually issued.

“B Note Registration Rights Agreement” means the Registration Rights Agreement with respect to the B Notes, dated the Issue Date, among the Issuer, the Guarantors and the Initial Purchasers and any similar registration rights agreements with respect to any Additional B Notes.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Board of Directors” means the Board of Directors of the Company.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock or shares in the capital of such corporation;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP; provided, however, that any lease existing on the Issue Date that is not characterized as a Capitalized Lease Obligation on the Issue Date shall not be reclassified as a Capitalized Lease Obligation as a result of any changes in interpretative releases or literature regarding GAAP or any requirements by the independent auditors of the Company.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of such Person and its Restricted Subsidiaries.

“Cash Equivalents” means:

(1) United States dollars;

(2)   (a) Canadian dollars, pounds sterling, euro, or any national currency of any participating member state of the EMU; or

 (b) in the case of the Company or a Restricted Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(3) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(4) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $500.0 million in the case of U.S. banks and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(5) repurchase obligations for underlying securities of the types described in clauses (3) and (4) entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6) commercial paper rated at least P-2 by Moody’s or at least A-2 by S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof;

(7) marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof;

(8) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) with maturities of 24 months or less from the date of acquisition;

(9) Indebtedness or Preferred Stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) with maturities of 24 months or less from the date of acquisition;

(10) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency); and

(11) investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (10) above.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above; provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Cash Management Arrangements” means the treasury and cash management services pursuant to the Corporate Services Agreement, including any amounts advanced and repaid under the CCOH Mirror Note and the CCU Mirror Note, in each case, solely with respect to the Company’s and its Subsidiaries’ cash from operations.

“CCO” has the meaning set forth in the first paragraph under “General.”

“CCOH Mirror Note” means the Revolving Promissory Note dated as of November 10, 2005 between the Company, as maker, and CCU, as payee, as amended by the first amendment dated as of December 23, 2009, as may be further amended, supplemented, restated or otherwise modified from time to time.

“CCU” means Clear Channel Communications, Inc., a Texas corporation, together with its successors.

“CCU Credit Event” means (a) pursuant to or within the meaning of any Bankruptcy Law, CCU (i) commences proceedings to be adjudicated bankrupt or insolvent, (ii) consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under applicable Bankruptcy Law, (iii) consents to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property, (iv) makes a general assignment for the benefit of its creditors or (v) generally is not paying its debts as they become due or (b) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against CCU in a proceeding in which CCU is to be adjudicated bankrupt or insolvent, (ii) appoints a receiver, liquidator, assignee, trustee, sequestrator or other similar official of CCU, or for all or substantially all of the property of CCU or (iii) orders the liquidation of CCU and the order or decree remains unstayed and in effect for 60 consecutive days.

“CCU Mirror Note” means the Revolving Promissory Note dated as of November 10, 2005 between CCU, as maker, and the Company, as payee, as amended by the first amendment dated December 23, 2009, as may be further amended, supplemented, restated or otherwise modified from time to time.

“CCU Restricted Group” means CCU and its Subsidiaries that are “Restricted Subsidiaries” under and as defined in (a) the LBO Notes Indenture or (b) the Priority Guarantee Notes Indentures or (c) the Senior Indentures.

“Change of Control” means the occurrence of any of the following after the Issue Date:

(1) the sale, lease or transfer, in one or a series of related transactions (other than by merger, consolidation or amalgamation), of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, to any Person other than a Permitted Holder;

(2) the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by (A) any Person (other than any Permitted Holder) or (B) Persons (other than any Permitted Holder) that are together a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any such group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of more than 50% of the total voting power of the Voting Stock of the Company or any of its direct or indirect parent companies (other than as a result of a Permitted Debt Restructuring);

(3) at any time during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office;

(4) the Company becoming at any time a Wholly-Owned Subsidiary of CCU or merging with and into CCU whether or not it is the surviving entity; or

(5) the Issuer ceasing to be at any time a direct or indirect Wholly-Owned Subsidiary of the Company, including as a result of having merged with CCU or the Company.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

“Company” has the meaning set forth in the first paragraph under “General.”

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person, for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and Capitalized Software Expenditures and amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Indebtedness” means, as of any date of determination, the sum, without duplication, of (1) the total amount of Indebtedness of the Company and its Restricted Subsidiaries set forth on the Company’s consolidated balance sheet (excluding any letters of credit except to the extent of unreimbursed amounts drawn thereunder), plus (2) the greater of the aggregate liquidation value and maximum fixed repurchase price without regard to any change of control or redemption premiums of all Disqualified Stock of the Company and the Restricted Guarantors and all Preferred Stock of its Restricted Subsidiaries that are not Guarantors, in each case, determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest expense (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any made (less net payments, if any, received), pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (u) any expense resulting from the discounting of any Indebtedness in connection with the application of recapitalization accounting or purchase accounting, as the case may be, in connection with the Transactions or any acquisition, (v) penalties and interest relating to taxes, (w) any Special Interest, any “special interest” with respect to other securities and any liquidated damages for failure to timely comply with registration rights obligations, (x) amortization of deferred financing fees, debt issuance costs, discounted liabilities, commissions, fees and expenses, (y) any expensing of bridge, commitment and other financing fees and (z) any accretion of accrued interest on discounted liabilities); plus

(2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(3) interest income of such Person and its Restricted Subsidiaries for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Leverage Ratio” means, as of the date of determination, the ratio of (a) the Consolidated Indebtedness of the Company and its Restricted Subsidiaries on such date, to (b) EBITDA of the Company and its Restricted Subsidiaries for the most recently ended four fiscal quarters ending immediately prior to such date for which internal financial statements are available.

In the event that the Company or any Restricted Subsidiary (i) incurs, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes) or (ii) issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Consolidated Leverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Consolidated Leverage Ratio is made (the “Consolidated Leverage Ratio Calculation Date”), then the Consolidated Leverage Ratio shall be calculated giving pro forma effect to such incurrence, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period; provided, however, that the Issuer may elect, pursuant to an Officer’s Certificate delivered to the Trustee not later than 30 days after entering into any commitment providing for the incurrence of Consolidated Indebtedness, that all or any portion of the Consolidated Indebtedness that could be incurred under such commitment at the time such commitment is entered into shall be treated as incurred and outstanding in such amount for all purposes of this calculation (whether or not such Consolidated Indebtedness is outstanding at the time such commitment is entered into) and any subsequent incurrence of such Consolidated Indebtedness under such commitment (including upon repayment and reborrowing) shall not be deemed, for purposes of this calculation, to be the incurrence of Consolidated Indebtedness at such subsequent time.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business made (or committed to be made pursuant to a definitive agreement) during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Consolidated Leverage Ratio Calculation Date, and other operational changes that the Company or any of its Restricted Subsidiaries has determined to make or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Consolidated Leverage Ratio Calculation Date shall be calculated on a pro forma basis as set forth below assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, amalgamation, consolidation, discontinued operation or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Consolidated Leverage Ratio shall be calculated giving pro forma effect thereto in the manner set forth below for such period as if such Investment, acquisition, disposition, merger, consolidation, discontinued operation or operational change had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to an Investment, acquisition, disposition, amalgamation, merger or consolidation (including the Transactions) and the amount of income or earnings relating thereto, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company (and may include cost savings, synergies and operating expense reductions resulting from such Investment, acquisition, amalgamation, merger or consolidation (including the Transactions) which is being given pro forma effect that have been or are expected to be realized); provided, that actions to realize such cost savings, synergies and operating expense reductions are taken within 12 months after the date of such Investment, acquisition, amalgamation, merger or consolidation; provided, that no cost savings, synergies or operating expense reductions shall be included pursuant to this paragraph to the extent duplicative of any amounts that are otherwise added back in computing EBITDA with respect to such period.

For the purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination determined in a manner consistent with that used in calculating EBITDA for the applicable period.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,

(1) any net after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses related thereto) or expenses and Transaction Expenses incurred within 180 days of the Issue Date shall be excluded,

(2) the cumulative effect of a change in accounting principles during such period shall be excluded,

(3) any net after-tax effect of income (loss) from disposed or discontinued operations (to the extent included in discontinued operations prior to the consummation of the disposition thereof) and any net after-tax gains or losses on disposal of disposed, abandoned or discontinued operations shall be excluded,

(4) any net after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, as determined in good faith by the Company, shall be excluded,

(5) the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of such Person shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash or Cash Equivalents (or to the extent converted into cash or Cash Equivalents) to such Person or a Subsidiary thereof that is the Company or a Restricted Subsidiary in respect of such period,

(6) [Reserved],

(7) effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such Person and such Subsidiaries) in component amounts required or permitted by GAAP, resulting from the application of purchase accounting in relation to the Transactions or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

(8) any net after-tax effect of income (loss) from the early extinguishment or conversion of (a) Indebtedness, (b) Hedging Obligations or (c) other derivative instruments shall be excluded;

(9) any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP, shall be excluded;

(10) any non-cash compensation charge or expense, including any such charge or expense arising from the grant of stock appreciation or similar rights, stock options, restricted stock or other rights or equity incentive programs, and any cash charges associated with the rollover, acceleration, or payout of Equity Interests by management of the Company or any of its direct or indirect parent companies in connection with the Transactions, shall be excluded;

(11) accruals and reserves that are established or adjusted within twelve months after the Issue Date that are so required to be established as a result of the Transactions in accordance with GAAP, or changes as a result of adoption or modification of accounting policies, shall be excluded; and

(12) to the extent covered by insurance and actually reimbursed, or, so long as the Company has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence with a deduction for any amount so added back to the extent not so reimbursed within 365 days, expenses with respect to liability or casualty events or business interruption shall be excluded.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent,

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2) to advance or supply funds

(a) for the purchase or payment of any such primary obligation, or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Corporate Services Agreement” means the Corporate Services Agreement, dated as of November 10, 2005, by and between Clear Channel Management Services, L.P., and the Company, as the same may have been amended or supplemented as of the Issue Date and as may be further amended, supplemented, restated or otherwise modified from time to time; provided, that such amendments, supplements, restatements or other modifications are, in the good faith judgment of the Company, not materially adverse to the Holders.

“Credit Facilities” means, with respect to the Company or any of its Restricted Subsidiaries, one or more debt or credit facilities, including the Senior Credit Facilities, or other financing arrangements (including commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any notes, indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under “Certain Covenants in the A Note Indenture—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Non-cash Consideration” means (1) the fair market value of non-cash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Company, less (2) the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Company, a Restricted Subsidiary or any direct or indirect parent corporation of the Company (in each case other than Disqualified Stock) that is issued for cash (other than to the Company or a Restricted Subsidiary or an employee stock ownership plan or trust established by the Company or its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate executed by the principal financial officer of the Company, on the issuance date thereof.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the A Notes or the date the A Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased in order to satisfy applicable statutory or regulatory obligations; provided further that any Capital Stock held by any future, current or former employee, director, officer, manager or consultant (or their respective Immediate Family Members), of the Company, any of its Subsidiaries, any of its direct or indirect parent companies or any other entity in which the Company or a Restricted Subsidiary has an Investment, in each case pursuant to any stock subscription or shareholders’ agreement, management equity plan or stock option plan or any other management or employee benefit plan or agreement or any distributor equity plan or agreement, shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries.

   “Domestic Subsidiary” means any Subsidiary of the Company that is organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof.

   “EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period

(1) increased (without duplication) by:

(a) provision for taxes based on income or profits or capital, including federal, state, franchise and similar taxes, foreign withholding taxes and foreign unreimbursed value added taxes of such Person and such Subsidiaries paid or accrued during such period, including penalties and interest related to such taxes or arising from any tax examinations, to the extent the same were deducted (and not added back) in computing Consolidated Net Income; provided that the aggregate amount of unreimbursed value added taxes to be added back for any four consecutive quarter period shall not exceed $2.0 million; plus

(b) Fixed Charges of such Person and such Subsidiaries for such period (including (x) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, (y) fees payable in respect of letters of credit and (z) costs of surety bonds in connection with financing activities, in each case, to the extent included in Fixed Charges) to the extent the same was deducted (and not added back) in calculating such Consolidated Net Income; plus

(c) Consolidated Depreciation and Amortization Expense of such Person and such Subsidiaries for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus

(d) any fees, expenses or charges related to any Equity Offering, Investment, acquisition, asset sale, disposition, recapitalization, the incurrence, repayment or refinancing of Indebtedness permitted to be incurred by the A Note Indenture (including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed, and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful (including the effects of expensing all transaction related expenses in accordance with ASC 805-10 and gains or losses associated with ASC 460-10)), or the offering, amendment or modification of any debt instrument, including the offering, any amendment or other modification of the Senior Notes, the Senior Exchange Notes, the Subordinated Notes, the Subordinated Exchange Notes, the Notes, the Exchange Notes or the Senior Credit Facilities; plus

(e)(w) Transaction Expenses to the extent deducted (and not added back) in computing Consolidated Net Income, (x) the amount of any severance, relocation costs, curtailments or modifications to pension and post-retirement employee benefit plans, (y) any restructuring charge or reserve deducted (and not added back) in such period in computing Consolidated Net Income, including any restructuring costs incurred in connection with acquisitions after the Issue Date, and (z) to the extent deducted (and not added back) in computing Consolidated Net Income, costs related to the closure and/or consolidation of facilities, retention charges, systems establishment costs, conversion costs and excess pension charges and consulting fees incurred in connection with any of the foregoing; provided that the aggregate amount added back pursuant to subclause (z) of this clause (e) shall not exceed 10% of the LTM Cost Base in any four consecutive four quarter period; plus

(f) any other non-cash charges, including any (i) write-offs or write-downs, (ii) equity-based awards compensation expense, (iii) losses on sales, disposals or abandonment of, or any impairment charges or asset write-off related to, intangible assets, long-lived assets and investments in debt and equity securities, (iv) all losses from investments recorded using the equity method and (v) other non-cash charges, non-cash expenses or non-cash losses reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA in such future period to the extent paid, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

(g) [Reserved]; plus

(h) [Reserved]; plus

(i) [Reserved]; plus

(j) to the extent no Default or Event of Default has occurred and is continuing, the amount of management, monitoring, consulting, transaction and advisory fees and related expenses paid or accrued in such period to the Investors to the extent otherwise permitted under “Certain Covenants in the A Note Indenture—Transactions with Affiliates” deducted (and not added back) in computing Consolidated Net Income; plus

(k) any costs or expense deducted (and not added back) in computing Consolidated Net Income by such Person or any such Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Company or a Restricted Guarantor or net cash proceeds of an issuance of Equity Interest of a Guarantor (other than Disqualified Stock);

(2) decreased by (without duplication) any non-cash gains increasing Consolidated Net Income of such Person and such Subsidiaries for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period; and

(3) increased or decreased by (without duplication):

(a) any net gain or loss resulting in such period from Hedging Obligations and the application of Statement of Financial Accounting Standards No. 133 and International Accounting Standards No. 39 and their respective related pronouncements and interpretations; plus or minus, as applicable, and

(b) any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of indebtedness (including any net loss or gain resulting from hedge agreements for currency exchange risk).

“EMU” means economic and monetary union as contemplated in the Treaty on European Union.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale of common stock or Preferred Stock of the Company or of a direct or indirect parent of the Company (excluding Disqualified Stock), other than:

(1) public offerings with respect to any such Person’s common stock registered on Form S-8;

(2) issuances to the Company or any Subsidiary of the Company; and

(3) any such public or private sale that constitutes an Excluded Contribution.

“euro” means the single currency of participating member states of the EMU.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Notes” means both the Series A Exchange Notes and the Series B Exchange Notes.

“Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds received by or contributed to the Company from,

(1) contributions to its common equity capital, and

(2) the sale (other than to a Subsidiary of the Company or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Company) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Company, in each case designated as Excluded Contributions pursuant to an Officer’s Certificate on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be.

“Excluded Event” means any default or acceleration under the Credit Agreement described in the definition of Senior Credit Facilities as in effect on the Issue Date pursuant to which the Company or any Restricted Subsidiary is a borrower or guarantor thereunder subject to a $150.0 million sublimit thereunder (and any amendments, extensions, modifications, refinancings, refundings, renewals, restatements or supplements thereof so long as the Company or any Restricted Subsidiary is a borrower or guarantor thereunder and is subject to the $150.0 million sublimit thereunder), if such default or acceleration results from, or is attributable to, any event, condition or circumstance (including a CCU Credit Event) attributable to CCU and its Subsidiaries other than the Company and its Subsidiaries so long as, to the extent legally permitted to do so (including pursuant to any suit or other legal proceeding in a court of competent jurisdiction related to a CCU Credit Event), the Company and its Subsidiaries have repaid (or reserved or set aside cash for repayment in a restricted account) the principal amount equal to the Indebtedness and other Obligations owed by the Company and its Subsidiaries under such Credit Agreement.

“Excluded Subsidiary” means (a) any Immaterial Subsidiary, (b) any Foreign Subsidiary of the Company, (c) any Domestic Subsidiary (i) that is a Subsidiary of a Foreign Subsidiary of the Company that is a controlled foreign corporation within the meaning of Section 957 of the Code or (ii) that is treated as a disregarded entity for U.S. federal income tax purposes if substantially all of its assets consist of the stock of one or more Foreign Subsidiaries of the Company that is a controlled foreign corporation within the meaning of Section 957 of the Code and (d) any non-Wholly-Owned Subsidiaries.

“Existing CCU Senior Notes” means CCU’s 5.75% Senior Notes Due 2013, 5.5% Senior Notes Due 2014, 4.9% Senior Notes Due 2015, 5.5% Senior Notes Due 2016, 10.75% Senior Cash Pay Notes due 2016, 11.00%/11.75% Senior Toggle Notes due 2016, 6.875% Senior Debentures Due 2018 and 7.25% Debentures Due 2027.

“Existing CCU Senior Notes Indentures” means (a) the Senior Indenture dated as of October 1, 1997 between CCU and The Bank of New York, as trustee, as the same may have been amended or supplemented as of the Issue Date and (b) the Indenture dated as of July 30, 2008 between among CCU, Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, registrar and transfer agent, as the same may have been amended or supplemented as of the Issue Date (the “LBO Notes Indenture”).

“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1) Consolidated Interest Expense of such Person and Restricted Subsidiaries for such period; plus

(2) all cash dividends or other distributions paid to any Person other than such Person or any such Subsidiary (excluding items eliminated in consolidation) on any series of Preferred Stock of the Company or a Restricted Subsidiary during such period; plus

(3) all cash dividends or other distributions paid to any Person other than such Person or any such Subsidiary (excluding items eliminated in consolidation) on any series of Disqualified Stock of the Company or a Restricted Subsidiary during such period.

“Foreign Subsidiary” means any Subsidiary that is not organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof, and any Subsidiary of such Foreign Subsidiary.

“GAAP” means generally accepted accounting principles in the United States which are in effect on the Issue Date. At any time after adoption of IFRS by the Company for financial reporting purposes, the Company may elect to apply IFRS for all purposes of the A Note Indenture, in lieu of GAAP, and, upon any such election (the date of such election, the “IFRS Election Date”), references herein to GAAP shall be construed to mean IFRS as in effect on the IFRS Election Date; provided that (1) any such election once made shall be irrevocable (and shall only be made once), (2) all financial statements and reports required to be provided after such election pursuant to the A Note Indenture shall be prepared on the basis of IFRS and (3) from and after such election, all ratios, computations and other determinations (A) based on GAAP contained in the A Note Indenture shall be computed in conformity with IFRS and (B) in the A Note Indenture that require the application of GAAP for periods that include fiscal quarters ended prior to the Company’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. The Company shall give notice of any election to the Trustee and the Holders of the A Notes with 15 days of such election. Solely making an election (without any other action) referred to in this definition will not be treated as an incurrence of Indebtedness.

“Government Securities” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Guarantor of the Issuer’s Obligations under the A Note Indenture and the A Notes (and Series A Exchange Notes).

“Guarantor” means, each Person that Guarantees the A Notes (and Series A Exchange Notes) in accordance with the terms of the A Note Indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate or currency risks either generally or under specific contingencies.

“Holder” means the Person in whose name a Note is registered on the registrar’s books.

“IFRS” means the International Financial Reporting Standards as issued by the International Accounting Standards Board as in effect on the IFRS Election Date.

“Immaterial Subsidiary” means, at any date of determination, any Subsidiary of the Company (other than a Foreign Subsidiary or a Subsidiary that meets the criteria of clause (c) of the definition of Excluded Subsidiary) that is a Restricted Subsidiary and not a Restricted Guarantor, (a) whose total assets, together with the total assets of all such Restricted Subsidiaries that are not Restricted Guarantors, at the last day of the end of the most recently ended fiscal quarter of the Company for which financial statements are publicly available did not exceed 3.5% of Total Assets at such date or (b) whose gross revenues, together with the gross revenues of all such other Restricted Subsidiaries that are not Restricted Guarantors (other than a Foreign Subsidiary of the Company or a Subsidiary of the Company that meets the criteria of clause (c) of the definition of Excluded Subsidiary), for the most recently ended period of four consecutive fiscal quarters of the Company for which financial statements are publicly available did not exceed 3.5% of the consolidated gross revenues of the Company and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP.

“Immediate Family Member” means with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Indebtedness” means, with respect to any Person, without duplication:

(1) any indebtedness (including principal and premium) of such Person, whether or not contingent:

(a) in respect of borrowed money;

(b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(c) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes an obligation in respect of a commercial letter of credit, a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business, (ii) liabilities accrued in the ordinary course of business and (iii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP; or

(d) representing any Hedging Obligations;

if and to the extent that any of the foregoing Indebtedness (other than letters of credit (other than commercial letters of credit) and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(3) to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person;
provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include Contingent Obligations incurred in the ordinary course of business.

“Indentures” means both the A Note Indenture and the B Note Indenture.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Company, qualified to perform the task for which it has been engaged.

“Initial Purchasers” means Goldman, Sachs & Co., Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and Wells Fargo Securities, LLC.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

(2) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Company and the Subsidiaries of the Company;

(3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution; and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers and commission, travel and similar advances to directors, officers, employees and consultants, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.

“Investors” means Thomas H. Lee Partners L.P. and Bain Capital LLC, each of their respective Affiliates and any investment funds advised or managed by any of the foregoing, but not including, however, any portfolio companies of any of the foregoing.

“Issue Date” means November 19, 2012.

“Issuer” has the meaning set forth in the first paragraph under “General.”

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“LTM Cost Base” means, for any consecutive four quarter period, the sum of (a) direct operating expenses, (b) selling, general and administrative expenses and (c) corporate expenses, in each case excluding depreciation and amortization, of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Income” means, with respect to any Person, the net income (loss) of such Person and its Subsidiaries that are Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Notes” means both the A Notes and the B Notes.

“Obligations” means any principal (including any accretion), interest (including any interest accruing on or subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal (including any accretion), interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Company or the Issuer, as the case may be.

“Officer’s Certificate” means a certificate signed on behalf of the Company or the Issuer, as the case may be, by an Officer of the Company or the Issuer, as the case may be, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements set forth in the A Note Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Issuer, as the case may be, or the Trustee.

“Pari Passu Indebtedness” means:

(1) with respect to the Issuer, the A Notes, the B Notes and any other Indebtedness which ranks pari passu in right of payment to the A Notes; and

(2) with respect to any Guarantor, its Guarantee, its guarantee of the B Notes and any other Indebtedness which ranks pari passu in right of payment to such Guarantor’s Guarantee.

“Permitted Asset Swap” means the substantially concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Company or any of its Restricted Subsidiaries and another Person.

“Permitted Debt Restructuring” means (1) any restructuring of all or substantially all of any series, class, tranche or facility of Indebtedness of any direct or indirect parent companies of the Company, (2) any debt workout and similar transactions involving all or substantially all of any series, class, tranche or facility of Indebtedness of any direct or indirect parent companies of the Company, including in connection with any consensual or negotiated arrangement or any court approved or ordered arrangement or plan, (3) any exchange or conversion of all or substantially all of any series, class, tranche or facility of Indebtedness for or to any Equity Interests or any issuance of Equity Interests for cash or other consideration (other than any public offering of Capital Stock and any offering of Capital Stock that is underwritten for resale pursuant to Rule 144A or Regulation S of the Act) as result of which all or substantially all of any series, class, tranche or facility of Indebtedness of such direct or indirect parent companies of the Company is repaid, retired, exchanged for equity, cancelled, extinguished or otherwise discharged, or (4) any other transactions that have substantially the effect of any of the foregoing; provided, however, that in each case, such restructuring, debt workout, exchange, conversion or other transaction does not involve the consensual sale for cash consideration of Capital Stock of any such direct or indirect parent company of the Company owned by the Investors.

“Permitted Holder” means any of the Investors and members of management of the Company (or any of its direct or indirect parent companies) or CCU or CC Media Holdings, Inc. who are holders of Equity Interests of the Company (or any of its direct or indirect parent companies) or CCU or CC Media Holdings, Inc. on the Issue Date and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that (x) in the case of such group and without giving effect to the existence of such group or any other group, such Investors and members of management, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Company or any of its direct or indirect parent companies and (y) for purposes of this definition, the amount of Equity Interests held by members of management who qualify as “Permitted Holders” shall never exceed the amount of Equity Interests held by such members of management on the Issue Date. Any person or group whose acquisition of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the covenant described under “Repurchase at the Option of Holders—Change of Control” (or would result in a Change of Control Offer in the absence of the waiver of such requirement by Holders in accordance with the covenant described under “Repurchase at the Option of Holders—Change of Control”) will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Liens” means, with respect to any Person:

(1) pledges, deposits or security by such Person under workmen’s compensation laws, unemployment insurance, employers’ health tax and other social security laws or similar legislation (including in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto) or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety, appeal bonds or letters of credit to which such Person is a party or account party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(2) Liens imposed by law, such as carriers’, warehousemen’s, materialmen’s, repairmen’s and mechanics’ Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate actions or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(3) Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or subject to penalties for nonpayment or which are being contested in good faith by appropriate actions diligently pursued, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP, or for property taxes on property that the Company or any Subsidiary thereof has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property;

(4) Liens in favor of issuers of performance, surety, bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit or bankers’ acceptances issued, and completion guarantees provided for, in each case, issued pursuant to the request of and for the account of such Person in the ordinary course of its business or consistent with past practice prior to the Issue Date;

(5) minor survey exceptions, minor encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines and other similar purposes, or zoning, building codes or other restrictions (including minor defects and irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially impair their use in the operation of the business of such Person;

(6) Liens securing obligations under Indebtedness permitted to be incurred (and so incurred and so classified) pursuant to clause (5) or (18) of the second paragraph of the covenant described under “Certain Covenants in the A Note Indenture—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided, however, that any such Indebtedness that is incurred pursuant to such clause (5) or (18) remains classified as incurred thereunder; and provided further, however, that Liens securing obligations under Indebtedness permitted to be incurred (and so incurred and so classified) pursuant to clause (18) extend only to the assets or Equity Interests of Foreign Subsidiaries of the Company;

(7) Liens existing on the Issue Date;

(8) Liens existing on property or shares of stock or other assets of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property or other assets owned by the Company or any of its Restricted Subsidiaries;

(9) Liens existing on property or other assets at the time the Company or a Restricted Subsidiary acquired the property or such other assets, including any acquisition by means of an amalgamation, merger or consolidation with or into the Company or any of its Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition, amalgamation, merger or consolidation; provided further that the Liens may not extend to any other property owned by the Company or any of its Restricted Subsidiaries;

(10) Liens securing obligations under Indebtedness or other obligations of the Company or a Restricted Subsidiary owing to the Issuer or a Guarantor permitted to be incurred in accordance with the covenant described under “Certain Covenants in the A Note Indenture—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(11) Liens securing Hedging Obligations permitted to be incurred under the A Note Indenture;

(12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries and do not secure any Indebtedness;

(14) Liens arising from Uniform Commercial Code (or equivalent statutes) financing statement filings regarding operating leases, consignments or accounts entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(15) Liens in favor of the Issuer or any Guarantor;

(16) Liens on equipment of the Company or any of its Restricted Subsidiaries granted in the ordinary course of business;

(17) [Reserved];

(18) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8), and (9) or in clauses (20) and (33) below; provided that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (b) the obligations under Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8), (9), (20) and (33) at the time the original Lien became a Permitted Lien under the A Note Indenture, and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; provided further, however, that in the case of any Liens to secure any refinancing, refunding, extension, renewal or replacement of Indebtedness secured by a Lien referred to in clause (20) or clause (33), the principal amount of any Indebtedness Incurred for such refinancing, refunding, extension, renewal or replacement shall be deemed secured by a Lien under clause (20) or clause (33), as applicable, and not this clause (18) for purposes of determining the principal amount of Indebtedness outstanding under clause (20) or clause (33), as applicable;

(19) deposits made or other security provided in the ordinary course of business to secure liability to insurance carriers;

(20) other Liens securing Indebtedness or other obligations which do not exceed $40.0 million in the aggregate at any one time outstanding;

(21) Liens securing judgments for the payment of money not constituting an Event of Default under clause (5) under “Events of Default and Remedies” so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(22) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(23) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(24) Liens deemed to exist in connection with Investments in repurchase agreements permitted under the A Note Indenture; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(25) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(26) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Company or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(27) [Reserved];

(28) Liens securing obligations owed by the Company or any Restricted Subsidiary to any lender under any Credit Facilities or any Affiliate of such a lender, in each case, in the ordinary course of business in respect of any overdraft and related liabilities arising from treasury, depository and cash management services provided by, or any automated clearing house transfers of funds with, lenders under such Credit Facilities or any Affiliate of such a lender;

(29) the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by the Company or any Restricted Subsidiary thereof or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(30) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

(31) Liens solely on any cash earnest money deposits made by the Company or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted;

(32) security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business; and

(33) Liens securing Indebtedness or other obligations under any Credit Facilities which do not exceed $250.0 million in the aggregate at any one time outstanding.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on and the costs in respect of such Indebtedness.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Priority Guarantee Exchange Notes” means new notes of CCU issued in exchange for the Priority Guarantee Notes pursuant to, or as contemplated by, the Priority Guarantee Notes Registration Rights Agreements.

“Priority Guarantee Notes” means CCU’s (i) 9.0% Priority Guarantee Notes due 2021 and (ii) 9.0% Priority Guarantee Notes due 2019.

“Priority Guarantee Notes Indentures” means (i) the Indenture dated as of February 23, 2011, between CCU, the guarantors party thereto and Wilmington Trust FSB, as trustee, as the same may have been amended or supplemented as of the Issue Date, including pursuant to the Supplemental Indenture dated as of June 14, 2011, and (ii) the Indenture dated as of October 25, 2012, between CCU, the guarantors party thereto and U.S. Bank National Association, as trustee, as the same may have been amended or supplemented as of the Issue Date.

“Priority Guarantee Notes Registration Rights Agreements” means (a) the Exchange and Registration Rights Agreement with respect to the Priority Guarantee Notes, dated as of February 23, 2011, among the Issuer, the guarantors party thereto and the initial purchasers with respect to the Priority Guarantee Notes, (b) the Exchange and Registration Rights Agreement with respect to the Priority Guarantee Notes, dated as of June 14, 2011, among the Issuer, the guarantors party thereto and the initial purchasers with respect to the Priority Guarantee Notes and (c) the Exchange and Registration Rights Agreement with respect to the Priority Guarantee Notes, dated as of October 25, 2012, among the Issuer, the guarantors party thereto and the initial purchasers with respect to the Priority Guarantee Notes.

“Proceeds Loans” means (a) a loan of the gross proceeds of the B Notes issued on the Issue Date from the Issuer to CCO made on the Issue Date from the proceeds of the issuance of the B Notes (the “Series B Proceeds Loan”), and (b) the Series A Proceeds Loan.

“Proceeds Loan Agreements” means each of the Proceeds Loan Agreements dated as of the Issue Date between the Issuer and CCO pursuant to which the Proceeds Loans were made.

“Public Debt” means any Indebtedness consisting of bonds, debentures, notes or other similar debt securities issued in (a) a public offering registered under the Securities Act or (b) a private placement to institutional investors that is underwritten for resale in accordance with Rule 144A or Regulation S of such Act, whether or not it includes registration rights entitling the holders of such debt securities to registration thereof with the SEC. The term “Public Debt” (i) shall not include the A Notes (or any Additional A Notes) or the B Notes (or any Additional B Notes) and (ii) shall not be construed to include any Indebtedness issued to institutional investors in a direct placement of such Indebtedness that is not underwritten by an intermediary (it being understood that, without limiting the foregoing, a financing that is distributed to not more than ten Persons (provided that multiple managed accounts and affiliates of any such Persons shall be treated as one Person for the purposes of this definition) shall be deemed not to be underwritten), or any commercial bank or similar Indebtedness, Capitalized Lease Obligation or recourse transfer of any financial asset or any other type of Indebtedness incurred in a manner not customarily viewed as a “securities offering.”

“Qualified Asset Sale” means any Asset Sale:

(1) pursuant to which the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Company) of the assets sold or otherwise disposed of; and

(2) except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:

(a) any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto) of the Company or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the A Notes (or Guarantees) or that are owed to the Company or a Restricted Subsidiary, that are assumed by the transferee of any such assets and for which the Company and all of its Restricted Subsidiaries have been irrevocably released from such liabilities,

(b) any securities, notes or other obligations or assets received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale, subject to ordinary settlement periods, and

(c) any Designated Non-cash Consideration received by the Company or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of (x) $150.0 million and (y) 2.0% of Total Assets as of the end of the Company’s most recently ended fiscal quarter prior to the date of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value shall be deemed to be cash for purposes of this definition and for no other purposes.

“Qualified Proceeds” means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Company in good faith.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the A Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company which shall be substituted for Moody’s or S&P or both, as the case may be.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Company or a Restricted Subsidiary in exchange for assets transferred by the Company or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Restricted Guarantor” means a Guarantor that is a Restricted Subsidiary.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Company (including any Foreign Subsidiary of the Company) that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement providing for the leasing by the Company or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Senior Credit Facilities” means the term and revolving credit facilities under the Amended and Restated Credit Agreement, dated as of February 23, 2011 and as amended on October 23, 2012, by and among CCU, the subsidiary guarantors party thereto, the lenders party thereto in their capacities as lenders thereunder and Citibank, N.A., as Administrative Agent, including any agreements, collateral documents, guarantees, instruments, mortgages and notes executed in connection therewith, and any amendments, extensions, modifications, refinancings, refundings, renewals, restatements, or supplements thereof and any one or more notes, indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that extend, refinance, refund, renew, replace or defease any part of the loans, notes, other credit facilities or commitments thereunder, including any such refinancing, refunding or replacement facility or indenture that increases the amount that may be borrowed thereunder or alters the maturity of the loans thereunder or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or other agent, lender or group of lenders or investors.

“Senior Exchange Notes” means the Series A Senior Exchange Notes and the Series B Senior Exchange Notes.

“Senior Indentures” means the Series A Senior Indenture and the Series B Senior Indenture.

“Senior Leverage Ratio” means, as of the date of determination, the ratio of (a) the Pari Passu Indebtedness of the Company and its Restricted Subsidiaries on such date, to (b) EBITDA of the Company and its Restricted Subsidiaries for the most recently ended four fiscal quarters ending immediately prior to such date for which internal financial statements are available.

In the event that the Company or any Restricted Subsidiary (i) incurs, redeems, retires or extinguishes any Pari Passu Indebtedness (other than Pari Passu Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes) or (ii) issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Senior Leverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Senior Leverage Ratio is made (the “Senior Leverage Ratio Calculation Date”), then the Senior Leverage Ratio shall be calculated giving pro forma effect to such incurrence, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period; provided, however, that the Issuer may elect, pursuant to an Officer’s Certificate delivered to the Trustee not later than 30 days after entering into any commitment providing for the incurrence of any Pari Passu Indebtedness, that all or any portion of the Pari Passu Indebtedness that could be incurred under such commitment at the time such commitment is entered into shall be treated as incurred and outstanding in such amount for all purposes of this calculation (whether or not such Pari Passu Indebtedness is outstanding at the time such commitment is entered into) and any subsequent incurrence of such Pari Passu Indebtedness under such commitment (including upon repayment and reborrowing) shall not be deemed, for purposes of this calculation, to be the incurrence of Pari Passu Indebtedness at such subsequent time.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business made (or committed to be made pursuant to a definitive agreement) during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Senior Leverage Ratio Calculation Date, and other operational changes that the Company or any of its Restricted Subsidiaries has determined to make or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Senior Leverage Ratio Calculation Date shall be calculated on a pro forma basis as set forth below assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, amalgamation, consolidation, discontinued operation or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Senior Leverage Ratio shall be calculated giving pro forma effect thereto in the manner set forth below for such period as if such Investment, acquisition, disposition, merger, consolidation, discontinued operation or operational change had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to an Investment, acquisition, disposition, amalgamation, merger or consolidation (including the Transactions) and the amount of income or earnings relating thereto, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company (and may include cost savings, synergies and operating expense reductions resulting from such Investment, acquisition, amalgamation, merger or consolidation (including the Transactions) which is being given pro forma effect that have been or are expected to be realized); provided, that actions to realize such cost savings, synergies and operating expense reductions are taken within 12 months after the date of such Investment, acquisition, amalgamation, merger or consolidation; provided, that no cost savings, synergies or operating expense reductions shall be included pursuant to this paragraph to the extent duplicative of any amounts that are otherwise added back in computing EBITDA with respect to such period.

For the purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve-month period immediately prior to the date of determination determined in a manner consistent with that used in calculating EBITDA for the applicable period.

“Senior Notes” means the Series A Senior Notes and the Series B Senior Notes.

“Senior Notes Refinancing Payments” means payments made in connection with the refinancing of the Senior Notes including payments related to the redemption of Senior Notes or purchase of Senior Notes in a tender offer and repayment of the Senior Proceeds Loans.

“Senior Proceeds Loans” means the Series A Senior Proceeds Loan and the Series B Senior Proceeds Loan.

“Series A Exchange Notes” means new notes of the Issuer issued in exchange for the A Notes pursuant to, or as contemplated by, the A Note Registration Rights Agreement.

“Series A Proceeds Loan” means a loan of the gross proceeds of the A Notes issued on the Issue Date from the Issuer to CCO made on the Issue Date from the proceeds of the Issuance of the A Notes.

“A Note Registration Rights Agreement” means the Registration Rights Agreement with respect to the A Notes, dated the Issue Date, among the Issuer, the Guarantors and the Initial Purchasers and any similar registration rights agreements with respect to any Additional A Notes.

“Series A Senior Exchange Notes” means new notes of the Issuer issued in exchange for the Series A Senior Notes pursuant to, or as contemplated by, the Series A Senior Registration Rights Agreement.

“Series A Senior Indenture” means the Indenture dated as of December 23, 2009, by and among the Issuer, the guarantors party thereto and U.S. Bank National Association, as trustee, with respect to Series A Senior Notes.

“Series A Senior Notes” means the 9.25% Series A Senior Notes due 2017 issued by the Issuer on December 23, 2009.

“Series A Senior Proceeds Loan” means the $500.0 million loan from the Issuer to CCO made on December 23, 2009 from the proceeds of the issuance of the Series A Senior Notes.

“Series A Senior Registration Rights Agreement” means the Registration Rights Agreement with respect to the Series A Senior Notes, dated as of December 23, 2009, among the Issuer, the guarantors party thereto and the initial purchasers with respect to the Series A Senior Notes.

“Series A Subordinated Exchange Notes” means new notes of the Issuer issued in exchange for the Series A Subordinated Notes pursuant to, or as contemplated by, the Series A Subordinated Registration Rights Agreement.

“Series A Subordinated Indenture” means the Indenture dated as of March 15, 2012, by and among the Issuer, the guarantors party thereto and U.S. Bank National Association, as trustee, with respect to Series A Subordinated Notes.

“Series A Subordinated Notes” means the 7.625% Series A Senior Subordinated Notes due 2020 issued by the Issuer on March 15, 2012.

“Series A Subordinated Proceeds Loan” means the $275.0 million loan from the Issuer to CCO made on March 15, 2012 from the proceeds of the issuance of the Series A Subordinated Notes.

“Series A Subordinated Registration Rights Agreement” means the Registration Rights Agreement with respect to the Series A Subordinated Notes, dated as of March 15, 2012, among the Issuer, the guarantors party thereto and the initial purchasers with respect to the Series A Subordinated Notes.

“Series B Exchange Notes” means new notes of the Issuer issued in exchange for the B Notes pursuant to, or as contemplated by, the B Note Registration Rights Agreement.

 “Series B Senior Exchange Notes” means new notes of the Issuer issued in exchange for the Series B Senior Notes pursuant to, or as contemplated by, the Series B Senior Registration Rights Agreement.

“Series B Senior Indenture” means the Indenture dated as of December 23, 2009, by and among the Issuer, the guarantors party thereto and U.S. Bank National Association, as trustee, with respect to Series B Senior Notes.

“Series B Senior Notes” means the 9.25% Series B Senior Notes due 2017 issued by the Issuer on December 23, 2009.

“Series B Senior Proceeds Loan” means the $2.0 billion loan from the Issuer to CCO made on December 23, 2009 from the proceeds of the issuance of the Series B Senior Notes.

“Series B Senior Registration Rights Agreement” means the Registration Rights Agreement with respect to the Series B Senior Notes, dated as of December 23, 2009, among the Issuer, the guarantors party thereto and the initial purchasers with respect to the Series B Senior Notes.

“Series B Subordinated Exchange Notes” means new notes of the Issuer issued in exchange for the Series B Subordinated Notes pursuant to, or as contemplated by, the Series B Subordinated Registration Rights Agreement.

“Series B Subordinated Indenture” means the Indenture dated as of March 15, 2012, by and among the Issuer, the guarantors party thereto and U.S. Bank National Association, as trustee, with respect to Series B Subordinated Notes.

“Series B Subordinated Notes” means the 7.625% Series B Senior Subordinated Notes due 2020 issued by the Issuer on March 15, 2012.

“Series B Subordinated Proceeds Loan” means the $1.925 billion loan from the Issuer to CCO made on March 15, 2012 from the proceeds of the issuance of the Series B Subordinated Notes.

“Series B Subordinated Registration Rights Agreement” means the Registration Rights Agreement with respect to the Series B Subordinated Notes, dated as of March 15, 2012, among the Issuer, the guarantors party thereto and the initial purchasers with respect to the Series B Subordinated Notes.

“Significant Party” means any Guarantor or Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Similar Business” means any business conducted or proposed to be conducted by the Company and its Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental or ancillary thereto.

“Special Interest” means all additional interest then owing pursuant to any Registration Rights Agreement.

“Subordinated Exchange Notes” means the Series A Subordinated Exchange Notes and the Series B Subordinated Exchange Notes.

“Subordinated Indebtedness” means:

(1) any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the A Notes; and

(2) any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the A Notes.

“Subordinated Indentures” means the Series A Subordinated Indenture and the Series B Subordinated Indenture.

“Subordinated Notes” means the Series A Subordinated Notes and the Series B Subordinated Notes.

“Subordinated Proceeds Loans” means the Series A Subordinated Proceeds Loan and the Series B Subordinated Proceeds Loan.

“Subsidiary ” means, with respect to any Person, a corporation, partnership, joint venture, limited liability company or other business entity (excluding charitable foundations) of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

“Total Assets” means total assets of the Company and its Restricted Subsidiaries on a consolidated basis prepared in accordance with GAAP, shown on the most recent balance sheet of the Company and its Restricted Subsidiaries as may be expressly stated.

“Transaction Expenses” means any fees or expenses incurred or paid by the Company or any of its Subsidiaries in connection with the Transactions.

“Transactions” means the offering and issuance of the Notes for cash on the Issue Date, the making of the Proceeds Loans, the making of the Senior Notes Refinancing Payments, and transactions and the payment of fees and expenses related to any of the foregoing.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to November 15, 2017; provided, however, that if the period from the Redemption Date to November 15, 2017 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa77bbbb).

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Company as an Unrestricted Subsidiary under the A Notes; provided that the Company may not designate any Subsidiary to be an Unrestricted Subsidiary under the A Notes unless such Subsidiary is also designated as an “Unrestricted Subsidiary” under the B Notes; provided further that the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary to the extent such designation is made under the B Notes.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

(2) the sum of all such payments.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares and shares issued to foreign nationals as required under applicable law) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person or by such Person and one or more Wholly-Owned Subsidiaries of such Person.

Description of the B Notes

General

Certain terms used in this description are defined under the subheading “Certain Definitions.” In this description, (i) the term “Issuer” refers to Clear Channel Worldwide Holdings, Inc., and not to any of its Subsidiaries, (ii) the term “Company” refers to Clear Channel Outdoor Holdings, Inc., and not to any of its Subsidiaries, (iii) the terms “we,” “our” and “us” each refer to the Company and its consolidated Subsidiaries, (iv) the term “CCO” refers to Clear Channel Outdoor, Inc., and not to any of its Subsidiaries, (v) the term “B Notes” refers to the notes issued under the B Note Indenture and (vi) the term “B Note Registration Rights Agreement” refers to the registration rights agreement with the initial purchasers regarding registration of the outstanding B Notes. The Issuer is a Wholly-Owned Subsidiary of the Company. The Company, as Guarantor of the B Notes, and each Restricted Subsidiary of the Company that Guarantees the B Notes is referred to as a “Restricted Guarantor.”

The following description is only a summary of the material provisions of the B Note Indenture and does not purport to be complete and is qualified in its entirety by reference to the provisions of that agreement, including the definitions therein of certain terms used in this “Description of the B Notes”. We urge you to read the B Note Indenture, the B Notes and the B Note Registration Rights Agreement because those agreements, not this description, define your rights as holders of the B Notes. Copies of the B Note Indenture and the B Note Registration Rights Agreement may be obtained from the Company when available.

Brief Description of B Notes

The B Notes:

●	are senior unsecured obligations of the Issuer;

●	are pari passu in right of payment with all existing and future unsubordinated Indebtedness of the Issuer, including the A Notes and under any Credit Facilities of the Issuer;

●	are effectively subordinated to all existing and future secured indebtedness of the Issuer to the extent of the value of such assets securing such Indebtedness;

●	are senior in right of payment to all existing and future Subordinated Indebtedness of the Issuer;

●	are guaranteed by each of the Company, CCO and substantially all of the Company’s other domestic Restricted Subsidiaries other than the Excluded Subsidiaries; and

●	are structurally subordinated to all existing and future obligations of any existing or future Subsidiaries of the Company that do not guarantee the B Notes.

The Guarantee of each Guarantor of the B Notes:

●	is a senior unsecured obligation of such Guarantor;

●
ranks pari passu in right of payment with all existing and future unsubordinated Indebtedness of such Guarantor, including such Guarantor’s guarantee of the A Notes and under any Credit Facilities of such Guarantor and, in the case of the Company, the Company’s obligations under the CCOH Mirror Note; and

●	is effectively subordinated to all existing and future secured indebtedness of such Guarantor to the extent of the value of such assets securing such Indebtedness.

Guarantees

The Guarantors, as primary obligors and not merely as sureties, jointly and severally irrevocably and unconditionally guarantee, on an unsecured senior basis, in each case, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Issuer under the B Note Indenture and the B Notes, whether for payment of principal of or interest on the B Notes, expenses, indemnification or otherwise, on the terms set forth in the B Note Indenture by executing the B Note Indenture or a supplemental indenture.

Each Restricted Subsidiary that is a Wholly-Owned Subsidiary of the Company (other than Excluded Subsidiaries) guarantees the B Notes, subject to release as provided below. The B Notes are structurally subordinated to Indebtedness and other liabilities of Subsidiaries of the Company that do not guarantee the B Notes.

Not all of the Company’s Subsidiaries guarantee the B Notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute or contribute, as the case may be, any of their assets to a Guarantor. None of the Company’s Excluded Subsidiaries guarantee the B Notes. As of the Issue Date, our Excluded Subsidiaries included all Foreign Subsidiaries of the Company, all non-Wholly-Owned Subsidiaries of the Company, certain Domestic Subsidiaries and all Immaterial Subsidiaries. The non-guarantor Subsidiaries accounted for approximately $385.0 million, or 59.2%, of our revenue, for the three months ended March 31, 2013. Our non-guarantor Subsidiaries accounted for approximately $2,234.0 million, or 32.2%, of our total assets as of March 31, 2013. As of March 31, 2013, our non-guarantor Subsidiaries had $1,041.6 million of total liabilities (including trade payables) to which the B Notes would have been structurally subordinated.

The obligations of each Guarantor under its Guarantee are limited as necessary to prevent such Guarantee from constituting a fraudulent conveyance under applicable law.

Any Guarantor that makes a payment under its Guarantee are entitled upon payment in full of all guaranteed obligations under the B Note Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment (such net assets determined in accordance with GAAP).

If a Guarantee was rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness, a Guarantor’s liability on its Guarantee could be reduced to zero.

Each Guarantee by a Restricted Guarantor shall provide by its terms that it shall be automatically and unconditionally released and discharged upon:

(1) (a) any sale, exchange or transfer (by merger or otherwise) of (i) the Capital Stock of such Restricted Guarantor after which the applicable Restricted Guarantor is no longer a Restricted Subsidiary or (ii) all or substantially all of the assets of such Restricted Guarantor which sale, exchange or transfer is made in a manner in compliance with the applicable provisions of the B Note Indenture;

(b) the designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary;

(c) the Issuer exercising its legal defeasance option or covenant defeasance option as described under “Legal Defeasance and Covenant Defeasance” or the Issuer’s obligations under the B Note Indenture being discharged in a manner not in violation of the terms of the B Note Indenture; or

(d) such Restricted Guarantor ceasing to be a Restricted Subsidiary as a result of a transaction or designation permitted hereunder; provided, however, if such Restricted Guarantor, immediately prior thereto, was a guarantor of other capital markets debt securities of the Issuer or a Guarantor and continues to be a guarantor of such other capital markets debt securities of the Issuer or a Guarantor, no such release shall be permitted; and

(2) such Restricted Guarantor delivering to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the B Note Indenture relating to such transaction have been complied with.

The Guarantee by the Company shall provide by its terms that it shall be automatically and unconditionally released and discharged upon the Issuer exercising its legal defeasance option or covenant defeasance option as described under “Legal Defeasance and Covenant Defeasance” or the Issuer’s obligations under the B Note Indenture being discharged in a manner in accordance with the terms of the B Note Indenture.

Ranking

The payment of the principal of, premium, if any, and interest on the B Notes by the Issuer will rank pari passu in right of payment to all unsubordinated Indebtedness of the Issuer, including the A Notes.

The payment of any Guarantee of the B Notes will rank pari passu in right of payment to all unsubordinated Indebtedness of the relevant Guarantor, including the guarantee by such Guarantor of the A Notes and, in the case of the Company, the Company’s Obligations under the CCOH Mirror Note.

Each Guarantor’s obligations under its Guarantee of the B Notes will be effectively subordinated to the obligations of the Guarantor under its Secured Indebtedness to the extent of the value of the assets securing such Indebtedness.

At March 31, 2013,

(1) the Company and its Subsidiaries had $2,740.6 million of Pari Passu Indebtedness outstanding (including the B Notes and the A Notes) and

(2) the Company and the Guarantors had $2,200.0 million of Subordinated Indebtedness outstanding.

The B Notes will be effectively subordinated to all of the existing and future secured indebtedness of the Issuer and each Guarantor to the extent of the value of the assets securing such Indebtedness.

Although the B Note Indenture limits the incurrence of Indebtedness by the Company and its Restricted Subsidiaries and the issuance of Disqualified Stock and Preferred Stock by the Restricted Subsidiaries, such limitations are subject to a number of significant qualifications and exceptions. Under certain circumstances, the Company and its Subsidiaries may be able to incur substantial amounts of Indebtedness and such Indebtedness may be Secured Indebtedness. See “Certain Covenants in the B Note Indenture—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “Certain Covenants in the B Note Indenture—Liens.”

Substantially all of the operations of the Issuer are conducted through its Subsidiaries, most of which are Foreign Subsidiaries of the Issuer that do not Guarantee the B Notes. In addition, substantially all of the operations of the Company are conducted through its Subsidiaries. Unless a Subsidiary is a Guarantor, claims of creditors of such Subsidiary, including trade creditors, and claims of preferred stockholders (if any) of such Subsidiary generally will have priority with respect to the assets and earnings of such Subsidiary over the claims of creditors of the Issuer, including Holders. The B Notes, therefore, are effectively subordinated to creditors (including trade creditors) and preferred stockholders (if any) of Subsidiaries of the Company that are not Guarantors. The Company’s Subsidiaries that are not Guarantors had $1,135.6 million of total liabilities outstanding as of March 31, 2013, of which $1,099.1 million were obligations of Subsidiaries of the Issuer.

See “Risk Factors—Risks Related to the Exchange Notes.”

Proceeds Loan

The Issuer loaned the gross proceeds of the B Notes issued on the Issue Date to CCO pursuant to an intercompany loan. The proceeds from such intercompany loan were used by CCO to repay the Senior Proceeds Loans and to make a capital contribution to the Issuer. The obligations of CCO under the Series B Proceeds Loan will be senior unsecured obligations of CCO.

Interest will accrue on the Series B Proceeds Loan at a rate equal to the interest rate payable on the B Notes, with such adjustments to the interest rate thereon as may be necessary to match the interest rate due with respect to the B Notes, including any default interest payable with respect thereto. CCO will be entitled to set-off and deduct any payments it makes under its Guarantee against and from its obligations under the Series B Proceeds Loan. The maturity date of the Series B Proceeds Loan is the same as the maturity date of the B Notes. The Series B Proceeds Loan will be repayable by CCO upon the repayment in full or in part of the B Notes, whether at maturity, on early redemption or upon acceleration thereof. The Series B Proceeds Loan includes cross-acceleration events to the B Notes.

Paying Agent and Registrar for the B Notes

The Issuer will maintain one or more Paying Agents for the B Notes. The initial Paying Agent for the B Notes is U.S. Bank National Association.

The Issuer will also maintain a registrar in respect of the B Notes, initially U.S. Bank National Association. If the Issuer fails to appoint a registrar, the Trustee will act as such. The registrar for the B Notes will maintain a register reflecting ownership of the B Notes outstanding from time to time and will make payments on and facilitate transfer of the B Notes on behalf of the Issuer.

The Issuer may change the Paying Agents or the registrars without prior notice to the Holders. The Company, the Issuer, any Restricted Subsidiary or any Subsidiaries of a Restricted Subsidiary may not act as a Paying Agent or registrar.

Transfer and Exchange

A Holder may transfer or exchange B Notes in accordance with the terms set forth in the B Note Indenture pursuant to which such B Notes have been issued. Any registrar or the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of B Notes. Holders will be required to pay all taxes due on transfer. The Issuer is not required to transfer or exchange any B Note selected for redemption.

Principal, Maturity and Interest

The Issuer issued $1,989,250,000 initial aggregate principal amount of outstanding B Notes on the Issue Date and will issue the same amount of Series B Exchange Notes pursuant to the B note exchange offer. The B Notes will mature on November 15, 2022. Subject to compliance with the covenant described below under the caption “Certain Covenants in the B Note Indenture—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” the Issuer may issue additional B Notes from time to time after this offering (such additional B Notes, the “Additional B Notes”). The B Notes offered by the Issuer and any Additional B Notes subsequently issued under the B Note Indenture will be treated as a single class for all purposes under the B Note Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, for all purposes of the B Note Indenture and this “Description of the B Notes”, references to “B Notes” include any Additional B Notes that are actually issued and references to “A Notes” include any Additional A Notes that are actually issued.

Interest on the B Notes will accrue and be payable by or on behalf of the Issuer weekly in arrears, on the last Business Day of each week, from the Issue Date, or from the most recent date to which interest has been paid or provided for. Interest is payable by the Trustee semiannually on May 15 and November 15 of each year, commencing May 15, 2013, computed using a 360-day year comprised of twelve 30-day months, to Holders of record at the close of business on the May 1 or November 1 immediately preceding the relevant interest payment date. If a payment date is not on a Business Day at the place of payment, payment may be made at the place on the next succeeding Business Day and no interest will accrue for the intervening period.

The Issuer will pay interest on overdue principal at 1% per annum in excess of the interest otherwise payable by the Issuer and will pay interest on overdue installments due from the Issuer at such higher rate to the extent lawful.

The Issuer has caused the Trustee to establish an account (the “Trustee Account”) to be maintained by the Trustee for the benefit of the Holders with respect to payments of interest on the B Notes, over which the Trustee shall have sole control and dominion. Interest on the B Notes will accrue, and be payable by or on behalf of the Issuer to the Trustee, weekly in arrears on the last Business Day of each week; provided that the failure by the Issuer to make or have made any such weekly payment to the Trustee on the last Business Day of the applicable week will not constitute a Default so long as (a) (x) no payment or other transfer by the Company or any of its Restricted Subsidiaries shall have been made during the applicable week in respect of which such payment was due and payable under the Cash Management Arrangements or (y) the amount of funds on deposit in the Trustee Account on the last Business Day of the applicable week is equal to the amount of interest which has accrued up to and including the last Business Day of such week and (b) on each semiannual interest payment date the aggregate amount of funds deposited in the Trustee Account is sufficient to pay the aggregate amount of interest on the B Notes that is payable by the Trustee to the Holders on such semiannual interest payment date; provided further, however, that payments of interest shall only be deemed to be overdue to the extent that the aggregate amount of funds deposited in the Trustee Account is not sufficient to pay the aggregate amount of interest on the B Notes that is payable by the Trustee to Holders on the applicable semiannual interest payment date. The Issuer or any Guarantor will not be the legal owners of the funds on deposit in the Trustee Account. Such amounts may be in cash in U.S. dollars, in Government Securities or in a combination thereof. Any interest earned on Government Securities held in the Trustee Account will be applied to pay fees and expenses of the Trustee and, to the extent of any excess, returned to the Company. Upon the making by or on behalf of the Issuer of any payment into the Trustee Account, the Issuer’s obligation to pay accrued interest shall be discharged to the extent of the amount so paid. If the Trustee fails to make an interest payment on the B Notes but the Issuer has deposited the funds with the Trustee, it will not be a Default.

Special Interest may accrue on the B Notes in certain circumstances pursuant to the B Note Registration Rights Agreement. All references in the B Note Indenture and this “Description of the B Notes”, in any context, to any interest or other amount payable on or with respect to the B Notes shall be deemed to include any Special Interest pursuant to the B Note Registration Rights Agreement for the B Notes. References to “accrued and unpaid interest” refer to interest that may be payable by the Issuer or the Trustee, as applicable.

Principal of, premium, if any, and interest on the B Notes will be payable at the office or agency of the Issuer maintained for such purpose or, at the option of the Issuer, may be made by check mailed to the Holders of the B Notes at their respective addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and interest with respect to the B Notes represented by one or more global notes registered in the name of or held by The Depository Trust Company (“DTC”) or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. The Issuer’s office or agency will be the office of the Paying Agent maintained for such purpose.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

We are not required to make any sinking fund payments with respect to the B Notes. Under certain circumstances, we may be required to offer to purchase B Notes as described under the caption “Repurchase at the Option of Holders.” We and our affiliates may at any time and from time to time purchase B Notes in the open market, by tender offer, in negotiated transactions or otherwise. Notwithstanding the foregoing, none of the Company or any of its Subsidiaries shall make any purchase of, or otherwise effectively cancel or retire any B Notes (whether through open market purchases, tender offers, defeasance, offers to purchase required by the B Notes or otherwise) if, after giving effect thereto and, if applicable, any concurrent purchase of or other action with respect to any A Notes, the ratio of (a) the outstanding aggregate principal amount of the A Notes to (b) the outstanding aggregate principal amount of the B Notes shall be greater than 0.25; provided, however, that the foregoing restriction shall not be applicable in the case of any Change of Control Offer, Asset Sale Offer or offer to purchase the A Notes required to be made under the A Note Indenture at the price specified with respect thereto to all holders of the A Notes, where a violation of the foregoing restriction would occur solely as a result of different offer acceptance rates by the holders of the B Notes and the A Notes. References to the B Notes and the A Notes in this paragraph do not include any Additional B Notes or any Additional A Notes, as applicable.

Optional Redemption

Except as set forth below, the Issuer shall not be permitted to redeem the B Notes. The B Notes will be payable at par at maturity.

At any time prior to November 15, 2017, the B Notes may be redeemed or purchased (by the Issuer or any other Person), at the Issuer’s option, in whole or in part, upon notice as described under “Selection and Notice,” at a redemption price equal to 100% of the principal amount of B Notes redeemed plus the Applicable Premium as of the date of redemption (the “Redemption Date”), and, without duplication, accrued and unpaid interest to the Redemption Date, subject to the rights of Holders of B Notes on the relevant record date to receive interest due on the relevant interest payment date. The Issuer may provide in such notice that the consummation of such redemption or purchase and the payment of the redemption price with respect thereto may, at the Issuer’s discretion, be subject to one or more conditions precedent, and that performance of the Issuer’s obligations with respect to such redemption or purchase may be performed by another Person.

On and after November 15, 2017, the B Notes may be redeemed or purchased (by the Issuer or any other Person), at the Issuer’s option, in whole or in part, upon notice as described under “Selection and Notice,” at any time and from time to time at the redemption prices set forth below. The Issuer may provide in such notice that the consummation of such redemption or purchase and the payment of the redemption price with respect thereto may, at the Issuer’s discretion, be subject to one or more conditions precedent, and that performance of the Issuer’s obligations with respect to such redemption or purchase may be performed by another Person. The B Notes will be redeemable at the redemption prices (expressed as percentages of principal amount of the B Notes to be redeemed) set forth below plus accrued and unpaid interest thereon to the applicable Redemption Date, subject to the right of Holders of record of B Notes on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on November 15 of each of the years indicated below:

Year	Percentage
2017	103.250%
2018	102.167%
2019	101.083%
2020 and thereafter	100.000%

In addition, until November 15, 2015, the Issuer may, at its option, on one or more occasions, redeem up to 40% of the then outstanding aggregate principal amount of B Notes at a redemption price equal to 106.500% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings to the extent such net cash proceeds are received by or contributed to the Issuer; provided that at least 60% of the sum of the aggregate principal amount of B Notes originally issued under the B Note Indenture and any Additional B Notes issued under the B Note Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption; provided further, that each such redemption occurs within 180 days of the date of closing of each such Equity Offering.

The Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect thereto may be performed by another Person. Notice of any redemption upon any Equity Offering may be given prior to the completion of the related Equity Offering, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

The Trustee or the Paying Agent shall select the B Notes to be purchased in the manner described under “Selection and Notice.”

Repurchase at the Option of Holders

Change of Control

The B Notes provide that if a Change of Control occurs, unless the Issuer has previously or concurrently mailed a redemption notice with respect to all the outstanding B Notes as described under “Optional Redemption,” the Issuer will make an offer to purchase all of the B Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101.0% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, subject to the right of Holders of the B Notes of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, unless the Issuer has previously or concurrently mailed a redemption notice with respect to all the outstanding B Notes as described under “Optional Redemption,” the Issuer will send notice of such Change of Control Offer by electronic transmission (for B Notes held in book-entry form) or first-class mail, with a copy to the Trustee, to each Holder of B Notes to the address of such Holder appearing in the security register with a copy to the Trustee, or otherwise in accordance with the procedures of DTC, with the following information:

(1) that a Change of Control Offer is being made pursuant to the covenant entitled “Repurchase at the Option of Holders—Change of Control,” and that all B Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;

(2) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is transmitted or mailed (the “Change of Control Payment Date”);

(3) that any B Note not properly tendered will remain outstanding and continue to accrue interest;

(4) that unless the Issuer defaults in the payment of the Change of Control Payment, all B Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5) that Holders electing to have any B Notes purchased pursuant to a Change of Control Offer will be required to surrender such B Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such B Notes completed, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders will be entitled to withdraw their tendered B Notes and their election to require the Issuer to purchase such B Notes, provided that the Paying Agent receives, not later than the close of business on the fifth Business Day preceding the Change of Control Payment Date, a telegram, facsimile transmission or letter setting forth the name of the Holder of the B Notes, the principal amount of B Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered B Notes and its election to have such B Notes purchased;

(7) that the Holders whose B Notes are being repurchased only in part will be issued new B Notes equal in principal amount to the unpurchased portion of the B Notes surrendered. The unpurchased portion of the B Notes must be equal to a minimum of $2,000 or an integral multiple of $1,000 in principal amount;

(8) if such notice is transmitted or mailed prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control; and

(9) the other instructions, as determined by the Issuer, consistent with the covenant described hereunder, that a Holder must follow.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of B Notes by the Issuer pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the B Note Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the B Note Indenture by virtue thereof.

On the Change of Control Payment Date, the Issuer will, to the extent permitted by law,

(1) accept for payment all B Notes or portions thereof properly tendered pursuant to the Change of Control Offer,

(2) deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all B Notes or portions thereof so tendered, and

(3) deliver, or cause to be delivered, to the Trustee for cancellation (and delivery to the Paying Agent) the B Notes so accepted together with an Officer’s Certificate to the Trustee stating that such B Notes or portions thereof have been tendered to and purchased by the Issuer.

Future credit agreements or other agreements to which the Company or the Issuer become a party may provide that certain change of control events with respect to the Company would constitute a default thereunder (including a Change of Control under the B Note Indenture). If we experience a change of control that triggers a default under any Credit Facilities, we could seek a waiver of such default or seek to refinance our Credit Facilities. In the event we do not obtain such a waiver or refinance the Credit Facilities, such default could result in amounts outstanding under our Credit Facilities being declared due and payable.

Our ability to pay cash to the Holders of B Notes following the occurrence of a Change of Control may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases. See “Risk Factors—Risks Related to the Exchange Notes—Certain transactions that may result in a change in ownership of Clear Channel Worldwide Holdings may not constitute a change of control. In addition, in the event of a change of control, Clear Channel Worldwide Holdings may not be able to fulfill its repurchase obligations under the indentures governing the notes.”

The Change of Control purchase feature of the B Notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Initial Purchasers and us. As of the Issue Date, we had no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, dispositions, refinancings or other recapitalizations, that would not constitute a Change of Control under the B Note Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness (including Secured Indebtedness) are contained in the covenants described under “Certain Covenants in the B Note Indenture—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “Certain Covenants in the B Note Indenture—Liens.” In addition, a Change of Control could be triggered by changes in ownership resulting from an insolvency of CCU or a restructuring of its Indebtedness. Accordingly, events relating to CCU and over which we and they do not have control could trigger a Change of Control. Such restrictions in the B Note Indenture can be waived only with the consent of the Holders of a majority in principal amount of the B Notes then outstanding. Except for the limitations contained in such covenants, however, the B Note Indenture does not contain any covenants or provisions that may afford Holders of the B Notes protection in the event of a highly leveraged transaction. Such limitations are subject to a number of important exceptions, baskets and qualifications.

We will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the B Note Indenture applicable to a Change of Control Offer made by us and purchases all B Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

The definition of “Change of Control” includes a disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries to any Person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Company and its Restricted Subsidiaries. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of B Notes may require the Issuer to make an offer to repurchase the B Notes as described above. In addition, Holders may not be entitled to require us to purchase their B Notes in certain circumstances involving a significant change in the composition of our Board of Directors, including in connection with a proxy contest where our Board of Directors does not endorse a dissident slate of directors but approves them as “Continuing Directors.”

Except as described in clause (11) of the second paragraph under “Amendment, Supplement and Waiver,” the provisions in the B Note Indenture relative to the Issuer’s obligation to make an offer to repurchase the B Notes as a result of a Change of Control may be waived or modified at any time with the written consent of the Holders of a majority in principal amount of the then outstanding B Notes under the B Note Indenture.

Asset Sales

The B Note Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale, unless:

(1) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Company) of the assets sold or otherwise disposed of; and

(2) except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:

(a) any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto) of the Company or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the B Notes (or Guarantees) or that are owed to the Company or a Restricted Subsidiary, that are assumed by the transferee of any such assets and for which the Company and all of its Restricted Subsidiaries have been irrevocably released from such liabilities,

(b) any securities, notes or other obligations or assets received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale, subject to ordinary settlement periods, and

(c) any Designated Non-cash Consideration received by the Company or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of (x) $150.0 million and (y) 2.0% of Total Assets as of the end of the Company’s most recently ended fiscal quarter prior to the date of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value shall be deemed to be cash for purposes of this provision and for no other purpose.

Within 18 months after the receipt of any Net Proceeds of any Asset Sale:

(1) by the Company or any Restricted Subsidiary, then the Company or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale to permanently reduce Obligations under Pari Passu Indebtedness of the Issuer or the Guarantors that is secured by a Lien, which Lien is permitted by the B Note Indenture, and to correspondingly reduce commitments with respect thereto;

(2) by the Company or any Restricted Subsidiary, then the Company or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale to permanently reduce Obligations under (i) the B Notes (to the extent such purchases are at or above 100% of the principal amount thereof) or (ii) any other Pari Passu Indebtedness of the Issuer or a Guarantor (and to correspondingly reduce commitments with respect thereto); provided, however, that the Issuer shall equally and ratably reduce (or offer to reduce) Obligations under the B Notes as provided under “Optional Redemption,” through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders of B Notes to purchase a pro rata amount of B Notes at 100% of the principal amount thereof, plus accrued but unpaid interest;

(3) [Reserved];

(4) [Reserved];

(5) by any Restricted Subsidiary that is not the Issuer or a Guarantor, then such Restricted Subsidiary that is not the Issuer or a Guarantor, at its option, may apply the Net Proceeds of such Asset Sale to permanently reduce Obligations under Indebtedness of Restricted Subsidiaries that are not the Issuer or not Guarantors, and to correspondingly reduce commitments with respect thereto; or

(6) by the Company or any Restricted Subsidiary, then the Company or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale to (a) make an Investment in any one or more businesses, provided, however, that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or Restricted Subsidiary, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) acquire properties, (c) make capital expenditures or (d) acquire other assets that, in the case of each of clauses (a), (b), (c) and (d) either (x) are used or useful in a Similar Business or (y) replace the businesses, properties or assets that are the subject of such Asset Sale;

provided, however, that, in the case of clause (6) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Issuer or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within the later of 18 months after receipt of such Net Proceeds and 180 days following such commitment; provided further, however, that if such commitment is cancelled or terminated after the later of such 18 month or 180 day period for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds.

Any Net Proceeds from any Asset Sale described in the preceding paragraph that are not invested or applied as provided and within the time period set forth in the preceding paragraph will be deemed to constitute “Excess Proceeds”, except the amount of Excess Proceeds will be reduced by the sum of the amount of the B Notes offered to be purchased in an offer pursuant to clause (2) above and the amount of A Notes offered to be purchased in a A Notes Purchase Offer by reason of clause (2) above. When the aggregate amount of Excess Proceeds with respect to the B Notes exceeds $50.0 million, the Issuer shall make an offer to all Holders of the B Notes and, if required by the terms of any Pari Passu Indebtedness, to the holder of such Pari Passu Indebtedness (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of such B Notes and the maximum aggregate principal amount (or accreted value, if less) of such Pari Passu Indebtedness that is a minimum of $2,000 or an integral multiple of $1,000 thereof (in aggregate principal amount) that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest to the date fixed for the closing of such offer, in accordance with the procedures set forth in the B Note Indenture. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within 20 Business Days after the date that Excess Proceeds exceed $50.0 million by mailing the notice required pursuant to the terms of the B Note Indenture, with a copy to the Trustee or otherwise in accordance with the procedures of DTC. The Issuer, in its sole discretion, may satisfy the foregoing obligations with respect to any Net Proceeds from an Asset Sale by making an Asset Sale Offer with respect to such Net Proceeds prior to the expiration of the relevant 18 month period (or such longer period provided above) or with respect to Excess Proceeds of $50.0 million or less.

To the extent that the aggregate principal amount of B Notes and the aggregate principal amount (or accreted value, if applicable) of such Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds with respect to the B Notes, the Issuer may use any remaining Excess Proceeds for general corporate purposes, including to make Restricted Payments, subject to the other covenants contained in the B Note Indenture or for any other purpose not otherwise prohibited by the B Note Indenture. If the aggregate principal amount of B Notes and the aggregate principal amount (or accreted value, if applicable) of the Pari Passu Indebtedness surrendered in an Asset Sale Offer exceeds the amount of Excess Proceeds with respect to the B Notes, the Trustee or the Paying Agent shall select the B Notes and the Issuer or the agent for such Pari Passu Indebtedness will select such other Pari Passu Indebtedness to be purchased on a pro rata basis based on the principal amount of the B Notes and the aggregate principal amount (or accreted value, if applicable) of such Pari Passu Indebtedness tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

Pending the final application of any Net Proceeds pursuant to this covenant, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility, including under any Credit Facilities, or otherwise invest or apply such Net Proceeds in any manner not prohibited by the B Note Indenture.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the B Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the B Note Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the B Note Indenture by virtue thereof.

Except as described in clause (11) of the second paragraph under “Amendment, Supplement and Waiver,” the provisions under the B Note Indenture relative to the Issuer’s obligation to make an offer to repurchase the B Notes as a result of an Asset Sale may be waived or modified with the written consent of the Holders of a majority in principal amount of the then outstanding B Notes.

The Issuer will be obligated to make an offer to purchase with respect to the A Notes at the same time as it makes an Asset Sale Offer as described under “Description of the A Notes—Offer to Purchase A Notes In Certain Circumstances.”

Selection and Notice

If the Issuer is redeeming less than all of the B Notes at any time, the Trustee or the Paying Agent will select the B Notes to be redeemed (a) if such B Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which such B Notes are listed or (b) on a pro rata basis to the extent practicable, and, in the case of B Notes represented in global form, in accordance with the applicable procedures of DTC, or, if the pro rata basis is not practicable for any reason, by lot or by such other method as the Trustee or the Paying Agent shall deem appropriate.

Notices of purchase or redemption shall be mailed by electronic transmission (for Notes held in book-entry form) or by first-class mail, postage prepaid, at least 30 but not more than 60 days before the purchase or redemption date to (x) each Holder of B Notes to be redeemed at such Holder’s registered address, (y) to the Trustee to forward to each Holder of B Notes to be redeemed at such Holder’s registered address, or (z) otherwise in accordance with the procedures of DTC, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the B Notes or a satisfaction and discharge of the B Note Indenture. Notices of purchase or redemption may, at the Issuer’s discretion, provide that the purchase or redemption contemplated thereby is conditioned on the satisfaction of one or more conditions precedent, including, but not limited to, the consummation of an acquisition or financing transaction or Equity Offering. If any B Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such B Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.

The Issuer will issue a new B Note in a principal amount equal to the unredeemed portion of the original B Note in the name of the Holder upon cancellation of the original B Note. B Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on B Notes or portions of them called for redemption.

Certain Covenants in the B Note Indenture

Set forth below are summaries of the principal covenants that are contained in the B Note Indenture.

Suspension of Covenants if the B Notes Achieve Investment Grade Rating

If on any date following the date of the B Note Indenture:

(1) the B Notes achieve an Investment Grade Rating by both of the Rating Agencies; and

(2) no Default or Event of Default shall have occurred and be continuing (a “Suspension Date”),

then, beginning on that day and subject to the provisions of the following paragraph, the covenants specifically listed under the following captions in this offering circular will be terminated:

(1) “—Repurchase at the Option of Holders-Asset Sales”;

(2) “—Certain Covenants in the B Note Indenture—Limitation on Restricted Payments”;

(3) “—Certain Covenants in the B Note Indenture—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(4) “—Certain Covenants in the B Note Indenture—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries”;

(5) “—Certain Covenants in the B Note Indenture—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries”;

(6) “—Certain Covenants in the B Note Indenture—Transactions with Affiliates”; and

(7) clause (4) of the covenant described below under the caption “—Certain Covenants in the B Note Indenture—Merger, Consolidation or Sale of All or Substantially All Assets”,

(collectively, the “Suspended Covenants”). In the event that the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraws its Investment Grade Rating or downgrades the rating assigned to the Notes below an Investment Grade Rating, then the Company and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to future events, unless and until the B Notes subsequently attain an Investment Grade Rating by both of the Rating Agencies and no Default or Event of Default is in existence (in which event the Suspended Covenants shall no longer be in effect for such time as the B Notes maintain an Investment Grade Rating by both of the Rating Agencies and no Default or Event of Default is in existence). Notwithstanding that the Suspended Covenants may be reinstated, no Default, Event of Default or breach of any kind shall be deemed to exist under the B Note Indenture, the B Notes or the Guarantees with respect to the Suspended Covenants based on any actions taken or events occurring during any Suspension Period (as defined below), or any actions taken at any time pursuant to any contractual obligation arising after the commencement of a Suspension Period and prior to the immediately following Reversion Date, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period. The periods of time between the applicable Suspension Date and the immediately following Reversion Date are each referred to in this description as a “Suspension Period.”

On the Reversion Date, all Indebtedness incurred during the immediately preceding Suspension Period will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (4) of the second paragraph of “Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.” Calculations made after a Reversion Date of the amount available to be made as Restricted Payments under “Limitation on Restricted Payments” will be made as though the covenant described under “Limitation on Restricted Payments” had been in effect prior to, but not during, the Suspension Period. No Default or Event of Default will be deemed to have occurred as a result of the Reversion Date occurring on the basis of any actions taken or the continuance of any circumstances resulting from actions taken or the performance of obligations under agreements entered into by the Company, the Issuer or any of their Restricted Subsidiaries during the Suspension Period (other than agreements to take actions after the Reversion Date that would not be permitted outside of the Suspension Period entered into in contemplation of the Reversion Date). For purposes of determining compliance with “Asset Sales”, the amount of Excess Proceeds from all Asset Sales not applied in accordance with the covenant will be deemed to be reset to zero.

There can be no assurance that the B Notes will ever achieve an Investment Grade Rating or that any such rating will be maintained.

Limitation on Restricted Payments

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

(1) declare or pay any dividend or make any distribution or any payment having the effect thereof on account of the Company’s or any Restricted Subsidiary’s Equity Interests (in such Person’s capacity as holder of such Equity Interests), including any dividend or distribution payable in connection with any merger, amalgamation or consolidation other than:

(a) dividends or distributions payable solely in Equity Interests (other than Disqualified Stock) of the Company; or

(b) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary of the Company, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(2) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company, including in connection with any merger, amalgamation or consolidation;

(3) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness other than:

(a) Indebtedness permitted under clause (8) of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(b) the payment of principal on or the purchase, redemption, defeasance, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Company or any Restricted Subsidiary in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment of principal or such purchase, redemption, defeasance, repurchase or acquisition; or

(4) make any Restricted Investment

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”); unless, at the time of such Restricted Payment:

(1) no Default shall have occurred and be continuing or would occur as a consequence thereof;

(2) immediately after giving effect to such transaction on a pro forma basis, the Issuer could incur $1.00 of additional Indebtedness pursuant to each of the ratio tests set forth in the first paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (1), (2) (with respect to the payment of dividends on Refunding Capital Stock (as defined below) pursuant to clause (c) thereof only), (6)(c), 17(b) and 17(c) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of (without duplication):

(a) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) beginning on April 1, 2012 to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit; plus

(b) 100% of the aggregate net proceeds (including cash and the fair market value, as determined in good faith by the Company, of marketable securities or other property) received by the Company or a Restricted Subsidiary since immediately after the Issue Date from the issue or sale of:

(i)(A) Equity Interests of the Company, including Treasury Capital Stock (as defined below), but excluding cash proceeds and the fair market value, as determined in good faith by the Company, of marketable securities or other property received from the sale of:

(x) Equity Interests to members of management, directors or consultants of the Company, its Restricted Subsidiaries and any direct or indirect parent company of the Company, after the Issue Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph; and

(y) Designated Preferred Stock; and

(B) to the extent such proceeds or other property are actually contributed to the capital of the Company or any Restricted Subsidiary, Equity Interests of the Company’s direct or indirect parent companies (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph); or

(ii) debt of the Company or any Restricted Subsidiary that has been converted into or exchanged for such Equity Interests of the Company or a direct or indirect parent company of the Company;

provided, however, that this clause (b) shall not include the proceeds from (W) Refunding Capital Stock (as defined below), (X) Equity Interests or convertible debt securities sold to the Company or a Restricted Subsidiary, as the case may be, (Y) Disqualified Stock or debt securities that have been converted into Disqualified Stock or (Z) Excluded Contributions; plus

(c) 100% of the aggregate amount of net proceeds (including cash and the fair market value, as determined in good faith by the Company, of marketable securities or other property) contributed to the capital of the Company following the Issue Date (other than (i) by a Restricted Subsidiary and (ii) from any Excluded Contributions); plus

(d) 100% of the aggregate amount of proceeds (including cash and the fair market value, as determined in good faith by the Company, of marketable securities or other property) received by the Company or a Restricted Subsidiary by means of:

(i) the sale or other disposition (other than to the Company or a Restricted Subsidiary) of Restricted Investments made by the Company or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Company or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments by the Company or its Restricted Subsidiaries, in each case with respect to Restricted Investments made after the Issue Date; or

(ii) the sale or other disposition (other than to the Company or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a dividend or distribution from an Unrestricted Subsidiary after the Issue Date;

provided, however, that this clause (d) shall not include the Net Proceeds of any Asset Sale to the extent such Net Proceeds have been applied to Restricted Payments made in accordance with clause (19) of the next succeeding paragraph; plus

(e) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary after the Issue Date, the fair market value of the Investment in such Unrestricted Subsidiary, as determined by the Company in good faith or if such fair market value may exceed $100.0 million, in writing by an Independent Financial Advisor, at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary, other than to the extent such Investment constituted a Permitted Investment.

The foregoing provisions will not prohibit:

(1) the payment of any dividend or distribution or consummation of any redemption within 60 days after the date of declaration of such dividend or distribution or the giving of redemption notice, as the case may be, if at the date of declaration or notice such payment or redemption would have complied with the provisions of the B Note Indenture;

(2)(a) the purchase, redemption, defeasance, repurchase, retirement or other acquisition of any Equity Interests (“Treasury Capital Stock”) of the Company or any Restricted Subsidiary or Subordinated Indebtedness of the Company or any of its Restricted Subsidiaries or any Equity Interests of any direct or indirect parent company of the Company, in exchange for, or out of the proceeds of, the substantially concurrent sale or issuance (other than to a Restricted Subsidiary) of, Equity Interests of the Company, or any direct or indirect parent company of the Company, to the extent contributed to the Company or any Restricted Subsidiary (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”), (b) the declaration and payment of dividends on the Treasury Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of the Refunding Capital Stock, and (c) if immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6)(a) or (b) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to purchase, redeem, defease, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of the Company) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

(3) the purchase, redemption, defeasance, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Company or a Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Company or a Restricted Subsidiary, as the case may be, which is incurred in compliance with “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” so long as:

(a) the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness being so purchased, redeemed, defeased, repurchased, exchanged, acquired or retired for value, plus the amount of any premium (including reasonable tender premiums), defeasance costs and any fees and expenses incurred in connection with such purchase, redemption, defeasance, repurchase, exchange, acquisition or retirement and the issuance of such new Indebtedness;

(b) such new Indebtedness is subordinated to the B Notes or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so purchased, redeemed, defeased, repurchased, exchanged, acquired or retired for value;

(c) such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so purchased, redeemed, defeased, repurchased, exchanged, acquired or retired; and

(d) such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so purchased, redeemed, defeased, repurchased, exchanged, acquired or retired;

(4) a Restricted Payment to pay for the repurchase, redemption, defeasance, retirement or other acquisition for value of Equity Interests (other than Disqualified Stock) of the Company or any of its direct or indirect parent companies held by any future, present or former employee, director, officer or consultant of the Company, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement (including any principal and interest payable on any notes issued by the Company or any direct or indirect parent company of the Company in connection with any such repurchase, retirement or acquisition), or any stock subscription or shareholder agreement; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed in any calendar year $7.5 million with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum of $15.0 million in any calendar year; provided further that such amount in any calendar year may be increased by an amount not to exceed:

(a) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Company and, to the extent contributed to the capital of the Company, Equity Interests of any of the direct or indirect parent companies of the Company, in each case to employees, directors, officers or consultants of the Company, any of its Subsidiaries or any of its direct or indirect parent companies, that occurs after the Issue Date; plus

(b) the cash proceeds of key man life insurance policies received by the Company (or by any direct or indirect parent company to the extent actually contributed in cash to the Company) or any of its Restricted Subsidiaries after the Issue Date; less

(c) the amount of any Restricted Payments previously made with the cash proceeds described in clauses (a) and (b) of this clause (4);

and provided further that cancellation of Indebtedness owing to the Company or any Restricted Subsidiary from employees, directors, officers or consultants of the Company, any of its Subsidiaries or its direct or indirect parent companies in connection with a repurchase of Equity Interests of the Company or any of the Company’s direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the B Note Indenture;

(5) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company or any of its Restricted Subsidiaries issued in accordance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(6) (a) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Company or any of its Restricted Subsidiaries after the Issue Date; provided that the amount of dividends paid pursuant to this clause (a) shall not exceed the aggregate amount of cash actually received by the Company or a Restricted Subsidiary from the issuance of such Designated Preferred Stock;

(b) a Restricted Payment to a direct or indirect parent company of the Company, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent corporation issued after the Issue Date; provided that the amount of Restricted Payments paid pursuant to this clause (b) shall not exceed the aggregate amount of cash actually contributed to the capital of the Company from the sale of such Designated Preferred Stock; or

(c) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph;

provided, however, that, in the case of each of (a), (b) and (c) of this clause (6), for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, the Company could incur $1.00 of additional Indebtedness pursuant to each of the ratio tests set forth in the first paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(7) repurchases of Equity Interests deemed to occur upon exercise of stock options, warrants or convertible securities if such Equity Interests represent a portion of the exercise price of such options, warrants or convertible securities and payments of cash in lieu of the issuance of fractional shares of Capital Stock upon exercise or conversion of securities exercisable or convertible into Capital Stock;

(8) [Reserved];

(9) Restricted Payments that are made with Excluded Contributions;

(10) other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (10) not to exceed $25.0 million;

(11) Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (11) not to exceed $500.0 million;

(12) any Restricted Payment used to fund or effect the Transactions and the fees and expenses related thereto or owed to Affiliates paid substantially concurrently with the completion of the Transactions, in each case to the extent permitted by the covenant described under “—Transactions with Affiliates”;

(13)(the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those described under the captions “Repurchase at the Option of Holders—Change of Control” and “Repurchase at the Option of Holders—Asset Sales”; provided, however, that all B Notes tendered by Holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed, acquired or retired for value;

(14)(a) the declaration and payment of dividends, distributions or other amounts or the making of loans or advances by the Company, if applicable, in amounts required for any direct or indirect parent of the Company to pay federal, state, local, or foreign income taxes (as the case may be) to the extent such income taxes are paid by such parent and are attributable to the income of the Company and its Restricted Subsidiaries (including by virtue of such parent being the common parent of a consolidated, combined, unitary, or similar tax group of which the Company or its Restricted Subsidiaries are members) and, to the extent of the amount of income actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries; (b) the declaration and payment of dividends, other distributions or other amounts or the making of loans or advances by the Company, if applicable, in amounts required for any direct or indirect parent of the Company, if applicable, to pay fees and expenses (including franchise or similar taxes) required to maintain its corporate existence, customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers and employees of any direct or indirect parent of the Company, if applicable, and general corporate operating and overhead costs and expenses of any direct or indirect parent of the Company, if applicable, in each case to the extent such costs, fees and expenses are attributable to the ownership or operation of the Company, if applicable, and its Subsidiaries; and (c) the declaration and payment of dividends, other distributions or other amounts or the making of loans or advances by the Company, if applicable, in amounts required to pay fees and expenses related to any unsuccessful equity or debt offering of such parent entity;

(15) the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Company or a Restricted Subsidiary by, Unrestricted Subsidiaries;

(16) payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, that complies with the covenant described under “—Merger, Consolidation or Sale of All or Substantially All Assets”; provided, however, that as a result of such consolidation, merger or transfer of assets, the Issuer shall make a Change of Control Offer and that all B Notes tendered by Holders in connection with such Change of Control Offer have been repurchased, redeemed, acquired or retired for value;

(17)(a) any transaction constituting an Investment in connection with the Cash Management Arrangements, in each case, out of cash flow from operations of the Company and its consolidated Subsidiaries, (b) any transaction constituting a Restricted Payment made with (x) cash flow from operations of the Company and its consolidated Subsidiaries in lieu of any Investment that would have been permitted by clause (17)(a) and (y) amounts repaid under the CCU Mirror Note, and (c) if the Cash Management Arrangements are no longer in effect, Restricted Payments made with (x) cash flow from operations of the Company and its consolidated Subsidiaries in an amount that could have been used to make Investments and Restricted Payments if such Cash Management Arrangements referred to in clause (17)(a) were in effect as of the date such Restricted Payment is made pursuant to this clause (17)(c) and (y) amounts repaid under the CCU Mirror Note;

(18) the declaration and payment of dividends or distributions by the Company made with the proceeds of any Indebtedness; provided, however, that after giving pro forma effect thereto (a) in the case of dividends or distributions made with the proceeds of Subordinated Indebtedness, the Consolidated Leverage Ratio would be less than 7.0 to 1.0 and (b) in the case of dividends or distributions made with the proceeds of any Indebtedness (other than Subordinated Indebtedness), the Senior Leverage Ratio would be less than 5.0 to 1.0;

(19) distributions, by dividend or otherwise, of Net Proceeds of any Asset Sale by the Company or any Restricted Subsidiary that do not, or no longer, constitute Excess Proceeds because they were used to make an Asset Sale Offer; provided, however, that all B Notes validly tendered by Holders of B Notes in the Asset Sale Offer have been purchased and all A Notes validly tendered by Holders of A Notes in the A Notes Purchase Offer have been purchased and, if after giving pro forma effect to such distribution (and any other application of Net Proceeds), the Consolidated Leverage Ratio would be less than 7.0 to 1.0 and the Senior Leverage Ratio would be less than 5.0 to 1.0; and

(20) the distribution, by dividend or otherwise, of a Restricted Investment or any Investment made with a previously existing Restricted Investment, in each case in an amount not to exceed the amount attributed to such Restricted Investment at the time initially made;

provided , however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (10) and (15) no Default shall have occurred and be continuing or would occur as a consequence thereof.

As of the Issue Date, all of the Subsidiaries of the Company were Restricted Subsidiaries. The Company will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the second to last sentence of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Investments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time pursuant to this covenant or pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the B Note Indenture.

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness) and the Issuer and the Guarantors will not issue any shares of Disqualified Stock and the Company will not permit the Issuer to, and will not permit any Restricted Subsidiary that is not a Guarantor to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that (1) the Issuer and the Guarantors may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock (other than Disqualified Stock of the Issuer or any parent company of the Issuer that is also a Restricted Subsidiary), and (2) any Restricted Subsidiary that is not a Guarantor may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if in each case (a) the Consolidated Leverage Ratio at the time such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been no greater than 7.0 to 1.0 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of the most recently ended four fiscal quarters for which internal financial statements are available and (b) the Senior Leverage Ratio at the time such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been no greater than 5.0 to 1.0 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of the most recently ended four fiscal quarters for which internal financial statements are available; provided further, however, that Restricted Subsidiaries that are not Guarantors may not incur Indebtedness or issue Disqualified Stock or Preferred Stock if, after giving pro forma effect to such incurrence or issuance (including a pro forma application of the net proceeds therefrom), more than an aggregate of $150.0 million of Indebtedness or Disqualified Stock or Preferred Stock of Restricted Subsidiaries that are not Guarantors is outstanding pursuant to this paragraph at such time; provided further, however, that the Issuer and the Guarantors may incur Subordinated Indebtedness (including Acquired Indebtedness that is Subordinated Indebtedness) if, in each case, the Consolidated Leverage Ratio at the time such additional Subordinated Indebtedness is incurred would have been no greater than 7.0 to 1.0 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Subordinated Indebtedness had been incurred and the application of proceeds therefrom had occurred at the beginning of the most recently ended four fiscal quarters for which internal financial statements are available.

The foregoing limitations will not apply to:

(1) Indebtedness of (a) the Issuer and the Guarantors pursuant to (i) the Senior Notes (including any guarantee in respect of the Senior Notes); (ii) any Senior Exchange Notes (including any guarantee in respect of the Senior Exchange Notes); (iii) the Subordinated Notes (including any guarantee in respect of the Subordinated Notes); and (iv) any Subordinated Exchange Notes (including any guarantee in respect of the Subordinated Exchange Notes) and (b) CCO represented by (x) the Senior Proceeds Loans and (y) the Subordinated Proceeds Loans in the amount outstanding as of the Issue Date;

(2) the incurrence by (a) the Issuer and any Guarantor of Indebtedness represented by (i) the B Notes (including any Guarantee, but excluding any Additional B Notes) and (ii) the A Notes (including any guarantee of the A Notes, but excluding any Additional A Notes) and (b) CCO of Indebtedness represented by the Proceeds Loans;

(3) the incurrence by the Issuer and any Guarantor of Indebtedness represented by (i) the Series B Exchange Notes and related guarantees of the Series B Exchange Notes to be issued in exchange for the B Notes (excluding any Additional B Notes) and Guarantees pursuant to the B Note Registration Rights Agreement and (ii) the Series A Exchange Notes and related guarantees of the Series A Exchange Notes to be issued in exchange for the A Notes (excluding any Additional A Notes) and guarantees of the Series A Exchange Notes pursuant to the A Note Registration Rights Agreement;

(4) Indebtedness of the Company and its Restricted Subsidiaries (i) in existence on the Issue Date (other than Indebtedness described in clauses (1) and (2)), (ii) incurred by the Company and its Restricted Subsidiaries pursuant to any revolving or other line of credit pursuant to which there is an unfunded commitment in effect as of the Issue Date or (iii) under Credit Facilities in an amount not to exceed $150.0 million at any one time outstanding;

(5) Indebtedness (including Capitalized Lease Obligations) incurred or Disqualified Stock and Preferred Stock issued by the Company or any of its Restricted Subsidiaries (other than Disqualified Stock or Preferred Stock of the Issuer or any parent company of the Issuer that is also a Restricted Subsidiary), to finance the purchase, lease or improvement of property (real or personal) or equipment that is used or useful in a Similar Business, whether through the direct purchase of assets or the Equity Interests of any Person owning such assets in an aggregate principal amount, together with any Refinancing Indebtedness in respect thereof and all other Indebtedness incurred and Disqualified Stock and/or Preferred Stock issued and outstanding under this clause (5), not to exceed the greater of (x) $140 million and (y) 2.0% of Total Assets at any time outstanding; so long as such Indebtedness exists at the date of such purchase, lease or improvement, or is created within 270 days thereafter;

(6) Indebtedness incurred by the Company or any Restricted Subsidiary constituting reimbursement obligations with respect to bankers’ acceptances, letters of credit and bank guarantees issued in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims, health, disability or other benefits to employees or former employees or their families or property, casualty or liability insurance or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding the foregoing; provided, however, that upon the drawing of such bankers’ acceptances and letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(7) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, earn-out or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that such Indebtedness is not reflected on the balance sheet (other than by application of ASC 460 or in respect of acquired contingencies and contingent consideration recorded under ASC 805) of the Company or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (7));

(8) Indebtedness or Disqualified Stock of the Company to a Restricted Subsidiary or a Restricted Subsidiary to the Company or another Restricted Subsidiary; provided that any such Indebtedness owing by the Issuer or a Guarantor to a Restricted Subsidiary that is not the Issuer or a Guarantor is expressly subordinated in right of payment to the B Notes or the Guarantee of the B Notes, as applicable; provided further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer (except that a pledge of Indebtedness referred to in this clause (8) shall not be deemed a transfer until the pledgee commences actions to foreclose on such Indebtedness) of any such Indebtedness or Disqualified Stock (except to the Company, the Issuer or another Restricted Subsidiary that is a Guarantor or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an incurrence of such Indebtedness or Disqualified Stock not permitted by this clause (8);

(9) shares of Disqualified Stock or Preferred Stock of a Restricted Subsidiary (other than the Issuer or any parent company of the Issuer that is also a Restricted Subsidiary) issued to the Company or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer (except that a pledge of such Disqualified Stock or Preferred Stock referred to in this clause (9) shall not be deemed a transfer until the pledgee commences actions to foreclose on such Disqualified Stock or Preferred Stock) of any such shares of Disqualified Stock or Preferred Stock (except to the Company or a Restricted Subsidiary or pursuant to any pledge of such Preferred Stock constituting a Permitted Lien) shall be deemed in each case to be an issuance of such shares of Disqualified Stock or Preferred Stock not permitted by this clause (9);

(10) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk with respect to any Indebtedness permitted to be incurred pursuant to this covenant, exchange rate risk or commodity pricing risk;

(11) obligations in respect of self-insurance, customs, stay, performance, bid, appeal and surety bonds and completion guarantees and other obligations of a like nature provided by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(12)(a) Indebtedness or Disqualified Stock of the Company owed or issued to CCU or any of its Subsidiaries that is a direct or indirect parent company in connection with the Cash Management Arrangements and (b) Indebtedness or Disqualified Stock of the Company or a Restricted Guarantor (other than Disqualified Stock of a parent company of the Issuer that is also a Restricted Subsidiary) and Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary that is not a Guarantor (in the case of Disqualified Stock or Preferred Stock, other than the Issuer or any parent company of the Issuer that is also a Restricted Subsidiary) in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (12)(b), does not at any one time outstanding exceed $150.0 million (it being understood that any Indebtedness incurred or Disqualified Stock or Preferred Stock issued pursuant to this clause (12)(b) shall cease to be deemed incurred or outstanding for purposes of this clause (12)(b) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Company or such Restricted Subsidiary could have incurred such Indebtedness or issued such Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (12)(b), with such automatic reclassification subject to the $150.0 million limitation in the first paragraph of this covenant that Restricted Subsidiaries that are not Guarantors may not incur Indebtedness or issue Disqualified Stock or Preferred Stock if, after giving pro forma effect to such incurrence or issuance (including a pro forma application of the net proceeds therefrom), the availability as of such date of determination under the $150.0 million sublimit would be exceeded);

(13) the incurrence by (1) the Issuer and the Guarantors of Indebtedness or the issuance of shares of Disqualified Stock by the Guarantors (other than Disqualified Stock of any parent company of the Issuer that is also a Restricted Subsidiary), and (2) any Restricted Subsidiary that is not a Guarantor of Indebtedness or the issuance of shares of Disqualified Stock or shares of Preferred Stock, in each case, that serves to extend, replace, refund, refinance, renew or defease:

(a) any Indebtedness incurred or Disqualified Stock or Preferred Stock issued as permitted under the first paragraph of this covenant and clauses (1), (2), (3), (4)(i), 4(ii), (5) and (12)(a) above and clause (14) below (including with respect to (x) the first paragraph of this covenant, any unfunded commitment for which an Officer’s Certificate has been delivered to the Trustee as provided in the definition of Consolidated Leverage Ratio or Senior Leverage Ratio, and (y) clause (4) above, any revolving or other line of credit pursuant to which there is an unfunded commitment in effect as of the Issue Date), or

(b) any Indebtedness incurred or Disqualified Stock or Preferred Stock issued to so extend, replace, refund, refinance, renew or defease the Indebtedness, Disqualified Stock or Preferred Stock described in clause (a) above (including unfunded commitments that serve to extend, replace, refund, refinance, renew or defease any unfunded commitments under Indebtedness described in such clause (a)); provided, however, that in the case of clauses (a) and (b), any unfunded commitment shall continue to be treated as outstanding for purposes of the definition of Consolidated Leverage Ratio and Senior Leverage Ratio, as applicable, to the extent such unfunded commitment was outstanding for purposes thereof prior to such extension, replacement, refunding, refinancing, renewal or defeasance under this clause (13), including, in each case, additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including tender premiums), defeasance costs and fees and expenses in connection therewith or incurred as a result of original issue discount, accreted value in excess of the proceeds thereof or the stated principal amount thereof being in excess of the fair value thereof at issuance, in each case, as determined in good faith by the Company (collectively, the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(A) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being extended, replaced, refunded, refinanced, renewed or defeased (except by virtue of prepayment of such Indebtedness),

(B) to the extent such Refinancing Indebtedness extends, replaces, refunds, refinances, renews or defeases (i) Indebtedness subordinated in right of payment or pari passu to the B Notes or any Guarantee thereof, such Refinancing Indebtedness is subordinated in right of payment or pari passu to the B Notes or the Guarantee at least to the same extent as the Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively,

(C) in the case of any Refinancing Indebtedness incurred to refinance Indebtedness, Disqualified Stock or Preferred Stock outstanding under clause (5) above, such Refinancing Indebtedness shall be deemed to have been incurred and to be outstanding under such clause (5), and not this clause (13) for purposes of determining amounts outstanding under such clauses; and

(D) shall not include:

(i) Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Guarantor; or

(ii) Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary;

and provided further, however, that subclauses (A) and (B) of this clause (13) will not apply to any extension, replacement, refunding, refinancing, renewal or defeasance of any Indebtedness under any Credit Facilities;

(14) Indebtedness, Disqualified Stock or Preferred Stock of (x) the Company or a Restricted Subsidiary (in the case of Disqualified Stock or Preferred Stock, other than the Issuer or any parent company of the Issuer that is also a Restricted Subsidiary) incurred or issued to finance an acquisition or (y) Persons that are acquired by the Company or any Restricted Subsidiary or merged into the Company or a Restricted Subsidiary in accordance with the terms of the B Note Indenture; provided, however, that after giving effect to such acquisition or merger, either:

(i) (A) with respect to Subordinated Indebtedness incurred or Disqualified Stock or Preferred Stock issued pursuant to this clause (14), the Company would be permitted to incur at least $1.00 of additional Subordinated Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in the first paragraph of this covenant, and (B) with respect to any other Indebtedness, the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to each of the ratio tests set forth in the first paragraph of this covenant, or

(ii) (A) the Consolidated Leverage Ratio is less than the Consolidated Leverage Ratio immediately prior to such acquisition or merger, and (B) other than with respect to the incurrence of Subordinated Indebtedness pursuant to this clause (14), the Senior Leverage Ratio is less than the Senior Leverage Ratio immediately prior to such acquisition or merger;

provided, however, that in each case, such determination is made on a pro forma basis taking into account such acquisition or merger;

(15) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of its incurrence;

(16) [Reserved]

(17) (a) any guarantee by the Company or a Restricted Subsidiary of Indebtedness or other obligations of any Guarantor so long as the incurrence of such Indebtedness incurred by such Guarantor is permitted under the terms of the B Note Indenture;

(b) any guarantee by a Restricted Subsidiary of Indebtedness of the Company; or

(c) any guarantee by a Restricted Subsidiary (other than the Issuer or a Restricted Guarantor), the Company or CCO of obligations of any other Restricted Subsidiary (other than the Issuer or a Guarantor);

provided that, in each case, such Restricted Subsidiary shall comply with the covenant described below under “Limitation on Guarantees of Indebtedness by Restricted Subsidiaries”;

(18) Indebtedness of Foreign Subsidiaries of the Company in an amount not to exceed at any one time outstanding and together with any other Indebtedness incurred under this clause (18) $150.0 million (it being understood that any Indebtedness incurred pursuant to this clause (18) shall cease to be deemed incurred or outstanding for purposes of this clause (18) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which such Foreign Subsidiary could have incurred such Indebtedness under the first paragraph of this covenant without reliance on this clause (18), with such automatic reclassification subject to the $150.0 million limitation in the first paragraph of this covenant that Restricted Subsidiaries that are not Guarantors may not incur Indebtedness or issue Disqualified Stock or Preferred Stock if, after giving pro forma effect to such incurrence or issuance (including a pro forma application of the net proceeds therefrom), the availability as of such date of determination under the $150.0 million sublimit would be exceeded;

(19) Indebtedness consisting of Indebtedness issued by the Company or any of its Restricted Subsidiaries to future, current or former officers, directors, employees and consultants thereof or any direct or indirect parent thereof, their respective estates, heirs, family members, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Company, a Restricted Subsidiary or any of their respective direct or indirect parent companies to the extent described in clause (4) of the second paragraph of the covenant described under “—Limitation on Restricted Payments”;

(20) cash management obligations and Indebtedness in respect of netting services, employee credit card programs and similar arrangements in connection with cash management and deposit accounts; and

(21)(a) Indebtedness of the Company or any of its Restricted Subsidiaries consisting of the financing of insurance premiums in the ordinary course of business or (b) customer deposits and advance payments received in the ordinary course of business from customers for goods purchased in the ordinary course of business.

For purposes of determining compliance with this covenant:

(1) in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (21) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company, in its sole discretion, may classify or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above clauses or under the first paragraph of this covenant; provided that (x) all Indebtedness outstanding under the Credit Facilities on the Issue Date will be treated as incurred on the Issue Date under clause (4) of the preceding paragraph, (y) any Secured Indebtedness being reclassified shall only be reclassified to the extent that the Lien is also permitted with respect to such Secured Indebtedness as so reclassified and (z) Indebtedness incurred or Disqualified Stock or Preferred Stock issued by Restricted Subsidiaries that are not Guarantors may be reclassified only to the extent that, after giving effect to such reclassification (including a pro forma application of the net proceeds therefrom), such Restricted Subsidiary that is not a Guarantor would be permitted to incur the Indebtedness or issue the Disqualified Stock or Preferred Stock as so reclassified on the date; and

(2) at the time of incurrence or any reclassification thereafter, the Company will be entitled to divide and classify an item of Indebtedness, Disqualified Stock or Preferred Stock in more than one of the types of Indebtedness, Disqualified Stock or Preferred Stock described in the first and second paragraphs above; provided, however, that (x) with respect to Secured Indebtedness, such Secured Indebtedness may only be classified or reclassified as a type of Indebtedness to the extent such Indebtedness may also be secured by a Lien under the B Note Indenture and (y) with respect to such Indebtedness, Disqualified Stock and Preferred Stock of Restricted Subsidiaries that are not Guarantors, such Indebtedness, Disqualified Stock and Preferred Stock may only be classified or reclassified as a type of Indebtedness, Disqualified Stock or Preferred Stock to the extent such Restricted Subsidiary that is not a Guarantor may so incur such Indebtedness, Disqualified Stock or Preferred Stock under the B Note Indenture on the date of classification or reclassification.

Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock, as applicable, will not be deemed to be an incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock for purposes of this covenant.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (i) the principal amount of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing.

The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing. The principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date shall be the principal amount thereof that would be shown on a balance sheet of the Company dated such date prepared in accordance with GAAP.

The Company will not, and will not permit the Issuer or any Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is contractually subordinated or junior in right of payment to any Indebtedness of the Issuer or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the B Notes or such Guarantor’s Guarantee to the extent and in the same manner as such Indebtedness is subordinated in right of payment to other Indebtedness of the Issuer or such Guarantor, as the case may be. Subordination shall refer to contractual payment subordination and not to structural subordination. The B Notes and the B Note Indenture will not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured, (2) unsubordinated Indebtedness as subordinated or junior to any other unsubordinated Indebtedness merely because it has a junior priority with respect to the same collateral or (3) Indebtedness as subordinated or junior Indebtedness merely because it is structurally subordinated to other Indebtedness.

Liens

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than a Permitted Lien) on any asset or property of the Company or such Restricted Subsidiary, or any income or profits therefrom or assign or convey any right to receive income therefrom, unless:

(1) in the case of Liens securing Subordinated Indebtedness, the B Notes and related Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; or

(2) in all other cases, the B Notes or the Guarantees are equally and ratably secured.

The foregoing shall not apply to Liens securing the B Notes and the related Guarantees thereof or the Series B Exchange Notes and the related guarantees thereof. Any Lien created for the benefit of the Holders of the B Notes pursuant to this covenant shall be deemed automatically and unconditionally released and discharged upon the release and discharge of the applicable Lien described in clauses (1) and (2) above.

Merger, Consolidation or Sale of All or Substantially All Assets

Neither the Company nor the Issuer may consolidate or merge with or into or wind up into (whether or not the Company or the Issuer, as the case may be, is the surviving corporation), nor may the Company or the Issuer sell, assign, transfer, lease, convey or otherwise dispose of assets or properties that in either case constitute all or substantially all of the properties or assets of the Company and its Subsidiaries which are Restricted Subsidiaries, taken as a whole, in one or more related transactions, to any Person unless:

(1) the Company or the Issuer, as the case may be, is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company or the Issuer, as the case may be) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (the Company, the Issuer or such Person, as the case may be, being herein called the “Successor Company”); provided that in the case where the Successor Company is not a corporation, a co-obligor of the B Notes is a corporation;

(2) the Successor Company, if other than the Company or the Issuer, as the case may be, expressly assumes all the obligations of the Company or the Issuer, as the case may be, under the Company’s Guarantee or the B Notes, as applicable, pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee;

(3) immediately after such transaction, no Default exists;

(4) immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period, (a) the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to each of the ratio tests set forth in the first paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” or (b) (x) the Consolidated Leverage Ratio for the Successor Company and its Restricted Subsidiaries would be equal to or less than such Consolidated Leverage Ratio immediately prior to such acquisition or merger, and (y) the Senior Leverage Ratio for the Successor Company and its Restricted Subsidiaries would be equal to or less than such Senior Leverage Ratio immediately prior to such acquisition or merger;

(5) each Guarantor, unless it is (a) the other party to the transactions described above, in which case clause (1)(b) of the second succeeding paragraph shall apply or (b) a Guarantor that will be released from its obligations under its Guarantee in connection with such transactions, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under the B Note Indenture and the B Notes; and

(6) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the B Note Indenture.

The Successor Company will succeed to, and be substituted for, the Company or the Issuer, as the case may be, under the B Note Indenture and the B Notes, as applicable, and the Company or the Issuer, as applicable, will be automatically released from its obligations under the B Note Indenture and the B Notes. Notwithstanding the foregoing clauses (3) and (4),

(1) the Company or any Restricted Subsidiary (other than the Issuer) may consolidate with or merge into or transfer all or part of its properties and assets to the Issuer or a Guarantor; and

(2) the Company or the Issuer may merge with an Affiliate of the Company or the Issuer, as the case may be, solely for the purpose of reorganizing the Company or the Issuer, as the case may be, in the United States, any state thereof, the District of Columbia or any territory thereof so long as the amount of Indebtedness of the Company, the Issuer and its Restricted Subsidiaries is not increased thereby.

Subject to certain limitations described in the B Note Indenture governing release of a Guarantee upon the sale, disposition or transfer of a guarantor, no Guarantor will, and the Company will not permit any Restricted Guarantor to, consolidate or merge with or into or wind up into (whether or not the Company or such Restricted Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1) (a) such Guarantor is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is organized or existing under the laws of the jurisdiction of organization of such Guarantor, as the case may be, or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the “Successor Person”);

(b) the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under the B Note Indenture and such Guarantor’s related Guarantee pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(c) immediately after such transaction, no Default exists; and

(d) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the B Note Indenture; or

(2) the transaction complies with clauses (1) and (2) of the first paragraph of the covenant described under “Repurchase at the Option of Holders—Asset Sales.”

In the case of clause (1) of the immediately preceding paragraph, the Successor Person will succeed to, and be substituted for, such Guarantor under the B Note Indenture and such Guarantor’s Guarantee. Notwithstanding the foregoing, any Guarantor (other than the Company, which is covered by the third preceding paragraph) may (1) merge or consolidate with or into or wind up into or transfer all or part of its properties and assets to another Guarantor or the Issuer, (2) merge with an Affiliate of the Company solely for the purpose of reincorporating the Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof or (3) convert into (which may be effected by merger with a Restricted Subsidiary that has substantially no assets and liabilities) a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor (which may be effected by merger so long as the survivor thereof is a Guarantor).

Transactions with Affiliates

The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of their properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $10.0 million, unless:

(1) such Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and

(2) the Company delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $20.0 million, a resolution adopted by the majority of the Board of Directors approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (1) above.

The foregoing provisions will not apply to the following:

(1) transactions between or among the Company or any of its Restricted Subsidiaries;

(2) Restricted Payments permitted by the provisions of the B Note Indenture described above under the covenant “—Limitation on Restricted Payments” and Investments constituting Permitted Investments;

(3) for so long as the Company is a member of a group filing a consolidated, combined, unitary, or similar group tax return with any direct or indirect parent company of the Company (regardless of whether the Company is a Wholly-Owned Subsidiary of such parent company), payments in respect of the hypothetical consolidated, combined, unitary, or similar group tax liabilities of the Company and its Subsidiaries, determined as if the Company were the common parent of a group of a separate affiliated group of corporations filing a consolidated federal income tax return (or the common parent of the applicable comparable group filing a consolidated, combined, unitary, or similar group tax return under state, local, or foreign law);

(4) the payment of reasonable and customary fees and compensation paid to, and indemnities provided on behalf or for the benefit of, employees, officers, directors or consultants of the Company, any of its direct or indirect parent companies or any of its Restricted Subsidiaries;

(5) transactions in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;

(6) any agreement and the transactions contemplated thereby with an affiliate as in effect as of the Issue Date, including the CCU Mirror Note and the CCOH Mirror Note, and any extension, amendment, restatement, modification or other supplement to, or replacement of, any of the foregoing otherwise permitted by the B Note Indenture and so long as any such extension, amendment, restatement, modification or other supplement is not materially adverse in the good faith judgment of the Board of Directors to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date;

(7) the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement, principal investors agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (7) to the extent that the terms of any such amendment or new agreement are not otherwise materially adverse in the good faith judgment of the Board of Directors to the Holders when taken as a whole;

(8) the Transactions and the payment of all fees and expenses related to the Transactions, including Transaction Expenses related thereto;

(9) transactions with Unrestricted Subsidiaries, customers, clients, suppliers, contractors, joint venture partners, lessors or lessees of property or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the B Note Indenture which are fair to the Company and its Restricted Subsidiaries, in the reasonable determination of the Board of Directors or the senior management thereof, or are on terms at least as favorable as would reasonably have been obtained at such time from an unaffiliated party;

(10) the issuance of Equity Interests (other than Disqualified Stock) by the Company or a Restricted Subsidiary;

(11) [Reserved];

(12) payments by the Company or any of its Restricted Subsidiaries to any of the Investors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by a majority of the Board of Directors in good faith or as otherwise permitted by the B Note Indenture;

(13) payments or loans (or cancellation of loans) to employees or consultants of the Company, any of its direct or indirect parent companies or any of its Restricted Subsidiaries and employment agreements, severance arrangements, stock option plans and other similar arrangements with such employees or consultants which, in each case, are approved by a majority of the Board of Directors in good faith;

(14)(a) Investments by the Investors in debt securities of the Company or any of its Restricted Subsidiaries and any payments in respect thereof so long as (i) the investment is being offered generally to other investors on the same or more favorable terms and (ii) the investment constitutes less than 5.0% of the proposed or outstanding issue amount of such class of securities, and (b) payments in respect of any Public Debt or Notes held by Affiliates;

(15) pledges of Equity Interests of Unrestricted Subsidiaries for the benefit of the lenders to such Unrestricted Subsidiaries in connection with bona fide lending or financing transactions; and

(16) any sale of securities (including Disqualified Stock but excluding other Capital Stock) made to an Affiliate on the same terms as are being made to non-Affiliate investors in any public or private sale of such securities and any related transactions involving such securities where such Affiliate is treated no more favorably than the non-Affiliate investors, provided that, in each case, at least 80% of such securities are sold to, in the case of a public or private sale of securities, or held by, in the case of other related transactions involving such securities, non-Affiliate investors.

This covenant is subject to important qualifications and limitations. Notwithstanding any of the foregoing provisions of this covenant, for all purposes of this covenant under the B Note Indenture, the Company will be permitted to engage in any Affiliate Transaction (i) constituting set-off or other payments under the CCU Mirror Note and (ii) involving Net Proceeds of Asset Sales (or Excess Proceeds related thereto) applied in a manner that complies with the covenant described under “Repurchase at the Option of Holders—Asset Sales.”

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Company will not, and will not permit any of its Restricted Subsidiaries that are not Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(1) pay (a) dividends or make any other distributions to the Company or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits (except for any dividend or liquidation priority between classes of Capital Stock) or (b) any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

(2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

(3) sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries,

except (in each case) for such encumbrances or restrictions existing under or by reason of:

(a) contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to (i) the Senior Notes, the Senior Exchange Notes, the guarantees in respect thereof and the Senior Indentures, (ii) the Priority Guarantee Notes, the Priority Guarantee Exchange Notes, the guarantees in respect thereof and the Priority Guarantee Indenture, (iii) the Existing CCU Senior Notes and the Existing CCU Senior Notes Indentures and (iv) the Subordinated Notes, the Subordinated Exchange Notes, the guarantees in respect thereof and the Subordinated Indentures;

(b)(x) the Senior Credit Facilities and the related documentation and (y) the Indentures, the Notes, the Exchange Notes and the Guarantees and the guarantees of the A Notes;

(c) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions of the nature discussed in clause (3) above on the property so acquired;

(d) applicable law or any applicable rule, regulation or order;

(e) any agreement or other instrument of a Person acquired by or merged, consolidated or amalgamated with or into the Company or any Restricted Subsidiary thereof in existence at the time of such acquisition, merger, consolidation or amalgamation (but, in any such case, not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired and its Subsidiaries, or the property or assets of the Person so acquired and its Subsidiaries or the property or assets so assumed;

(f) contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of (i) the Company or (ii) a Restricted Subsidiary, pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary that impose restrictions on the assets to be sold;

(g) Secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Liens” that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(h) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(i) other Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries of the Company permitted to be incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(j) customary provisions in any joint venture agreement or other similar agreement relating solely to such joint venture;

(k) customary provisions contained in any lease, sublease, license, sublicense or similar agreement, including with respect to intellectual property, and other agreements, in each case, entered into in the ordinary course of business;

(l) customary provisions contained in any Indebtedness incurred pursuant to any Credit Facilities as permitted pursuant to the covenants described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Liens” and provided that an Officer reasonably and in good faith determines at the time such Indebtedness is incurred (and at the time of any modification of the terms of any such encumbrance or restriction) that any such encumbrance or restriction will not materially adversely affect the Issuer’s or any Guarantor’s ability to make any payments, when due, with respect to the B Notes or its Guarantee thereof and any other Indebtedness that is an obligation of the Issuer or such Guarantor and such determination is set forth in an Officer’s Certificate delivered to the Trustee; and

(m) any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (l) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company, not materially more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Limitation on Guarantees of Indebtedness by Restricted Subsidiaries

The Company will not permit any Restricted Subsidiary of the Company, other than a Guarantor or an Immaterial Subsidiary, to guarantee the payment of any Indebtedness in excess of $25.0 million of the Issuer or any Guarantor unless:

(1) such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to the B Note Indenture providing for a Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of the Issuer or any Guarantor, if such Indebtedness is by its express terms subordinated in right of payment to the B Notes or a related Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the B Notes or such Guarantor’s related Guarantee; and

(2) such Restricted Subsidiary shall within 30 days deliver to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee;

provided, that this covenant shall not be applicable to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary. The Company may elect, in its sole discretion, to cause any Subsidiary that is not otherwise required to be a Guarantor to become a Guarantor, in which case such Subsidiary shall not be required to comply with the 30 day periods described above.

Reports and Other Information

Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the B Note Indenture will require the Company to file with the SEC from and after the Issue Date no later than 15 days after the periods set forth below:

(1) within 90 days (or any other time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-K by a non-accelerated filer) after the end of each fiscal year, annual reports on Form 10-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;

(2) within 45 days (or any other time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-Q by a non-accelerated filer) after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q containing all quarterly information that would be required to be contained in Form 10-Q, or any successor or comparable form;

(3) promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K, or any successor or comparable form; and

(4) any other information, documents and other reports which the Company would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

in each case, in a manner that complies in all material respects with the requirements specified in such form; provided that the Company shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Company will make available such information to prospective purchasers of B Notes, in addition to providing such information to the Trustee and the Holders of the B Notes, in each case within 15 days after the time the Company would have been required to file such information with the SEC as required pursuant to the first sentence of this paragraph. To the extent any such information is not furnished within the time periods specified above and such information is subsequently furnished (including upon becoming publicly available, by filing such information with the SEC), the Company will be deemed to have satisfied its obligations with respect thereto at such time and any Default with respect thereto shall be deemed to have been cured; provided, that such cure shall not otherwise affect the rights of the Holders under “Events of Default and Remedies” if Holders of at least 25% in principal amount of the then total outstanding B Notes have declared the principal, premium, if any, interest and any other monetary obligations on all the then outstanding B Notes to be due and payable immediately and such declaration shall not have been rescinded or cancelled prior to such cure. In addition, to the extent not satisfied by the foregoing, the Company will agree that, for so long as any B Notes are outstanding, it will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

In the event that any direct or indirect parent company of the Company becomes a guarantor of the B Notes, the B Note Indenture will permit the Company to satisfy its obligations in this covenant with respect to financial information relating to the Company by furnishing financial information relating to such parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Company and its Restricted Subsidiaries on a standalone basis, on the other hand.

In connection with the filings with the SEC required pursuant to clauses (1) and (2) above, in connection therewith, the Company shall provide notice of, and host, a conference call open to the public to discuss the results for the applicable period.

Notwithstanding the foregoing, such requirements shall be deemed satisfied prior to the commencement of the exchange offer or the effectiveness of the shelf registration statement by the filing with the SEC of the exchange offer registration statement or shelf registration statement in accordance with the terms of the B Note Registration Rights Agreement, and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act.

Reports filed by us with the SEC via the EDGAR system will be deemed to be filed with the Trustee as of the time such reports are filed via EDGAR.

Events of Default and Remedies

The B Note Indenture provides that each of the following is an Event of Default with respect to the B Notes:

(1) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the B Notes;

(2) default for 30 days or more in the payment when due of interest on or with respect to the B Notes;

(3) failure by the Issuer or any Guarantor for 60 days after receipt of written notice given by the Trustee or the Holders of not less than 25% in principal amount of the then outstanding B Notes (with a copy to the Trustee) to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (1) and (2) above) contained in the B Note Indenture or the B Notes;

(4) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries, other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the B Notes, if both:

(a) such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated final maturity; and

(b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $50.0 million or more at any one time outstanding, in each case, other than as a result of an Excluded Event;

(5) failure by the Company, the Issuer or any other Significant Party to pay final non-appealable judgments aggregating in excess of $50.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 90 days after such judgments become final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(6) certain events of bankruptcy or insolvency with respect to the Company, the Issuer or any other Significant Party;

(7) failure of any Person required by the terms of the B Note Indenture to be a Guarantor as of the Issue Date to execute a supplemental indenture to the B Note Indenture within five Business Days following the Issue Date; and

(8) the Guarantee of any Significant Party shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Party, as the case may be, denies in writing that it has any further liability under its Guarantee or gives written notice to such effect, other than by reason of the termination of the B Note Indenture or the release of any such Guarantee in accordance with the B Note Indenture and such Default continues uncured for ten or more Business Days.

If any Event of Default (other than of a type specified in clause (6) above with respect to the Company or the Issuer) occurs and is continuing under the B Note Indenture, the Trustee or the Holders of at least 25% in principal amount of the then total outstanding B Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding B Notes to be due and payable immediately.

Upon the effectiveness of such declaration, such principal and interest will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) of the first paragraph of this section with respect to the Company or the Issuer, all outstanding B Notes will become due and payable without further action or notice. The B Note Indenture provides that the Trustee may withhold from the Holders notice of any continuing Default, except a Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest. In addition, the Trustee shall have no obligation to accelerate the B Notes if in the best judgment of the Trustee acceleration is not in the best interest of the Holders of the B Notes.

The B Note Indenture provides that the Holders of a majority in aggregate principal amount of the then outstanding B Notes under the B Note Indenture by notice to the Trustee may on behalf of the Holders of all such B Notes waive any existing Default and its consequences under such Indenture (except a continuing Default in the payment of interest on, premium, if any, or the principal of any B Note held by a non-consenting Holder) and rescind any acceleration with respect to such B Notes and its consequences (except if such rescission would conflict with any judgment of a court of competent jurisdiction). In the event of any Event of Default specified in clause (4) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the B Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose:

(1) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or

(2) holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3) the default that is the basis for such Event of Default has been cured.

Subject to the provisions of the B Note Indenture relating to the duties of the Trustee thereunder, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the B Note Indenture at the request or direction of any of the Holders of the B Notes outstanding thereunder unless the Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a B Note may pursue any remedy with respect to the B Note Indenture or the B Notes unless:

(1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2) Holders of at least 25% in principal amount of the total outstanding B Notes have requested the Trustee to pursue the remedy;

(3) Holders of the B Notes have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5) Holders of a majority in principal amount of the total outstanding B Notes thereunder have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, under the B Note Indenture the Holders of a majority in principal amount of the then total outstanding B Notes thereunder are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the B Note Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a B Note or that would involve the Trustee in personal liability.

The Company is required to deliver to the Trustee annually a statement regarding compliance with the B Note Indenture, and the Company is required, within five Business Days after becoming aware of any Default, to deliver to the Trustee a statement specifying such Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Issuer or any Guarantor or any of their direct or indirect parent companies shall have any liability for any obligations of the Issuer or the Guarantors under the B Notes, the Guarantees or the B Note Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting B Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the B Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

The obligations of the Issuer and the Guarantors under the B Note Indenture will terminate (other than certain obligations) and will be released upon payment in full of all of the B Notes issued thereunder. The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the B Note Indenture and the B Notes and have each Guarantor’s obligations discharged with respect to its Guarantee (“Legal Defeasance”) and cure all then existing Events of Default except for:

(1) the rights of Holders of B Notes to receive payments in respect of the principal of, premium, if any, and interest on the B Notes when such payments are due solely out of the trust created pursuant to the B Note Indenture for those B Notes;

(2) the Issuer’s obligations with respect to B Notes concerning issuing temporary B Notes, registration of such B Notes, mutilated, destroyed, lost or stolen B Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and

(4) the Legal Defeasance provisions of the B Note Indenture.

In addition, the Issuer may, at its option and at any time, elect to have its obligations and those of each Guarantor released with respect to substantially all of the restrictive covenants in the B Note Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default with respect to the B Notes. In the event Covenant Defeasance occurs, certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Company or the Issuer) described under “Events of Default and Remedies” will no longer constitute an Event of Default with respect to those B Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the B Notes:

(1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the B Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal amount of, premium, if any, and interest due on the B Notes on the stated maturity date or on the redemption date, as the case may be, of such principal amount, premium, if any, or interest on such B Notes, and the Issuer must specify whether such B Notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

(a) the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(b) since the issuance of the B Notes, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the B Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the B Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to such other Indebtedness, and in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any Senior Credit Facility or any other material agreement or instrument governing Indebtedness (other than the B Note Indenture) to which, the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from any borrowing of funds to be applied to make the deposit required to effect such Legal Defeasance or Covenant Defeasance and any similar and simultaneous deposit relating to other Indebtedness, and, in each case, the granting of Liens in connection therewith);

(6) the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others; and

(7) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

The B Note Indenture will be discharged and will cease to be of further effect as to all B Notes issued thereunder, when either:

(1) all B Notes theretofore authenticated and delivered, except lost, stolen or destroyed B Notes which have been replaced or paid and B Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(2)(a) all B Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the B Notes cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the B Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption thereof, as the case may be;

(b) no Default (other than that resulting from borrowing funds to be applied to make such deposit or any similar and simultaneous deposit relating to other Indebtedness and in each case, the granting of Liens in connection therewith) with respect to the B Note Indenture or the B Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under any Senior Credit Facility or any other material agreement or instrument governing Indebtedness (other than the B Note Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than resulting from any borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(c) the Issuer has paid or caused to be paid all sums payable by it under the B Note Indenture; and

(d) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the B Notes at maturity or the redemption date, as the case may be.

In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the B Note Indenture, any Guarantee and the B Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes issued thereunder then outstanding, other than B Notes issued thereunder beneficially owned by the Company or any of its Affiliates, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, B Notes issued thereunder, and any existing Default or Event of Default or compliance with any provision of the B Note Indenture or the B Notes issued thereunder may be waived with the consent of the Holders of a majority in principal amount of the then outstanding B Notes issued thereunder, other than B Notes issued thereunder beneficially owned by the Company or any of its Affiliates (including consents obtained in connection with a purchase of or tender offer or exchange offer for such B Notes).

The B Note Indenture provides that, without the consent of each affected Holder of B Notes issued thereunder, an amendment or waiver may not, with respect to any B Notes issued thereunder held by a non-consenting Holder:

(1) reduce the principal amount of such B Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal amount of or change the fixed final maturity of any such B Note or reduce the premium payable upon the redemption of such B Notes or change the time (except those providing when notice of redemption is to be provided to the Trustee or Holders) at which any B Note may be redeemed (in each case other than provisions relating to the covenants described above under “—Repurchase at the Option of Holders”);

(3) reduce the rate of or change the time for payment of interest on any B Note;

(4) waive a Default in the payment of principal of or premium, if any, or interest on the B Notes (except a rescission of acceleration of the B Notes by the Holders of at least a majority in aggregate principal amount of the B Notes and a waiver of the payment default that resulted from such acceleration) or in respect of a covenant or provision contained in the B Note Indenture or any Guarantee which cannot be amended or modified without the consent of all affected Holders;

(5) make any B Note payable in money other than that stated therein;

(6) make any change in the provisions of the B Note Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the B Notes;

(7) make any change in these amendment and waiver provisions;

(8) impair the right of any Holder to receive payment of principal of, or interest on such Holder’s B Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s B Notes;

(9) make any change to the ranking of the B Notes that would adversely affect the Holders;

(10) except as expressly permitted by the B Note Indenture, modify the Guarantees of any Significant Party in any manner adverse to the Holders of the B Notes; or

(11) after the Issuer’s obligation to purchase B Notes arises thereunder, amend, change or modify in any respect materially adverse to the Holders of the B Notes the obligations of the Issuer to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate an Asset Sale Offer with respect to any Asset Sale that has been consummated or, after such Change or Control has occurred or such Asset Sale has been consummated, modify any of the provisions or definitions with respect thereto in a manner that is materially adverse to the Holders of the B Notes.

Notwithstanding the foregoing, the Issuer and the Trustee may amend or supplement the B Note Indenture and the B Notes and the Issuer, the Trustee and the Guarantors may amend or supplement any Guarantee issued under the B Note Indenture, in each case, without the consent of any Holder:

(1) to cure any ambiguity, omission, mistake, defect or inconsistency;

(2) to provide for uncertificated B Notes in addition to or in place of certificated B Notes;

(3) to comply with the covenant relating to mergers, consolidations and sales of assets;

(4) to provide for the assumption of the Issuer’s or any Guarantor’s obligations to the Holders;

(5) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the B Note Indenture of any such Holder;

(6) to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any Guarantor;

(7) to comply with requirements of the SEC in order to effect or maintain the qualification of the B Note Indenture under the Trust Indenture Act;

(8) to evidence and provide for the acceptance and appointment under the B Note Indenture of a successor Trustee thereunder pursuant to the requirements thereof;

(9) to add a Guarantor under the B Note Indenture or to secure the B Notes;

(10) to conform the text of the B Note Indenture or the Guarantees or the B Notes issued thereunder to any provision of this “Description of the B Notes” to the extent that such provision in this “Description of the B Notes” was intended to be a verbatim recitation of a provision of the B Note Indenture, Guarantee or B Notes;

(11) to provide for the issuance of Additional B Notes or Series B Exchange Notes or private exchange notes, which are identical to Series B Exchange Notes except that they are not freely transferable; or

(12) to make any amendment to the provisions of the B Note Indenture relating to the transfer and legending of B Notes as permitted by the B Note Indenture, including to facilitate the issuance and administration of the B Notes; provided, however, that (i) compliance with the B Note Indenture as so amended would not result in B Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer B Notes.

However, no amendment or supplement to the B Note Indenture or the B Notes that modifies or waives the specific rights or obligations of the Paying Agent, registrar or transfer agent may be made without the consent of such agent (it being understood that the Trustee’s execution of any such amendment or supplement will constitute such consent if the Trustee is then also acting as such agent).

The consent of the Holders is not necessary under the B Note Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Notices

Notices given by publication will be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.

Concerning the Trustee

The B Note Indenture contains certain limitations on the rights of the Trustee thereunder, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The B Note Indenture provides that the Holders of a majority in principal amount of the outstanding B Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The B Note Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the B Note Indenture at the request of any Holder of B Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The B Note Indenture, the B Notes and any Guarantee will be governed by and construed in accordance with the laws of the State of New York.

Certain Definitions

Set forth below are certain defined terms used in the B Note Indenture. For purposes of the B Note Indenture, unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

“A Note Indenture” means the Indenture dated as of the Issue Date by and among the Issuer, the Guarantors and the Trustee, with respect to the A Notes.

“A Notes” means the 6.50% A Notes due 2022 issued by the Issuer on the Issue Date and, unless the context otherwise requires, any Additional A Notes that are actually issued.

“A Notes Purchase Offer” has the meaning given to such term in the A Note Indenture.

“A Note Registration Rights Agreement” means the Registration Rights Agreement with respect to the A Notes, dated the Issue Date, among the Issuer, the Guarantors and the Initial Purchasers and any similar registration rights agreements with respect to any Additional A Notes.

“Acquired Indebtedness” means, with respect to any specified Person,

(1) Indebtedness of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging, consolidating or amalgamating with or into or becoming a Restricted Subsidiary of such specified Person, and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional A Notes” means additional A Notes from time to time issued by the Issuer after this offering under the A Note Indenture.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Applicable Premium” means, with respect to any B Note on any Redemption Date, the greater of:

(1) 1.0% of the principal amount of such B Note on such Redemption Date; and

(2) the excess, if any, of (i) the present value at such Redemption Date of (A) the redemption price of such Note at November 15, 2017 (such redemption price being set forth in the table appearing above under “Optional Redemption”), plus (B) all required remaining interest payments (calculated based on the cash interest rate) due on such B Note through November 15, 2017 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (ii) the principal amount of such B Note on such Redemption Date.

“Asset Sale” means:

(1) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of the Company or any of its Restricted Subsidiaries (each referred to in this definition as a “disposition”); or

(2) the issuance or sale of Equity Interests of any Restricted Subsidiary, whether in a single transaction or a series of related transactions;

in each case, other than:

(a) any disposition of Cash Equivalents or Investment Grade Securities or obsolete, damaged or worn out equipment, property or other assets in the ordinary course of business, any disposition of inventory or goods (or other assets) in the ordinary course of business or the disposition of property or equipment no longer used or useful in the business of the Company and its Restricted Subsidiaries;

(b)(i) the disposition of assets or properties that constitute all or substantially all of the assets or properties of the Company and its Subsidiaries which are Restricted Subsidiaries, taken as a whole, in a manner permitted pursuant to the provisions described above under “Certain Covenants in the B Note Indenture—Merger, Consolidation or Sale of All or Substantially All Assets” or (ii) any disposition that constitutes a Change of Control pursuant to the B Note Indenture;

(c) the making of any Restricted Payment that is permitted to be made, and is made, under the covenant described above under “Certain Covenants in the B Note Indenture—Limitation on Restricted Payments” or the making of any Permitted Investment;

(d) any disposition of property or assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of related transactions with an aggregate fair market value of less than $50.0 million;

(e) any disposition of property or assets or issuance of securities by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to another Restricted Subsidiary;

(f) to the extent allowable under Section 1031 of the Code, any exchange of like property or assets (excluding any boot thereon) for use in a Similar Business;

(g) the sale, lease, assignment, sub-lease, license or sub-license of any real or personal property in the ordinary course of business;

(h) any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(i) foreclosures, condemnation, expropriation or any similar action with respect to assets, involuntary loss or damage to or destruction of any property or assets and the disposition of property or assets received upon foreclosure by the Company or a Restricted Subsidiary or the granting of Liens not prohibited by the B Note Indenture;

(j) any disposition of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties as set forth in binding joint venture or similar agreements;

(k) any financing transaction with respect to property built or acquired by the Company or any Restricted Subsidiary after the Issue Date, including Sale and Lease-Back Transactions and asset securitizations permitted by the B Note Indenture;

(l) sales of accounts receivable in connection with the collection or compromise thereof;

(m) the abandonment of intellectual property rights in the ordinary course of business, which in the reasonable good faith determination of the Company are not material to the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole;

(n) voluntary terminations of Hedging Obligations;

(o) the licensing or sub-licensing of intellectual property or other general intangibles in the ordinary course of business;

(p) any surrender or waiver of contract rights or the settlement, release or surrender of contract rights or other litigation claims in the ordinary course of business;

(q) the unwinding of any Hedging Obligations;

(r) the issuance of directors’ qualifying shares and shares issued to foreign nationals as required by applicable law; or

(s) any disposition in connection with the Transactions.

“B Note Registration Rights Agreement” means the Registration Rights Agreement with respect to the B Notes, dated the Issue Date, among the Issuer, the Guarantors and the Initial Purchasers and any similar registration rights agreements with respect to any Additional B Notes.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Board of Directors” means the Board of Directors of the Company.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock or shares in the capital of such corporation;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP; provided, however, that any lease existing on the Issue Date that is not characterized as a Capitalized Lease Obligation on the Issue Date shall not be reclassified as a Capitalized Lease Obligation as a result of any changes in interpretative releases or literature regarding GAAP or any requirements by the independent auditors of the Company.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of such Person and its Restricted Subsidiaries.

“Cash Equivalents” means:

(1) United States dollars;

(2) (a) Canadian dollars, pounds sterling, euro, or any national currency of any participating member state of the EMU; or

(b) in the case of the Company or a Restricted Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(3) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(4) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $500.0 million in the case of U.S. banks and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(5) repurchase obligations for underlying securities of the types described in clauses (3) and (4) entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6) commercial paper rated at least P-2 by Moody’s or at least A-2 by S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof;

(7) marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof;

(8) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) with maturities of 24 months or less from the date of acquisition;

(9) Indebtedness or Preferred Stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) with maturities of 24 months or less from the date of acquisition;

(10) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency); and

(11) investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (10) above.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above; provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Cash Management Arrangements” means the treasury and cash management services pursuant to the Corporate Services Agreement, including any amounts advanced and repaid under the CCOH Mirror Note and the CCU Mirror Note, in each case, solely with respect to the Company’s and its Subsidiaries’ cash from operations.

“CCO” has the meaning set forth in the first paragraph under “General.”

“CCOH Mirror Note” means the Revolving Promissory Note dated as of November 10, 2005 between the Company, as maker, and CCU, as payee, as amended by the first amendment dated as of December 23, 2009, as may be further amended, supplemented, restated or otherwise modified from time to time not in violation of the B Note Indenture.

“CCU” means Clear Channel Communications, Inc., a Texas corporation, together with its successors.

“CCU Credit Event” means (a) pursuant to or within the meaning of any Bankruptcy Law, CCU (i) commences proceedings to be adjudicated bankrupt or insolvent, (ii) consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under applicable Bankruptcy Law, (iii) consents to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property, (iv) makes a general assignment for the benefit of its creditors or (v) generally is not paying its debts as they become due or (b) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against CCU in a proceeding in which CCU is to be adjudicated bankrupt or insolvent, (ii) appoints a receiver, liquidator, assignee, trustee, sequestrator or other similar official of CCU, or for all or substantially all of the property of CCU or (iii) orders the liquidation of CCU and the order or decree remains unstayed and in effect for 60 consecutive days.

“CCU Mirror Note” means the Revolving Promissory Note dated as of November 10, 2005 between CCU, as maker, and the Company, as payee, as amended by the first amendment dated December 23, 2009, as may be further amended, supplemented, restated or otherwise modified from time to time not in violation of the B Note Indenture.

“Change of Control” means the occurrence of any of the following after the Issue Date:

(1) the sale, lease or transfer, in one or a series of related transactions (other than by merger, consolidation or amalgamation), of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, to any Person other than a Permitted Holder;

(2) the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by (A) any Person (other than any Permitted Holder) or (B) Persons (other than any Permitted Holder) that are together a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any such group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of more than 50% of the total voting power of the Voting Stock of the Company or any of its direct or indirect parent companies (other than as a result of a Permitted Debt Restructuring);

(3) at any time during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office;

(4) the Company becoming at any time a Wholly-Owned Subsidiary of CCU or merging with and into CCU whether or not it is the surviving entity; or

(5) the Issuer ceasing to be at any time a direct or indirect Wholly-Owned Subsidiary of the Company, including as a result of having merged with CCU or the Company.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

“Company” has the meaning set forth in the first paragraph under “General.”

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person, for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and Capitalized Software Expenditures and amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Indebtedness” means, as of any date of determination, the sum, without duplication, of (1) the total amount of Indebtedness of the Company and its Restricted Subsidiaries set forth on the Company’s consolidated balance sheet (excluding any letters of credit except to the extent of unreimbursed amounts drawn thereunder), plus (2) the greater of the aggregate liquidation value and maximum fixed repurchase price without regard to any change of control or redemption premiums of all Disqualified Stock of the Company and the Restricted Guarantors and all Preferred Stock of its Restricted Subsidiaries that are not Guarantors, in each case, determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest expense (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any made (less net payments, if any, received), pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (u) any expense resulting from the discounting of any Indebtedness in connection with the application of recapitalization accounting or purchase accounting, as the case may be, in connection with the Transactions or any acquisition, (v) penalties and interest relating to taxes, (w) any Special Interest, any “special interest” with respect to other securities and any liquidated damages for failure to timely comply with registration rights obligations, (x) amortization of deferred financing fees, debt issuance costs, discounted liabilities, commissions, fees and expenses, (y) any expensing of bridge, commitment and other financing fees and (z) any accretion of accrued interest on discounted liabilities); plus

(2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(3) interest income of such Person and its Restricted Subsidiaries for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Leverage Ratio” means, as of the date of determination, the ratio of (a) the Consolidated Indebtedness of the Company and its Restricted Subsidiaries on such date, to (b) EBITDA of the Company and its Restricted Subsidiaries for the most recently ended four fiscal quarters ending immediately prior to such date for which internal financial statements are available.

In the event that the Company or any Restricted Subsidiary (i) incurs, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes) or (ii) issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Consolidated Leverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Consolidated Leverage Ratio is made (the “Consolidated Leverage Ratio Calculation Date”), then the Consolidated Leverage Ratio shall be calculated giving pro forma effect to such incurrence, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period; provided, however, that the Issuer may elect, pursuant to an Officer’s Certificate delivered to the Trustee not later than 30 days after entering into any commitment providing for the incurrence of Consolidated Indebtedness, that all or any portion of the Consolidated Indebtedness that could be incurred under such commitment at the time such commitment is entered into shall be treated as incurred and outstanding in such amount for all purposes of this calculation (whether or not such Consolidated Indebtedness is outstanding at the time such commitment is entered into) and any subsequent incurrence of such Consolidated Indebtedness under such commitment (including upon repayment and reborrowing) shall not be deemed, for purposes of this calculation, to be the incurrence of Consolidated Indebtedness at such subsequent time.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business made (or committed to be made pursuant to a definitive agreement) during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Consolidated Leverage Ratio Calculation Date, and other operational changes that the Company or any of its Restricted Subsidiaries has determined to make or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Consolidated Leverage Ratio Calculation Date shall be calculated on a pro forma basis as set forth below assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, amalgamation, consolidation, discontinued operation or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Consolidated Leverage Ratio shall be calculated giving pro forma effect thereto in the manner set forth below for such period as if such Investment, acquisition, disposition, merger, consolidation, discontinued operation or operational change had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to an Investment, acquisition, disposition, amalgamation, merger or consolidation (including the Transactions) and the amount of income or earnings relating thereto, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company (and may include cost savings, synergies and operating expense reductions resulting from such Investment, acquisition, amalgamation, merger or consolidation (including the Transactions) which is being given pro forma effect that have been or are expected to be realized); provided, that actions to realize such cost savings, synergies and operating expense reductions are taken within 12 months after the date of such Investment, acquisition, amalgamation, merger or consolidation; provided, that no cost savings, synergies or operating expense reductions shall be included pursuant to this paragraph to the extent duplicative of any amounts that are otherwise added back in computing EBITDA with respect to such period.

For the purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination determined in a manner consistent with that used in calculating EBITDA for the applicable period.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,

(1) any net after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses related thereto) or expenses and Transaction Expenses incurred within 180 days of the Issue Date shall be excluded,

(2) the cumulative effect of a change in accounting principles during such period shall be excluded,

(3) any net after-tax effect of income (loss) from disposed or discontinued operations (to the extent included in discontinued operations prior to the consummation of the disposition thereof) and any net after-tax gains or losses on disposal of disposed, abandoned or discontinued operations shall be excluded,

(4) any net after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, as determined in good faith by the Company, shall be excluded,

(5) the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of such Person shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash or Cash Equivalents (or to the extent converted into cash or Cash Equivalents) to such Person or a Subsidiary thereof that is the Company or a Restricted Subsidiary in respect of such period,

(6) [Reserved],

(7) effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such Person and such Subsidiaries) in component amounts required or permitted by GAAP, resulting from the application of purchase accounting in relation to the Transactions or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

(8) any net after-tax effect of income (loss) from the early extinguishment or conversion of (a) Indebtedness, (b) Hedging Obligations or (c) other derivative instruments shall be excluded;

(9) any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP, shall be excluded;

(10) any non-cash compensation charge or expense, including any such charge or expense arising from the grant of stock appreciation or similar rights, stock options, restricted stock or other rights or equity incentive programs, and any cash charges associated with the rollover, acceleration, or payout of Equity Interests by management of the Company or any of its direct or indirect parent companies in connection with the Transactions, shall be excluded;

(11) accruals and reserves that are established or adjusted within twelve months after the Issue Date that are so required to be established as a result of the Transactions in accordance with GAAP, or changes as a result of adoption or modification of accounting policies, shall be excluded; and

(12) to the extent covered by insurance and actually reimbursed, or, so long as the Company has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence with a deduction for any amount so added back to the extent not so reimbursed within 365 days, expenses with respect to liability or casualty events or business interruption shall be excluded.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent,

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2) to advance or supply funds

(a) for the purchase or payment of any such primary obligation, or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Corporate Services Agreement” means the Corporate Services Agreement, dated as of November 10, 2005, by and between Clear Channel Management Services, L.P., and the Company, as the same may have been amended or supplemented as of the Issue Date and as may be further amended, supplemented, restated or otherwise modified from time to time; provided, that such amendments, supplements, restatements or other modifications are, in the good faith judgment of the Company, not materially adverse to the Holders.

“Credit Facilities” means, with respect to the Company or any of its Restricted Subsidiaries, one or more debt or credit facilities, including the Senior Credit Facilities, or other financing arrangements (including commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any notes, indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under “Certain Covenants in the B Note Indenture—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Non-cash Consideration” means (1) the fair market value of non-cash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Company, less (2) the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Company, a Restricted Subsidiary or any direct or indirect parent corporation of the Company (in each case other than Disqualified Stock) that is issued for cash (other than to the Company or a Restricted Subsidiary or an employee stock ownership plan or trust established by the Company or its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate executed by the principal financial officer of the Company, on the issuance date thereof.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the B Notes or the date the B Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased in order to satisfy applicable statutory or regulatory obligations; provided further that any Capital Stock held by any future, current or former employee, director, officer, manager or consultant (or their respective Immediate Family Members), of the Company, any of its Subsidiaries, any of its direct or indirect parent companies or any other entity in which the Company or a Restricted Subsidiary has an Investment, in each case pursuant to any stock subscription or shareholders’ agreement, management equity plan or stock option plan or any other management or employee benefit plan or agreement or any distributor equity plan or agreement, shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries.

   “Domestic Subsidiary” means any Subsidiary of the Company that is organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof.

   “EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period

(1) increased (without duplication) by:

(a) provision for taxes based on income or profits or capital, including federal, state, franchise and similar taxes, foreign withholding taxes and foreign unreimbursed value added taxes of such Person and such Subsidiaries paid or accrued during such period, including penalties and interest related to such taxes or arising from any tax examinations, to the extent the same were deducted (and not added back) in computing Consolidated Net Income; provided that the aggregate amount of unreimbursed value added taxes to be added back for any four consecutive quarter period shall not exceed $2.0 million; plus

(b) Fixed Charges of such Person and such Subsidiaries for such period (including (x) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, (y) fees payable in respect of letters of credit and (z) costs of surety bonds in connection with financing activities, in each case, to the extent included in Fixed Charges) to the extent the same was deducted (and not added back) in calculating such Consolidated Net Income; plus

(c) Consolidated Depreciation and Amortization Expense of such Person and such Subsidiaries for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus

(d) any fees, expenses or charges related to any Equity Offering, Investment, acquisition, asset sale, disposition, recapitalization, the incurrence, repayment or refinancing of Indebtedness permitted to be incurred by the B Note Indenture (including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed, and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful (including the effects of expensing all transaction related expenses in accordance with ASC 805-10 and gains or losses associated with ASC 460-10)), or the offering, amendment or modification of any debt instrument, including the offering, any amendment or other modification of the Senior Notes, the Senior Exchange Notes, the Subordinated Notes, the Subordinated Exchange Notes, the Notes, the Exchange Notes or the Senior Credit Facilities; plus

(e)(w) Transaction Expenses to the extent deducted (and not added back) in computing Consolidated Net Income, (x) the amount of any severance, relocation costs, curtailments or modifications to pension and post-retirement employee benefit plans, (y) any restructuring charge or reserve deducted (and not added back) in such period in computing Consolidated Net Income, including any restructuring costs incurred in connection with acquisitions after the Issue Date, and (z) to the extent deducted (and not added back) in computing Consolidated Net Income, costs related to the closure and/or consolidation of facilities, retention charges, systems establishment costs, conversion costs and excess pension charges and consulting fees incurred in connection with any of the foregoing; provided that the aggregate amount added back pursuant to subclause (z) of this clause (e) shall not exceed 10% of the LTM Cost Base in any four consecutive four quarter period; plus

(f) any other non-cash charges, including any (i) write-offs or write-downs, (ii) equity-based awards compensation expense, (iii) losses on sales, disposals or abandonment of, or any impairment charges or asset write-off related to, intangible assets, long-lived assets and investments in debt and equity securities, (iv) all losses from investments recorded using the equity method and (v) other non-cash charges, non-cash expenses or non-cash losses reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA in such future period to the extent paid, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

(g) [Reserved]; plus

(h) [Reserved]; plus

(i) [Reserved]; plus

(j) to the extent no Default or Event of Default has occurred and is continuing, the amount of management, monitoring, consulting, transaction and advisory fees and related expenses paid or accrued in such period to the Investors to the extent otherwise permitted under “Certain Covenants in the B Note Indenture—Transactions with Affiliates” deducted (and not added back) in computing Consolidated Net Income; plus

(k) any costs or expense deducted (and not added back) in computing Consolidated Net Income by such Person or any such Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Company or a Restricted Guarantor or net cash proceeds of an issuance of Equity Interest of a Guarantor (other than Disqualified Stock);

(2) decreased by (without duplication) any non-cash gains increasing Consolidated Net Income of such Person and such Subsidiaries for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period; and

(3) increased or decreased by (without duplication):

(a) any net gain or loss resulting in such period from Hedging Obligations and the application of Statement of Financial Accounting Standards No. 133 and International Accounting Standards No. 39 and their respective related pronouncements and interpretations; plus or minus, as applicable, and

(b) any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of indebtedness (including any net loss or gain resulting from hedge agreements for currency exchange risk).

“EMU” means economic and monetary union as contemplated in the Treaty on European Union.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale of common stock or Preferred Stock of the Company or of a direct or indirect parent of the Company (excluding Disqualified Stock), other than:

(1) public offerings with respect to any such Person’s common stock registered on Form S-8;

(2) issuances to the Company or any Subsidiary of the Company; and

(3) any such public or private sale that constitutes an Excluded Contribution.

“euro” means the single currency of participating member states of the EMU.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Notes” means both the Series A Exchange Notes and the Series B Exchange Notes.

“Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds received by or contributed to the Company from,

(1) contributions to its common equity capital, and

(2) the sale (other than to a Subsidiary of the Company or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Company) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Company, in each case designated as Excluded Contributions pursuant to an Officer’s Certificate on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be.

“Excluded Event” means any default or acceleration under the Credit Agreement described in the definition of Senior Credit Facilities as in effect on the Issue Date pursuant to which the Company or any Restricted Subsidiary is a borrower or guarantor thereunder subject to a $150.0 million sublimit thereunder (and any amendments, extensions, modifications, refinancings, refundings, renewals, restatements or supplements thereof so long as the Company or any Restricted Subsidiary is a borrower or guarantor thereunder and is subject to the $150.0 million sublimit thereunder), if such default or acceleration results from, or is attributable to, any event, condition or circumstance (including a CCU Credit Event) attributable to CCU and its Subsidiaries other than the Company and its Subsidiaries so long as, to the extent legally permitted to do so (including pursuant to any suit or other legal proceeding in a court of competent jurisdiction related to a CCU Credit Event), the Company and its Subsidiaries have repaid (or reserved or set aside cash for repayment in a restricted account) the principal amount equal to the Indebtedness and other Obligations owed by the Company and its Subsidiaries under such Credit Agreement.

“Excluded Subsidiary” means (a) any Immaterial Subsidiary, (b) any Foreign Subsidiary of the Company, (c) any Domestic Subsidiary (i) that is a Subsidiary of a Foreign Subsidiary of the Company that is a controlled foreign corporation within the meaning of Section 957 of the Code or (ii) that is treated as a disregarded entity for U.S. federal income tax purposes if substantially all of its assets consist of the stock of one or more Foreign Subsidiaries of the Company that is a controlled foreign corporation within the meaning of Section 957 of the Code and (d) any non-Wholly-Owned Subsidiaries.

“Existing CCU Senior Notes” means CCU’s 5.75% Senior Notes Due 2013, 5.5% Senior Notes Due 2014, 4.9% Senior Notes Due 2015, 5.5% Senior Notes Due 2016, 10.75% Senior Cash Pay Notes due 2016, 11.00%/11.75% Senior Toggle Notes due 2016, 6.875% Senior Debentures Due 2018 and 7.25% Debentures Due 2027.

“Existing CCU Senior Notes Indentures” means (a) the Senior Indenture dated as of October 1, 1997 between CCU and The Bank of New York, as trustee, as the same may have been amended or supplemented as of the Issue Date and (b) the Indenture dated as of July 30, 2008 between among CCU, Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, registrar and transfer agent, as the same may have been amended or supplemented as of the Issue Date.

“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1) Consolidated Interest Expense of such Person and Restricted Subsidiaries for such period; plus

(2) all cash dividends or other distributions paid to any Person other than such Person or any such Subsidiary (excluding items eliminated in consolidation) on any series of Preferred Stock of the Company or a Restricted Subsidiary during such period; plus

(3) all cash dividends or other distributions paid to any Person other than such Person or any such Subsidiary (excluding items eliminated in consolidation) on any series of Disqualified Stock of the Company or a Restricted Subsidiary during such period.

“Foreign Subsidiary” means any Subsidiary that is not organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof, and any Subsidiary of such Foreign Subsidiary.

“GAAP” means generally accepted accounting principles in the United States which are in effect on the Issue Date. At any time after adoption of IFRS by the Company for financial reporting purposes, the Company may elect to apply IFRS for all purposes of the B Note Indenture, in lieu of GAAP, and, upon any such election (the date of such election, the “IFRS Election Date”), references herein to GAAP shall be construed to mean IFRS as in effect on the IFRS Election Date; provided that (1) any such election once made shall be irrevocable (and shall only be made once), (2) all financial statements and reports required to be provided after such election pursuant to the B Note Indenture shall be prepared on the basis of IFRS and (3) from and after such election, all ratios, computations and other determinations (A) based on GAAP contained in the B Note Indenture shall be computed in conformity with IFRS and (B) in the B Note Indenture that require the application of GAAP for periods that include fiscal quarters ended prior to the Company’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. The Company shall give notice of any election to the Trustee and the Holders of the B Notes with 15 days of such election. Solely making an election (without any other action) referred to in this definition will not be treated as an incurrence of Indebtedness.

“Government Securities” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Guarantor of the Issuer’s Obligations under the B Note Indenture and the B Notes (and Series B Exchange Notes).

“Guarantor” means, each Person that Guarantees the B Notes (and Series B Exchange Notes) in accordance with the terms of the B Note Indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate or currency risks either generally or under specific contingencies.

“Holder” means the Person in whose name a Note is registered on the registrar’s books.

“IFRS” means the International Financial Reporting Standards as issued by the International Accounting Standards Board as in effect on the IFRS Election Date.

“Immaterial Subsidiary” means, at any date of determination, any Subsidiary of the Company (other than a Foreign Subsidiary or a Subsidiary that meets the criteria of clause (c) of the definition of Excluded Subsidiary) that is a Restricted Subsidiary and not a Restricted Guarantor, (a) whose total assets, together with the total assets of all such Restricted Subsidiaries that are not Restricted Guarantors, at the last day of the end of the most recently ended fiscal quarter of the Company for which financial statements are publicly available did not exceed 3.5% of Total Assets at such date or (b) whose gross revenues, together with the gross revenues of all such other Restricted Subsidiaries that are not Restricted Guarantors (other than a Foreign Subsidiary of the Company or a Subsidiary of the Company that meets the criteria of clause (c) of the definition of Excluded Subsidiary), for the most recently ended period of four consecutive fiscal quarters of the Company for which financial statements are publicly available did not exceed 3.5% of the consolidated gross revenues of the Company and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP.

“Immediate Family Member” means with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Indebtedness” means, with respect to any Person, without duplication:

(1) any indebtedness (including principal and premium) of such Person, whether or not contingent:

(a) in respect of borrowed money;

(b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(c) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes an obligation in respect of a commercial letter of credit, a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business, (ii) liabilities accrued in the ordinary course of business and (iii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP; or

(d) representing any Hedging Obligations;

if and to the extent that any of the foregoing Indebtedness (other than letters of credit (other than commercial letters of credit) and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(3) to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include Contingent Obligations incurred in the ordinary course of business.

“Indentures” means both the A Note Indenture and the B Note Indenture.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Company, qualified to perform the task for which it has been engaged.

“Initial Purchasers” means Goldman, Sachs & Co., Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and Wells Fargo Securities, LLC.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

(2) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Company and the Subsidiaries of the Company;

(3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution; and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers and commission, travel and similar advances to directors, officers, employees and consultants, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “Certain Covenants in the B Note Indenture—Limitation on Restricted Payments”:

(1) “Investments” shall include the portion (proportionate to the Company’s direct or indirect equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company or applicable Restricted Subsidiary shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a) the Company’s direct or indirect “Investment” in such Subsidiary at the time of such redesignation; less

(b) the portion (proportionate to the Company’s direct or indirect equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Company.

“Investors” means Thomas H. Lee Partners L.P. and Bain Capital LLC, each of their respective Affiliates and any investment funds advised or managed by any of the foregoing, but not including, however, any portfolio companies of any of the foregoing.

“Issue Date” means November 19, 2012.

“Issuer” has the meaning set forth in the first paragraph under “General.”

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“LTM Cost Base” means, for any consecutive four quarter period, the sum of (a) direct operating expenses, (b) selling, general and administrative expenses and (c) corporate expenses, in each case excluding depreciation and amortization, of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Income” means, with respect to any Person, the net income (loss) of such Person and its Subsidiaries that are Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale, including any cash received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, payments made in order to obtain a necessary consent or required by applicable law, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, other fees and expenses, including title and recordation expenses, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on unsubordinated Indebtedness required (other than required by clause (1), (2), (3), (4) or (5) of the second paragraph of “Repurchase at the Option of Holders—Asset Sales”) to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Company or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Company or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, and in the case of any Asset Sale by a Restricted Subsidiary that is not a Wholly-Owned Subsidiary of the Company, a portion of the aggregate cash proceeds equal to the portion of the outstanding Equity Interests of such non-Wholly-Owned Subsidiary owned by Persons other than the Company and any other Restricted Subsidiary (to the extent such proceeds are committed to be distributed to such Persons).

“Notes” means both the B Notes and the A Notes.

“Obligations” means any principal (including any accretion), interest (including any interest accruing on or subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal (including any accretion), interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Company or the Issuer, as the case may be.

“Officer’s Certificate” means a certificate signed on behalf of the Company or the Issuer, as the case may be, by an Officer of the Company or the Issuer, as the case may be, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements set forth in the B Note Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Issuer, as the case may be, or the Trustee.

“Pari Passu Indebtedness” means:

(1) with respect to the Issuer, the B Notes, the A Notes and any other Indebtedness which ranks pari passu in right of payment to the B Notes; and

(2) with respect to any Guarantor, its Guarantee, its guarantee of the A Notes and any other Indebtedness which ranks pari passu in right of payment to such Guarantor’s Guarantee.

“Permitted Asset Swap” means the substantially concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Company or any of its Restricted Subsidiaries and another Person.

“Permitted Debt Restructuring” means (1) any restructuring of all or substantially all of any series, class, tranche or facility of Indebtedness of any direct or indirect parent companies of the Company, (2) any debt workout and similar transactions involving all or substantially all of any series, class, tranche or facility of Indebtedness of any direct or indirect parent companies of the Company, including in connection with any consensual or negotiated arrangement or any court approved or ordered arrangement or plan, (3) any exchange or conversion of all or substantially all of any series, class, tranche or facility of Indebtedness for or to any Equity Interests or any issuance of Equity Interests for cash or other consideration (other than any public offering of Capital Stock and any offering of Capital Stock that is underwritten for resale pursuant to Rule 144A or Regulation S of the Act) as result of which all or substantially all of any series, class, tranche or facility of Indebtedness of such direct or indirect parent companies of the Company is repaid, retired, exchanged for equity, cancelled, extinguished or otherwise discharged, or (4) any other transactions that have substantially the effect of any of the foregoing; provided, however, that in each case, such restructuring, debt workout, exchange, conversion or other transaction does not involve the consensual sale for cash consideration of Capital Stock of any such direct or indirect parent company of the Company owned by the Investors.

“Permitted Holder” means any of the Investors and members of management of the Company (or any of its direct or indirect parent companies) or CCU or CC Media Holdings, Inc. who are holders of Equity Interests of the Company (or any of its direct or indirect parent companies) or CCU or CC Media Holdings, Inc. on the Issue Date and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that (x) in the case of such group and without giving effect to the existence of such group or any other group, such Investors and members of management, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Company or any of its direct or indirect parent companies and (y) for purposes of this definition, the amount of Equity Interests held by members of management who qualify as “Permitted Holders” shall never exceed the amount of Equity Interests held by such members of management on the Issue Date. Any person or group whose acquisition of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the covenant described under “Repurchase at the Option of Holders—Change of Control” (or would result in a Change of Control Offer in the absence of the waiver of such requirement by Holders in accordance with the covenant described under “Repurchase at the Option of Holders—Change of Control”) will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Investments” means:

(1) any Investment in the Company or any of its Restricted Subsidiaries;

(2) any Investment in cash and Cash Equivalents or Investment Grade Securities;

(3) any Investment by the Company or any of its Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary; or

(b) such Person, in one transaction or a series of related transactions, is amalgamated, merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(4) any Investment in securities or other assets not constituting Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to the first paragraph of the covenant described under “Repurchase at the Option of Holders—Asset Sales” or any other disposition of assets not constituting an Asset Sale;

(5) any Investment existing on the Issue Date or made pursuant to a binding commitment in effect on the Issue Date or an Investment consisting of any extension, modification or renewal of any such Investment or binding commitment existing on the Issue Date; provided that the amount of any such Investment may be increased (x) as required by the terms of such Investment or binding commitment as in existence on the Issue Date (including as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities) or (y) as otherwise permitted under the B Note Indenture;

(6) any Investment acquired by the Company or any of its Restricted Subsidiaries:

(a) in exchange for any other Investment, accounts receivable or notes receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy workout, reorganization or recapitalization of the issuer of such other Investment, accounts receivable or notes receivable; or

(b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(7) Hedging Obligations permitted under clause (10) of the covenant described in “Certain Covenants in the B Note Indenture—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(8) any Investment the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of the Company or any of its direct or indirect parent companies;

(9) Indebtedness (including any guarantee thereof) permitted under the covenant described in “Certain Covenants in the B Note Indenture—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(10) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of the second paragraph of the covenant described under “Certain Covenants in the B Note Indenture—Transactions with Affiliates” (except transactions described in clauses (2), (5) and (9) of such paragraph);

(11) any Investment consisting of a purchase or other acquisition of inventory, supplies, material or equipment;

(12) Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (12) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed the greater of (x) $350.0 million and (y) 4.50% of Total Assets (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided that if such Investment is in Capital Stock of a Person that is engaged in a Similar Business that subsequently becomes a Restricted Subsidiary, such Investment shall thereafter be deemed permitted under clause (3) above and shall not be included as having been made pursuant to this clause (12);

(13) Investments in any Indebtedness of CCU or any of its Subsidiaries; provided that substantially concurrently with such Investment, such Indebtedness is cancelled or assigned to CCU or an Affiliate thereof (other than the Company or any of its Subsidiaries) in consideration for a reduction of the amount then owing by the Company under the CCOH Mirror Note, in each case by an amount equal to the fair market value of such Indebtedness;

(14) advances to, or guarantees of Indebtedness of, employees, directors, officers and consultants not in excess of $500,000 outstanding at any one time, in the aggregate;

(15) loans and advances to officers, directors and employees consistent with industry practice or past practice, as well as for moving expenses and other similar expenses incurred in the ordinary course of business or consistent with past practice or to fund such Person’s purchase of Equity Interests of the Company or any direct or indirect parent company thereof;

(16) Investments in the ordinary course of business consisting of endorsements for collection or deposit;

(17) Investments by the Company or any of its Restricted Subsidiaries in any other Person pursuant to a “local marketing agreement” or similar arrangement relating to a station owned or licensed by such Person;

(18) any performance guarantee and Contingent Obligations in the ordinary course of business and the creation of liens on the assets of the Company or any Restricted Subsidiary in compliance with the covenant described under “Certain Covenants in the B Note Indenture—Liens”;

(19) any purchase or repurchase of the B Notes; and

(20) any Investment in a Similar Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (20) that are at that time outstanding, that does not exceed the greater of (x) $500.0 million and (y) 7.5% of Total Assets (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if such Investment is in Capital Stock of a Person that subsequently becomes a Restricted Subsidiary, such Investment shall thereafter be deemed permitted under clause (3) above and shall not be included as having been made pursuant to this clause (20).

“Permitted Liens” means, with respect to any Person:

(1) pledges, deposits or security by such Person under workmen’s compensation laws, unemployment insurance, employers’ health tax and other social security laws or similar legislation (including in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto) or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety, appeal bonds or letters of credit to which such Person is a party or account party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(2) Liens imposed by law, such as carriers’, warehousemen’s, materialmen’s, repairmen’s and mechanics’ Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate actions or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(3) Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or subject to penalties for nonpayment or which are being contested in good faith by appropriate actions diligently pursued, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP, or for property taxes on property that the Company or any Subsidiary thereof has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property;

(4) Liens in favor of issuers of performance, surety, bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit or bankers’ acceptances issued, and completion guarantees provided for, in each case, issued pursuant to the request of and for the account of such Person in the ordinary course of its business or consistent with past practice prior to the Issue Date;

(5) minor survey exceptions, minor encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines and other similar purposes, or zoning, building codes or other restrictions (including minor defects and irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially impair their use in the operation of the business of such Person;

(6) Liens securing obligations under Indebtedness permitted to be incurred (and so incurred and so classified) pursuant to clause (5) or (18) of the second paragraph of the covenant described under “Certain Covenants in the B Note Indenture—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided, however, that any such Indebtedness that is incurred pursuant to such clause (5) or (18) remains classified as incurred thereunder; and provided further, however, that Liens securing obligations under Indebtedness permitted to be incurred (and so incurred and so classified) pursuant to clause (18) extend only to the assets or Equity Interests of Foreign Subsidiaries of the Company;

(7) Liens existing on the Issue Date;

(8) Liens existing on property or shares of stock or other assets of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property or other assets owned by the Company or any of its Restricted Subsidiaries;

(9) Liens existing on property or other assets at the time the Company or a Restricted Subsidiary acquired the property or such other assets, including any acquisition by means of an amalgamation, merger or consolidation with or into the Company or any of its Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition, amalgamation, merger or consolidation; provided further that the Liens may not extend to any other property owned by the Company or any of its Restricted Subsidiaries;

(10) Liens securing obligations under Indebtedness or other obligations of the Company or a Restricted Subsidiary owing to the Issuer or a Guarantor permitted to be incurred in accordance with the covenant described under “Certain Covenants in the B Note Indenture—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(11) Liens securing Hedging Obligations permitted to be incurred under the B Note Indenture;

(12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries and do not secure any Indebtedness;

(14) Liens arising from Uniform Commercial Code (or equivalent statutes) financing statement filings regarding operating leases, consignments or accounts entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(15) Liens in favor of the Issuer or any Guarantor;

(16) Liens on equipment of the Company or any of its Restricted Subsidiaries granted in the ordinary course of business;

(17) [Reserved];

(18) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8), and (9) or in clauses (20) and (33) below; provided that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (b) the obligations under Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8), (9), (20) and (33) at the time the original Lien became a Permitted Lien under the B Note Indenture, and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; provided further, however, that in the case of any Liens to secure any refinancing, refunding, extension, renewal or replacement of Indebtedness secured by a Lien referred to in clause (20) or clause (33), the principal amount of any Indebtedness Incurred for such refinancing, refunding, extension, renewal or replacement shall be deemed secured by a Lien under clause (20) or clause (33), as applicable, and not this clause (18) for purposes of determining the principal amount of Indebtedness outstanding under clause (20) or clause (33), as applicable;

(19) deposits made or other security provided in the ordinary course of business to secure liability to insurance carriers;

(20) other Liens securing Indebtedness or other obligations which do not exceed $40.0 million in the aggregate at any one time outstanding;

(21) Liens securing judgments for the payment of money not constituting an Event of Default under clause (5) under “Events of Default and Remedies” so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(22) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(23) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(24) Liens deemed to exist in connection with Investments in repurchase agreements permitted under the B Note Indenture; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(25) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(26) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Company or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(27) [Reserved];

(28) Liens securing obligations owed by the Company or any Restricted Subsidiary to any lender under any Credit Facilities or any Affiliate of such a lender, in each case, in the ordinary course of business in respect of any overdraft and related liabilities arising from treasury, depository and cash management services provided by, or any automated clearing house transfers of funds with, lenders under such Credit Facilities or any Affiliate of such a lender;

(29) the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by the Company or any Restricted Subsidiary thereof or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(30) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

(31) Liens solely on any cash earnest money deposits made by the Company or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted;

(32) security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business; and

(33) Liens securing Indebtedness or other obligations under any Credit Facilities which do not exceed $250.0 million in the aggregate at any one time outstanding.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on and the costs in respect of such Indebtedness.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Priority Guarantee Exchange Notes” means new notes of CCU issued in exchange for the Priority Guarantee Notes pursuant to, or as contemplated by, the Priority Guarantee Notes Registration Rights Agreements.

“Priority Guarantee Notes” means CCU’s (i) 9.0% Priority Guarantee Notes due 2021 and (ii) 9.0% Priority Guarantee Notes due 2019.

“Priority Guarantee Notes Indentures” means (i) the Indenture dated as of February 23, 2011, between CCU, the guarantors party thereto and Wilmington Trust FSB, as trustee, as the same may have been amended or supplemented as of the Issue Date, including pursuant to the Supplemental Indenture dated as of June 14, 2011, and (ii) the Indenture dated as of October 25, 2012, between CCU, the guarantors party thereto and U.S. Bank National Association, as trustee, as the same may have been amended or supplemented as of the Issue Date.

“Priority Guarantee Notes Registration Rights Agreements” means (a) the Exchange and Registration Rights Agreement with respect to the Priority Guarantee Notes, dated as of February 23, 2011, among the Issuer, the guarantors party thereto and the initial purchasers with respect to the Priority Guarantee Notes, (b) the Exchange and Registration Rights Agreement with respect to the Priority Guarantee Notes, dated as of June 14, 2011, among the Issuer, the guarantors party thereto and the initial purchasers with respect to the Priority Guarantee Notes and (c) the Exchange and Registration Rights Agreement with respect to the Priority Guarantee Notes, dated as of October 25, 2012, among the Issuer, the guarantors party thereto and the initial purchasers with respect to the Priority Guarantee Notes.

“Proceeds Loans” means (a) a loan of the gross proceeds of the A Notes issued on the Issue Date from the Issuer to CCO made on the Issue Date from the proceeds of the issuance of the A Notes (the “Series A Proceeds Loan”), and (b) the Series B Proceeds Loan.

“Proceeds Loan Agreements” means each of the Proceeds Loan Agreements dated as of the Issue Date between the Issuer and CCO pursuant to which the Proceeds Loans were made.

“Public Debt” means any Indebtedness consisting of bonds, debentures, notes or other similar debt securities issued in (a) a public offering registered under the Securities Act or (b) a private placement to institutional investors that is underwritten for resale in accordance with Rule 144A or Regulation S of such Act, whether or not it includes registration rights entitling the holders of such debt securities to registration thereof with the SEC. The term “Public Debt” (i) shall not include the B Notes (or any Additional B Notes) or the A Notes (or any Additional A Notes) and (ii) shall not be construed to include any Indebtedness issued to institutional investors in a direct placement of such Indebtedness that is not underwritten by an intermediary (it being understood that, without limiting the foregoing, a financing that is distributed to not more than ten Persons (provided that multiple managed accounts and affiliates of any such Persons shall be treated as one Person for the purposes of this definition) shall be deemed not to be underwritten), or any commercial bank or similar Indebtedness, Capitalized Lease Obligation or recourse transfer of any financial asset or any other type of Indebtedness incurred in a manner not customarily viewed as a “securities offering.”

“Qualified Proceeds” means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Company in good faith.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the B Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company which shall be substituted for Moody’s or S&P or both, as the case may be.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Company or a Restricted Subsidiary in exchange for assets transferred by the Company or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Restricted Guarantor” means a Guarantor that is a Restricted Subsidiary.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Company (including any Foreign Subsidiary of the Company) that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement providing for the leasing by the Company or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Senior Credit Facilities” means the term and revolving credit facilities under the Amended and Restated Credit Agreement, dated as of February 23, 2011 and as amended on October 23, 2012, by and among CCU, the subsidiary guarantors party thereto, the lenders party thereto in their capacities as lenders thereunder and Citibank, N.A., as Administrative Agent, including any agreements, collateral documents, guarantees, instruments, mortgages and notes executed in connection therewith, and any amendments, extensions, modifications, refinancings, refundings, renewals, restatements, or supplements thereof and any one or more notes, indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that extend, refinance, refund, renew, replace or defease any part of the loans, notes, other credit facilities or commitments thereunder, including any such refinancing, refunding or replacement facility or indenture that increases the amount that may be borrowed thereunder or alters the maturity of the loans thereunder or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or other agent, lender or group of lenders or investors.

“Senior Exchange Notes” means the Series A Senior Exchange Notes and the Series B Senior Exchange Notes.

“Senior Indentures” means the Series A Senior Indenture and the Series B Senior Indenture.

“Senior Leverage Ratio” means, as of the date of determination, the ratio of (a) the Pari Passu Indebtedness of the Company and its Restricted Subsidiaries on such date, to (b) EBITDA of the Company and its Restricted Subsidiaries for the most recently ended four fiscal quarters ending immediately prior to such date for which internal financial statements are available.

In the event that the Company or any Restricted Subsidiary (i) incurs, redeems, retires or extinguishes any Pari Passu Indebtedness (other than Pari Passu Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes) or (ii) issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Senior Leverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Senior Leverage Ratio is made (the “Senior Leverage Ratio Calculation Date”), then the Senior Leverage Ratio shall be calculated giving pro forma effect to such incurrence, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period; provided, however, that the Issuer may elect, pursuant to an Officer’s Certificate delivered to the Trustee not later than 30 days after entering into any commitment providing for the incurrence of any Pari Passu Indebtedness, that all or any portion of the Pari Passu Indebtedness that could be incurred under such commitment at the time such commitment is entered into shall be treated as incurred and outstanding in such amount for all purposes of this calculation (whether or not such Pari Passu Indebtedness is outstanding at the time such commitment is entered into) and any subsequent incurrence of such Pari Passu Indebtedness under such commitment (including upon repayment and reborrowing) shall not be deemed, for purposes of this calculation, to be the incurrence of Pari Passu Indebtedness at such subsequent time.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business made (or committed to be made pursuant to a definitive agreement) during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Senior Leverage Ratio Calculation Date, and other operational changes that the Company or any of its Restricted Subsidiaries has determined to make or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Senior Leverage Ratio Calculation Date shall be calculated on a pro forma basis as set forth below assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, amalgamation, consolidation, discontinued operation or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Senior Leverage Ratio shall be calculated giving pro forma effect thereto in the manner set forth below for such period as if such Investment, acquisition, disposition, merger, consolidation, discontinued operation or operational change had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to an Investment, acquisition, disposition, amalgamation, merger or consolidation (including the Transactions) and the amount of income or earnings relating thereto, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company (and may include cost savings, synergies and operating expense reductions resulting from such Investment, acquisition, amalgamation, merger or consolidation (including the Transactions) which is being given pro forma effect that have been or are expected to be realized); provided, that actions to realize such cost savings, synergies and operating expense reductions are taken within 12 months after the date of such Investment, acquisition, amalgamation, merger or consolidation; provided, that no cost savings, synergies or operating expense reductions shall be included pursuant to this paragraph to the extent duplicative of any amounts that are otherwise added back in computing EBITDA with respect to such period.

For the purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve-month period immediately prior to the date of determination determined in a manner consistent with that used in calculating EBITDA for the applicable period.

“Senior Notes” means the Series A Senior Notes and the Series B Senior Notes.

“Senior Notes Refinancing Payments” means payments made in connection with the refinancing of the Senior Notes including payments related to the redemption of Senior Notes or purchase of Senior Notes in a tender offer and repayment of the Senior Proceeds Loans.

“Senior Proceeds Loans” means the Series A Senior Proceeds Loan and the Series B Senior Proceeds Loan.

“Series A Exchange Notes” means new notes of the Issuer issued in exchange for the A Notes pursuant to, or as contemplated by, the A Note Registration Rights Agreement.

 “Series A Senior Exchange Notes” means new notes of the Issuer issued in exchange for the Series A Senior Notes pursuant to, or as contemplated by, the A Note Registration Rights Agreement.

“Series A Senior Indenture” means the Indenture dated as of December 23, 2009, by and among the Issuer, the guarantors party thereto and U.S. Bank National Association, as trustee, with respect to Series A Senior Notes.

“Series A Senior Notes” means the 9.25% Series A Senior Notes due 2017 issued by the Issuer on December 23, 2009.

“Series A Senior Proceeds Loan” means the $500.0 million loan from the Issuer to CCO made on December 23, 2009 from the proceeds of the issuance of the Series A Senior Notes.

“Series A Senior Registration Rights Agreement” means the Registration Rights Agreement with respect to the Series A Senior Notes, dated as of December 23, 2009, among the Issuer, the guarantors party thereto and the initial purchasers with respect to the Series A Senior Notes.

“Series A Subordinated Exchange Notes” means new notes of the Issuer issued in exchange for the Series A Subordinated Notes pursuant to, or as contemplated by, the Series A Subordinated Registration Rights Agreement.

“Series A Subordinated Indenture” means the Indenture dated as of March 15, 2012, by and among the Issuer, the guarantors party thereto and U.S. Bank National Association, as trustee, with respect to Series A Subordinated Notes.

“Series A Subordinated Notes” means the 7.625% Series A Senior Subordinated Notes due 2020 issued by the Issuer on March 15, 2012.

“Series A Subordinated Proceeds Loan” means the $275.0 million loan from the Issuer to CCO made on March 15, 2012 from the proceeds of the issuance of the Series A Subordinated Notes.

“Series A Subordinated Registration Rights Agreement” means the Registration Rights Agreement with respect to the Series A Subordinated Notes, dated as of March 15, 2012, among the Issuer, the guarantors party thereto and the initial purchasers with respect to the Series A Subordinated Notes.

“Series B Exchange Notes” means new notes of the Issuer issued in exchange for the B Notes pursuant to, or as contemplated by, the B Note Registration Rights Agreement.

“Series B Proceeds Loan” means a loan of the gross proceeds of the B Notes issued on the Issue Date from the Issuer to CCO made on the Issue Date from the proceeds of the Issuance of the B Notes.

 “Series B Senior Exchange Notes” means new notes of the Issuer issued in exchange for the Series B Senior Notes pursuant to, or as contemplated by, the Series B Senior Registration Rights Agreement.

“Series B Senior Indenture” means the Indenture dated as of December 23, 2009, by and among the Issuer, the guarantors party thereto and U.S. Bank National Association, as trustee, with respect to Series B Senior Notes.

“Series B Senior Notes” means the 9.25% Series B Senior Notes due 2017 issued by the Issuer on December 23, 2009.

“Series B Senior Proceeds Loan” means the $2.0 billion loan from the Issuer to CCO made on December 23, 2009 from the proceeds of the issuance of the Series B Senior Notes.

“Series B Senior Registration Rights Agreement” means the Registration Rights Agreement with respect to the Series B Senior Notes, dated as of December 23, 2009, among the Issuer, the guarantors party thereto and the initial purchasers with respect to the Series B Senior Notes.

“Series B Subordinated Exchange Notes” means new notes of the Issuer issued in exchange for the Series B Subordinated Notes pursuant to, or as contemplated by, the Series B Subordinated Registration Rights Agreement.

“Series B Subordinated Indenture” means the Indenture dated as of March 15, 2012, by and among the Issuer, the guarantors party thereto and U.S. Bank National Association, as trustee, with respect to Series B Subordinated Notes.

“Series B Subordinated Notes” means the 7.625% Series B Senior Subordinated Notes due 2020 issued by the Issuer on March 15, 2012.

“Series B Subordinated Proceeds Loan” means the $1.925 billion loan from the Issuer to CCO made on March 15, 2012 from the proceeds of the issuance of the Series B Subordinated Notes.

“Series B Subordinated Registration Rights Agreement” means the Registration Rights Agreement with respect to the Series B Subordinated Notes, dated as of March 15, 2012, among the Issuer, the guarantors party thereto and the initial purchasers with respect to the Series B Subordinated Notes.

“Significant Party” means any Guarantor or Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Similar Business” means any business conducted or proposed to be conducted by the Company and its Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental or ancillary thereto.

“Special Interest” means all additional interest then owing pursuant to any Registration Rights Agreement.

“Subordinated Exchange Notes” means the Series A Subordinated Exchange Notes and the Series B Subordinated Exchange Notes.

“Subordinated Indebtedness” means:

(1) any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the B Notes; and

(2) any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the B Notes.

“Subordinated Indentures” means the Series A Subordinated Indenture and the Series B Subordinated Indenture.

“Subordinated Notes” means the Series A Subordinated Notes and the Series B Subordinated Notes.

“Subordinated Proceeds Loans” means the Series A Subordinated Proceeds Loan and the Series B Subordinated Proceeds Loan.

“Subsidiary” means, with respect to any Person, a corporation, partnership, joint venture, limited liability company or other business entity (excluding charitable foundations) of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

“Total Assets” means total assets of the Company and its Restricted Subsidiaries on a consolidated basis prepared in accordance with GAAP, shown on the most recent balance sheet of the Company and its Restricted Subsidiaries as may be expressly stated.

“Transaction Expenses” means any fees or expenses incurred or paid by the Company or any of its Subsidiaries in connection with the Transactions.

“Transactions” means the offering and issuance of the Notes for cash on the Issue Date, the making of the Proceeds Loans, the making of the Senior Notes Refinancing Payments, and transactions and the payment of fees and expenses related to any of the foregoing.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to November 15, 2017; provided, however, that if the period from the Redemption Date to November 15, 2017 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa77bbbb).

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Company which at the time of determination is an Unrestricted Subsidiary (as designated by the Company, as provided below); and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Company may designate any Subsidiary of the Company (including any existing Subsidiary and any newly acquired or newly formed Subsidiary, in each case other than the Issuer) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Company or any Restricted Subsidiary of the Company (other than solely any Unrestricted Subsidiary of the Subsidiary to be so designated); provided that:

(1) any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or Persons performing a similar function are owned, directly or indirectly, by the Company;

(2) such designation complies with the covenants described under “Certain Covenants in the B Note Indenture—Limitation on Restricted Payments”; and

(3) each of:

(a) the Subsidiary to be so designated; and

(b) its Subsidiaries

has not at the time of designation, and does not thereafter, incur any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any Restricted Subsidiary.

The Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and either:

(1) the Company could incur at least $1.00 of additional Indebtedness pursuant to each of the ratio tests set forth in the first paragraph of the covenant described under “Certain Covenants in the B Note Indenture—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(2) (A) the Consolidated Leverage Ratio for the Company and its Restricted Subsidiaries would be equal to or less than such ratio immediately prior to such designation and (B) the Senior Leverage Ratio for the Company and its Restricted Subsidiaries would be equal to or less than such ratio immediately prior to such designation; provided, however, that in the case of each of clause (A) and (B), such determination is made on a pro forma basis taking into account such designation.

Any such designation by the Company shall be notified by the Company to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors or any committee thereof giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

(2) the sum of all such payments.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares and shares issued to foreign nationals as required under applicable law) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person or by such Person and one or more Wholly-Owned Subsidiaries of such Person.

BOOK ENTRY, DELIVERY AND FORM

The certificates representing the exchange notes will be issued in fully registered form without interest coupons. Except as set forth below, notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Each series of exchange notes initially will be represented by one or more notes in registered global form without interest coupons (the “Global Notes”). The Global Note will be deposited upon issuance with the trustee, as custodian for The Depository Trust Company (“DTC”), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

The Global Notes

We expect that, pursuant to procedures established by DTC, (i) upon the issuance of the Global Notes, DTC or its custodian will credit, on its internal system, the principal amount at maturity of the individual beneficial interests represented by such Global Notes to the respective accounts of persons who have accounts with such depositary (“participants”) and (ii) ownership of beneficial interests in the Global Notes will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Such accounts initially will be designated by or on behalf of holders of outstanding notes and ownership of beneficial interests in the Global Notes will be limited to participants or persons who hold interests through participants. Holders may hold their interests in the Global Notes directly through DTC if they are participants in such system, or indirectly through organizations that are participants in such system.

So long as DTC or its nominee is the registered owner or holder of the notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such Global Notes for all purposes under the applicable indenture. No beneficial owner of an interest in the Global Notes will be able to transfer that interest except in accordance with DTC’s procedures, in addition to those provided for under the applicable indenture with respect to the notes.

Payments of the principal of, and premium (if any) and interest (including additional interest, if any) on, the Global Notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the issuer, any trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

We expect that DTC or its nominee, upon receipt of any payment of principal of, and premium (if any) and interest (including additional interest, if any) on the Global Notes, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Notes as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the Global Notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

Transfers between participants in DTC will be effected in the ordinary way through DTC’s same-day funds system in accordance with DTC rules and will be settled in same-day funds.

DTC has advised us that it will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction.

DTC has advised us as follows: DTC is a limited-purpose trust company organized under New York banking law, a “banking organization” within the meaning of the New York banking law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for issues of U.S. and non-U.S. equity, corporate and municipal debt issues that participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between participants’ accounts. This eliminates the need for physical movement of securities certificates. Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to the DTC system is also available to indirect participants such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Notes among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. None of us, any trustee or any paying agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Securities

A Global Note is exchangeable for certificated notes in fully registered form without interest coupons (“Certificated Securities”) only in the following limited circumstances:

•	DTC notifies us that it is unwilling or unable to continue as depositary for the Global Notes and we fail to appoint a successor depositary within 90 days of such notice, or

•	there shall have occurred and be continuing an event of default with respect to the notes under the applicable indenture and DTC shall have requested the issuance of Certificated Securities.

Certificated Securities may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the trustee a written certificate (in the form provided in the applicable indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes.

The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer the notes will be limited to such extent.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain United States federal income tax considerations relating to the exchange of outstanding notes for exchange notes in the exchange offers. It does not contain a complete analysis of all the potential tax considerations relating to each exchange. This summary is limited to holders of outstanding notes who hold the outstanding notes as “capital assets” (in general, assets held for investment). Special situations, such as the following, are not addressed:

•
tax consequences to holders who may be subject to special tax treatment, such as tax-exempt entities, dealers in securities or currencies, banks, other financial institutions, insurance companies, regulated investment companies, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings or corporations that accumulate earnings to avoid United States federal income tax;

•	tax consequences to persons holding notes as part of a hedging, integrated, constructive sale or conversion transaction or a straddle or other risk reduction transaction;

•	tax consequences to holders whose “functional currency” is not the United States dollar;

•	tax consequences to persons who hold notes through a partnership or similar pass-through entity;

•	United States federal gift tax, estate tax or alternative minimum tax consequences, if any; or

•	any state, local or non-United States tax consequences.

The discussion below is based upon the provisions of the United States Internal Revenue Code of 1986, as amended, existing and proposed Treasury regulations promulgated thereunder, and rulings, judicial decisions and administrative interpretations thereunder, as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those discussed below.

Consequences of Tendering Outstanding Notes

The exchange of your outstanding notes for exchange notes in the applicable exchange offer should not constitute an exchange for United States federal income tax purposes because the exchange notes should not be considered to differ materially in kind or extent from the outstanding notes. Accordingly, the applicable exchange offer should have no United States federal income tax consequences to you if you exchange your outstanding notes for exchange notes. For example, there should be no change in your tax basis and your holding period should carry over to the exchange notes. In addition, the United States federal income tax consequences of holding and disposing of your exchange notes should be the same as those applicable to your outstanding notes.

The preceding discussion of certain United States federal income tax considerations of the exchange offers is for general information only and is not tax advice. Accordingly, each investor should consult its own tax advisor as to particular tax consequences to it of exchanging outstanding notes for exchange notes, including the applicability and effect of any state, local or foreign tax laws, and of any proposed changes in applicable laws.

CERTAIN CONSIDERATIONS APPLICABLE TO U.S. RETIREMENT PLANS AND ARRANGEMENTS

General Fiduciary Matters

The U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes certain requirements on employee benefit plans subject to Title I of ERISA and on entities that are deemed to hold the “plan assets” of such plans (collectively, “ERISA Plans”), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA’s general fiduciary requirements, including, but not limited to, the requirement of investment prudence and diversification and the requirement that an ERISA Plan’s investments be made in accordance with the documents governing the ERISA Plan.

Non-U.S. plans, U.S. governmental plans and certain U.S. church plans, while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and Section 4975 of the Code (as discussed below), may nevertheless be subject to non-U.S., state, local or other federal laws or regulations that are substantially similar to the foregoing provisions of ERISA and the Code (“Similar Law”). Fiduciaries of any such plans should consult with their counsel before exchanging outstanding notes to determine the suitability of the exchange notes for such plan and the need for, and the availability, if necessary, of any exemptive relief under any such laws or regulations.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts (together with ERISA Plans, “Plans”)) and certain persons (referred to as “parties in interest” or “disqualified persons”) having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

Any Plan fiduciary which proposes to cause a Plan to exchange outstanding notes for exchange notes should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code to such an investment, and to confirm that such an exchange and holding is in accordance with the documents and instruments governing the Plan and will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA or Section 4975 of the Code.

The fiduciary of a Plan that proposes to exchange its outstanding notes for exchange notes should consider, among other things, whether such exchange and holding may involve a prohibited transaction, including without limitation (i) the direct or indirect extension of credit between a Plan and a party in interest or a disqualified person, (ii) the sale or exchange of any property between a Plan and a party in interest or a disqualified person, or (iii) the transfer to, or use by or for the benefit of, a party in interest or disqualified person, of any Plan assets.  Exchange and/or holding of the exchange notes by a Plan with respect to which the issuer, any guarantor, Bain Capital, THL, the trustee, or the exchange agent, among others, is or becomes a party in interest or disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, unless the exchange notes are acquired and held in accordance with an applicable exemption.

Certain exemptions from the prohibited transaction rules could be applicable to the exchange of the outstanding notes for exchange notes and the holding of exchange notes by a Plan, depending on the type and circumstances of the fiduciary making the decision to participate in such exchange and the relationship of the party in interest or disqualified person to the Plan. Included among these exemptions are Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for certain transactions between a Plan and non-fiduciary service providers to the Plan.  In addition, the U.S. Department of Labor has issued certain administrative prohibited transaction exemptions that may apply to the exchange of outstanding notes for exchange notes and the holding of exchange notes, including Prohibited Transaction Class Exemption (“PTCE”) 84-14 (relating to transactions effected by a “qualified professional asset manager”), PTCE 90-1 (relating to investments by insurance company pooled separate accounts), PTCE 91-38 (relating to investments by bank collective investment funds), PTCE 95-60 (relating to investments by insurance company general accounts) or PTCE 96-23 (relating to transactions directed by an in-house asset manager) (collectively, the “Class Exemptions”).

Each of these exemptions contains conditions and limitations on its application, and there can be no assurance that any Class Exemption or any other exemption will be available with respect to the exchange of outstanding notes for exchange notes or the holding of exchange notes.

Consultation with Counsel

The foregoing discussion is general in nature and is not intended to be comprehensive; by its offer of the exchange notes, the issuer makes no representation that the exchange of outstanding notes for exchange notes or the holding of exchange notes meets the relevant legal requirements with respect to any particular investor. The complexity of these rules, and the severity of potential penalties, make it particularly important that fiduciaries or other persons considering an exchange of outstanding notes for exchange notes on behalf of or with the plan assets of any Plan, or plan subject to Similar Law, consult with its counsel regarding the suitability of such exchange in light of such prospective participant’s particular circumstances.

Deemed Representation

By its acceptance of any exchange note or any interest therein, the exchanging party will be deemed to have represented, warranted and covenanted that either:

(1)  no assets of a Plan or non-U.S., governmental or church plan have been used to tender an outstanding note for such exchange note or an interest therein; or

(2)  the tender of an outstanding note for an exchange note or an interest therein by such person does not and will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or any violation of Similar Law.

PLAN OF DISTRIBUTION

Each participating broker-dealer that receives exchange notes for its own account pursuant to the exchange offers must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer in connection with resales of exchange notes received by it in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that for a period of one year after the expiration date, we will make this prospectus, as amended or supplemented, available to any participating broker-dealer for use in connection with any such resale.

We will not receive any proceeds from any sales of the exchange notes by participating broker-dealers. Exchange notes received by participating broker-dealers for their own account pursuant to the exchange offers may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such participating broker-dealer and/or the purchasers of any such exchange notes. Any participating broker-dealer that resells the exchange notes that were received by it for its own account pursuant to the exchange offers and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a participating broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the expiration date we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any participating broker-dealer that requests such documents in the letter of transmittal.

LEGAL MATTERS

Certain matters relating to the validity of the exchange notes will be passed upon on our behalf by Kirkland & Ellis LLP, a limited liability partnership that includes professional corporations, Chicago, Illinois. Kirkland & Ellis LLP has from time to time represented, and may continue to represent, Bain Capital, THL and some of their respective affiliates in connection with various legal matters. Certain partners of Kirkland & Ellis LLP, through various entities, are investors in investment funds affiliated with Bain Capital and THL.  Certain matters under Nevada law will be passed upon by Snell & Wilmer L.L.P. Certain matters under Pennsylvania law will be passed upon by Ballard Spahr LLP.

EXPERTS

The consolidated financial statements of Clear Channel Outdoor Holdings, Inc. appearing  in Clear Channel Outdoor Holdings, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2012 including the schedule appearing therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference.  Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file reports and other information with the SEC. You can inspect and copy these reports, and other information at the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. You can obtain copies of these materials from the Public Reference Section of the SEC at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available to you on the SEC’s web site at http://www.sec.gov.

In addition, we make available, free of charge, on or through our web site, copies of such reports and other information. We maintain a web site at http://www.clearchanneloutdoor.com. The information contained in or connected to our web site is not part of this prospectus and is not incorporated into this prospectus by reference unless expressly provided otherwise herein.

This prospectus summarizes documents that are not delivered herewith. Copies of such documents (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in any such documents) are available upon your request, without charge, by writing or telephoning us at:

Clear Channel Outdoor Holdings, Inc.
Attention: Investor Relations
200 East Basse Road
San Antonio, Texas 78209
(210) 832-3353

CLEAR CHANNEL WORLDWIDE HOLDINGS, INC.
Exchange Offers for

$735,750,000 6.5% Series A Senior Notes due 2022 and

$1,989,250,000 6.5% Series B Senior Notes due 2022

PROSPECTUS

                    , 2013

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING TO YOU OTHER THAN THE INFORMATION CONTAINED IN THIS PROSPECTUS. YOU MAY NOT RELY ON UNAUTHORIZED INFORMATION OR REPRESENTATIONS.

THIS PROSPECTUS DOES NOT OFFER TO SELL OR ASK FOR OFFERS TO BUY ANY OF THE SECURITIES IN ANY JURISDICTION WHERE IT IS UNLAWFUL, WHERE THE PERSON MAKING THE OFFER IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON WHO CAN NOT LEGALLY BE OFFERED THE SECURITIES.

THE INFORMATION IN THIS PROSPECTUS IS CURRENT ONLY AS OF THE DATE ON ITS COVER, AND MAY CHANGE AFTER THAT DATE. FOR ANY TIME AFTER THE COVER DATE OF THIS PROSPECTUS, WE DO NOT REPRESENT THAT OUR AFFAIRS ARE THE SAME AS DESCRIBED OR THAT THE INFORMATION IN THIS PROSPECTUS IS CORRECT, NOR DO WE IMPLY THOSE THINGS BY DELIVERING THIS PROSPECTUS OR SELLING SECURITIES TO YOU.

PART II: INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20.                      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Nevada

Clear Channel Worldwide Holdings, Inc. and Outdoor Management Services, Inc. are each incorporated under the laws of the State of Nevada.

Section 78.7502 of the Nevada Revised Statutes, as the same exists or may hereafter be amended (the “NRS”), permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)           is not liable for a breach of his or her fiduciary duties as a director or officer and the breach of those duties involved intentional misconduct, fraud or a knowing violation of law; or

(b)           acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, the corporation is required to indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Section 78.752 of the NRS allows a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

No financial arrangement made pursuant to Section 78.752 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

The by-laws for each of Clear Channel Worldwide Holdings, Inc. and Outdoor Management Services, Inc. provide for the indemnification of all current and former directors and officers to the fullest extent permitted by law.

Delaware

Clear Channel Outdoor Holdings, Inc., Clear Channel Outdoor, Inc., Clear Channel Adshel, Inc., 1567 Media LLC, Clear Channel Spectacolor, LLC and Clear Channel Outdoor Holdings Company Canada are each incorporated or organized under the laws of the State of Delaware.

I-1

Section 145 (“Section 145”) of the Delaware General Corporation Law, as the same exists or may hereafter be amended (the “DGCL”), provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reasons of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The certificate of incorporation of each of Clear Channel Outdoor Holdings, Inc., Clear Channel Outdoor, Inc., Clear Channel Adshel, Inc. and Clear Channel Outdoor Holdings Company Canada provides for the indemnification of all current and former directors and officers to the fullest extent of the DGCL.

The limited liability company agreement of each of 1567 Media LLC and Clear Channel Spectacolor, LLC provides for the indemnification of all members and any director, officer, partner, stockholder, controlling person or employee of any member to the fullest extent of the Delaware Limited Liability Company Act.

Pennsylvania

IN-TER-SPACE Services, Inc. is incorporated under the laws of the State of Pennsylvania.

Section 1741 of the Pennsylvania Business Corporation Law of 1988, as the same exists or may hereafter be amended (the “Business Corporation Law”) provides that a business corporation may indemnify directors and officers against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending or completed action or proceeding (other than an action by or in the right of the corporation), provided that the person in question acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 1742 provides that a business corporation may indemnify its directors and officers solely against expenses (including attorneys’ fees) if the action or proceeding is by or in the right of the corporation. In addition, Section 1742 states that indemnification shall not be made if the person has been adjudged to be liable to the corporation unless and only to the extent it is judicially determined upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnification for certain expenses. Section 1743 requires a corporation to indemnify its directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions.

Section 1746 of the Business Corporation Law grants a corporation broad authority to indemnify its directors, officers and other agents for liabilities and expenses incurred in such capacity, except in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

The by-laws for IN-TER-SPACE Services, Inc. provide that any person that is or was a director or officer of the corporation shall be indemnified against the reasonable expenses, including attorney’s fees, actually and necessarily incurred by him in connection with the defense of such action, suit or proceedings, or in connection with any appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding, or in connection with any appeal therein that such officer or director is liable for negligence or misconduct in the performance of his duties. The foregoing right of indemnification shall not be deemed exclusive of any other rights to which any officer or director may be entitled. The amount of indemnity to which any officer or any director may be entitled shall be fixed by the Board of Directors, except that in any case where there is no disinterested majority of the Board available, the amount shall be fixed by arbitration pursuant to the then existing rules of the American Arbitration Association.

Insurance

The registrants also maintain, at their expense, policies of insurance which insure their respective directors and officers, subject to exclusions and deductions as are usual in these kinds of insurance policies, against specified liabilities which may be incurred in those capacities.

ITEM 21.                      EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibits and Financial Statement Schedules

(a)           The attached Exhibit Index is incorporated herein by reference.

ITEM 22.                      UNDERTAKINGS.

The undersigned registrants hereby undertake:

(a)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)           to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)           That, for purposes of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e)           That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will each be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)           any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrants;

(iii)           the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrants; and

(iv)           any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(f)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described in Item 20, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(g)           To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), or 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the date of the registration statement through the date of responding to the request.

(h)           To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

EXHIBIT INDEX

Exhibit No.	Description
3.1

Articles of Incorporation of Clear Channel Worldwide Holdings, Inc. (Incorporated herein by reference to Exhibit 3.1 to the Clear Channel Worldwide Holdings, Inc. Registration Statement on Form S-4 filed July 7, 2010).

3.2	By-Laws of Clear Channel Worldwide Holdings, Inc. (Incorporated herein by reference to Exhibit 3.2 to the Clear Channel Worldwide Holdings, Inc. Registration Statement on Form S-4 filed July 7, 2010).
3.3
Amended and Restated Certificate of Incorporation of Clear Channel Outdoor Holdings, Inc. (Incorporated herein by reference to Exhibit 3.1 to the Clear Channel Outdoor Holdings, Inc. Annual Report on Form 10-K for the year ended December 31, 2005).

3.4
Amended and Restated By-Laws of Clear Channel Outdoor Holdings, Inc., as amended (Incorporated herein by reference to Exhibit 3.2 to the Clear Channel Outdoor Holdings, Inc. Annual Report on Form 10-K for the year ended December 31, 2007).

3.5
Certificate of Incorporation of Clear Channel Outdoor, Inc., as amended (Incorporated by reference to Exhibit 3.5 to the Clear Channel Worldwide Holdings, Inc. Registration Statement on Form S-4 filed July 7, 2010).

3.6	By-Laws of Clear Channel Outdoor, Inc., as amended (Incorporated by reference to Exhibit 3.6 to the Clear Channel Worldwide Holdings, Inc. Registration Statement on Form S-4 filed July 7, 2010).
3.7
Certificate of Incorporation of Clear Channel Adshel, Inc., as amended (Incorporated by reference to Exhibit 3.7 to the Clear Channel Worldwide Holdings, Inc. Registration Statement on Form S-4 filed July 7, 2010).

3.8	By-Laws of Clear Channel Adshel, Inc. (Incorporated by reference to Exhibit 3.8 to the Clear Channel Worldwide Holdings, Inc. Registration Statement on Form S-4 filed July 7, 2010).
3.9	Certificate of Formation of 1567 Media LLC (Incorporated by reference to Exhibit 3.9 to the Clear Channel Worldwide Holdings, Inc. Registration Statement on Form S-4 filed July 7, 2010).
3.10
Amended and Restated Limited Liability Company Agreement of 1567 Media LLC (Incorporated by reference to Exhibit 3.10 to the Clear Channel Worldwide Holdings, Inc. Registration Statement on Form S-4 filed July 7, 2010).

3.11
Certificate of Formation of Clear Channel Spectacolor, LLC, as amended (Incorporated by reference to Exhibit 3.11 to the Clear Channel Worldwide Holdings, Inc. Registration Statement on Form S-4 filed July 7, 2010).

3.12
Amended and Restated Limited Liability Company Agreement of Clear Channel Spectacolor, LLC (Incorporated by reference to Exhibit 3.12 to the Clear Channel Worldwide Holdings, Inc. Registration Statement on Form S-4 filed July 7, 2010).

3.13
Certificate of Incorporation of Clear Channel Outdoor Holdings Company Canada, as amended (Incorporated by reference to Exhibit 3.13 to the Clear Channel Worldwide Holdings, Inc. Registration Statement on Form S-4 filed July 7, 2010).

3.14
By-Laws of Clear Channel Outdoor Holdings Company Canada, as amended (Incorporated by reference to Exhibit 3.14 to the Clear Channel Worldwide Holdings, Inc. Registration Statement on Form S-4 filed July 7, 2010).

3.15
Articles of Incorporation of Outdoor Management Services, Inc. (Incorporated by reference to Exhibit 3.15 to the Clear Channel Worldwide Holdings, Inc. Registration Statement on Form S-4 filed July 7, 2010).

3.16	Code of Bylaws of Outdoor Management Services, Inc. (Incorporated by reference to Exhibit 3.16 to the Clear Channel Worldwide Holdings, Inc. Registration Statement on Form S-4 filed July 7, 2010).
3.17
Articles of Incorporation of IN-TER-SPACE Services, Inc., as amended (Incorporated by reference to Exhibit 3.17 to the Clear Channel Worldwide Holdings, Inc. Registration Statement on Form S-4 filed July 7, 2010).

3.18	By-Laws of IN-TER-SPACE Services, Inc. (Incorporated by reference to Exhibit 3.18 to the Clear Channel Worldwide Holdings, Inc. Registration Statement on Form S-4 filed July 7, 2010).
4.1
Indenture with respect to 6.50% Series A Senior Notes due 2022, dated as of November 19, 2012, by and among Clear Channel Worldwide Holdings, Inc., Clear Channel Outdoor Holdings, Inc., Clear Channel Outdoor, Inc., U.S. Bank National Association and the guarantors party thereto (Incorporated by reference to Exhibit 4.1 to the Clear Channel Outdoor Holdings, Inc. Current Report on Form 8-K filed November 19, 2012).

4.2
Indenture with respect to 6.50% Series B Senior Notes due 2022, dated as of November 19, 2012, by and among Clear Channel Worldwide Holdings, Inc., Clear Channel Outdoor Holdings, Inc., Clear Channel Outdoor, Inc., U.S. Bank National Association and the guarantors party thereto (Incorporated by reference to Exhibit 4.2 to the Clear Channel Outdoor Holdings, Inc. Current Report on Form 8-K filed November 19, 2012).

4.3
Exchange and Registration Rights Agreement with respect to 6.50% Series A Senior Notes due 2022, dated November 19, 2012, by and among Clear Channel Worldwide Holdings, Inc., Clear Channel Outdoor Holdings, Inc., Clear Channel Outdoor, Inc., the other guarantors party thereto and the initial purchasers named therein (Incorporated by reference to Exhibit 4.3 to the Clear Channel Outdoor Holdings, Inc. Current Report on Form 8-K filed November 19, 2012).

4.4
Exchange and Registration Rights Agreement with respect to 6.50% Series B Senior Notes due 2022, dated November 19, 2012, by and among Clear Channel Worldwide Holdings, Inc., Clear Channel Outdoor Holdings, Inc., Clear Channel Outdoor, Inc., the other guarantors party thereto and the initial purchasers named therein (Incorporated by reference to Exhibit 4.4 to the Clear Channel Outdoor Holdings, Inc. Current Report on Form 8-K filed November 19, 2012).

4.5	Form of Series A Senior Note due 2022 (attached as exhibit to Exhibit 4.1).
4.6	Form of Series B Senior Note due 2022 (attached as exhibit to Exhibit 4.2).
4.7
Indenture with respect to 7.625% Series A Senior Subordinated Notes due 2020, dated as of March 15, 2012, by and among Clear Channel Worldwide Holdings, Inc., Clear Channel Outdoor Holdings, Inc., Clear Channel Outdoor, Inc., the other guarantors party thereto and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.1 to the Clear Channel Outdoor Holdings, Inc. Current Report on Form 8-K filed on March 16, 2012).

4.8
Indenture with respect to 7.625% Series B Senior Subordinated Notes due 2020, dated as of March 15, 2012, by and among Clear Channel Worldwide Holdings, Inc., Clear Channel Outdoor Holdings, Inc., Clear Channel Outdoor, Inc., the other guarantors party thereto and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.2 to the Clear Channel Outdoor Holdings, Inc. Current Report on Form 8-K filed on March 16, 2012).

4.9	Form of Series A Senior Subordinated Note due 2020 (attached as exhibit to Exhibit 4.5).
4.10	Form of Series B Senior Subordinated Note due 2020 (attached as exhibit to Exhibit 4.6).
5.1*	Opinion of Kirkland & Ellis LLP.
5.2*	Opinion of Snell & Wilmer L.L.P.
5.3*	Opinion of Ballard Spahr LLP.
10.1
Credit Agreement, dated as of May 13, 2008, by and among Clear Channel Communications, Inc. (as the successor-in-interest to BT Triple Crown Merger Co., Inc. following the effectiveness of the Merger), the subsidiary co-borrowers and foreign subsidiary revolving borrowers party thereto, Clear Channel Capital I, LLC, the lenders party thereto, Citibank, N.A., as Administrative Agent, and the other agents party thereto (Incorporated by reference to Exhibit 10.15 to the CC Media Holdings, Inc. Annual Report on Form 10-K for the year ended December 31, 2009).

10.2
Amendment No. 1, dated as of July 9, 2008, to the Credit Agreement, dated as of May 13, 2008, by and among Clear Channel Communications, Inc., the subsidiary co-borrowers and foreign subsidiary revolving borrowers party thereto, Clear Channel Capital I, LLC, the lenders party thereto, Citibank, N.A., as Administrative Agent, and the other agents party thereto (Incorporated by reference to Exhibit 10.10 to the CC Media Holdings, Inc. Current Report on Form 8-K filed July 30, 2008).

10.3
Amendment No. 2, dated as of July 28, 2008, to the Credit Agreement, dated as of May 13, 2008, by and among Clear Channel Communications, Inc., the subsidiary co-borrowers and foreign subsidiary revolving borrowers party thereto, Clear Channel Capital I, LLC, the lenders party thereto, Citibank, N.A., as Administrative Agent, and the other agents party thereto (Incorporated by reference to Exhibit 10.11 to the CC Media Holdings, Inc. Current Report on Form 8-K filed July 30, 2008).

10.4
Amendment and Restatement Agreement, dated as of February 15, 2011, to the Credit Agreement, dated as of May 13, 2008, among Clear Channel Communications, Inc., Clear Channel Capital I, LLC, the subsidiary co-borrowers and foreign subsidiary borrowers named therein, Citibank, N.A., as Administrative Agent, the lenders from time to time party thereto and the other agents party thereto (Incorporated by reference to Exhibit 10.1 to the Clear Channel Communications, Inc. Current Report on Form 8-K filed on February 18, 2011).

10.5
Amended and Restated Credit Agreement, dated as of February 23, 2011, by and among Clear Channel Communications, Inc., the subsidiary co-borrowers and foreign subsidiary revolving borrowers party thereto, Clear Channel Capital I, LLC, Citibank, N.A., as Administrative Agent, the lenders from time to time party thereto and the other agents party thereto (Incorporated by reference to Exhibit 10.1 to the Clear Channel Communications, Inc. Current Report on Form 8-K filed on February 24, 2011).

10.6
Amendment No. 1 to Amended and Restated Credit Agreement, dated as of October 25, 2012, by and among Clear Channel Communications, Inc., Clear Channel Capital I, LLC, the subsidiary co-borrowers party thereto, the foreign subsidiary revolving borrowers thereto, Citibank, N.A. as Administrative Agent, the lenders from time to time party thereto and the other agents party thereto (Incorporated by reference to Exhibit 10.1 to the Clear Channel Communications, Inc. Current Report on Form 8-K filed October 25, 2012).

10.7
Amendment No. 2 to Amended and Restated Credit Agreement, dated as of May 31, 2013, by and among Clear Channel Communications, Inc., Clear Channel Capital I, LLC, the subsidiary co-borrowers party thereto, the foreign subsidiary revolving borrowers thereto, Citibank, N.A. as Administrative Agent, the lenders from time to time party thereto and the other agents party thereto (Incorporated by reference to Exhibit 10.1 to the Clear Channel Communications, Inc. Current Report on Form 8-K filed June 3, 2013).

10.8
Collateral Sharing Agreement, dated as of October 25, 2012, by and among Citibank N.A. as Administrative Agent, U.S. Bank National Association, as trustee, and Deutsche Bank Trust Company Americas, as collateral agent (Incorporated by reference to Exhibit 10.2 to the Clear Channel Communications, Inc. Current Report on Form 8-K filed October 25, 2012).

10.9
Revolving Promissory Note dated November 10, 2005 payable by Clear Channel Outdoor Holdings, Inc. to Clear Channel Communications, Inc. in the original principal amount of $1,000,000,000 (Incorporated by reference to Exhibit 10.7 to the Clear Channel Outdoor Holdings, Inc. Annual Report on Form 10-K for the year ended December 31, 2005).

10.10
First Amendment, dated as of December 23, 2009, to the Revolving Promissory Note, dated as of November 10, 2005, by Clear Channel Outdoor Holdings, Inc., as Maker, to Clear Channel Communications, Inc. (Incorporated by reference to Exhibit 10.25 to the Clear Channel Outdoor Holdings, Inc. Annual Report on Form 10-K for the year ended December 31, 2009).

10.11
Revolving Promissory Note dated November 10, 2005 payable by Clear Channel Communications, Inc. to Clear Channel Outdoor Holdings, Inc. in the original principal amount of $1,000,000,000 (Incorporated by reference to Exhibit 10.8 to the Clear Channel Outdoor Holdings, Inc. Annual Report on Form 10-K for the year ended December 31, 2005).

10.12
First Amendment, dated as of December 23, 2009, to the Revolving Promissory Note, dated as of November 10, 2005, by Clear Channel Communications, Inc., as Maker, to Clear Channel Outdoor Holdings, Inc. (Incorporated by reference to Exhibit 10.24 to the Clear Channel Outdoor Holdings, Inc. Annual Report on Form 10-K for the year ended December 31, 2009).

10.13
Master Agreement dated November 16, 2005 between Clear Channel Outdoor Holdings, Inc. and Clear Channel Communications, Inc. (Incorporated by reference to Exhibit 10.1 to the Clear Channel Outdoor Holdings, Inc. Annual Report on Form 10-K for the year ended December 31, 2005).

10.14
Registration Rights Agreement dated November 16, 2005 between Clear Channel Outdoor Holdings, Inc. and Clear Channel Communications, Inc. (Incorporated by reference to Exhibit 10.2 to the Clear Channel Outdoor Holdings, Inc. Annual Report on Form 10-K for the year ended December 31, 2005).

10.15
Corporate Services Agreement dated November 16, 2005 between Clear Channel Outdoor Holdings, Inc. and Clear Channel Management Services, L.P. (Incorporated by reference to Exhibit 10.3 to the Clear Channel Outdoor Holdings, Inc. Annual Report on Form 10-K for the year ended December 31, 2005).

10.16
 Tax Matters Agreement dated November 10, 2005 between Clear Channel Outdoor Holdings, Inc. and Clear Channel Communications, Inc. (Incorporated by reference to Exhibit 10.4 to the Clear Channel Outdoor Holdings, Inc. Annual Report on Form 10-K for the year ended December 31, 2005).

10.17
Employee Matters Agreement dated November 10, 2005 between Clear Channel Outdoor Holdings, Inc. and Clear Channel Communications, Inc. (Incorporated by reference to Exhibit 10.5 to the Clear Channel Outdoor Holdings, Inc. Annual Report on Form 10-K for the year ended December 31, 2005).

10.18
Amended and Restated License Agreement dated November 10, 2005 between Clear Channel Identity, L.P. and Outdoor Management Services, Inc. (Incorporated by reference to Exhibit 10.6 to the Clear Channel Outdoor Holdings, Inc. Annual Report on Form 10-K for the year ended December 31, 2005).

10.19	Summary Description of 2012 Supplemental Incentive Plan (Incorporated by reference to Exhibit 10.1 to the CC Media Holdings, Inc. Current Report on Form 8-K filed February 23, 2012).
10.20
Clear Channel Outdoor Holdings, Inc. 2005 Stock Incentive Plan, as amended and restated  (the “CCOH Stock Incentive Plan”) (Incorporated by reference to Exhibit 10.2 to the Clear Channel Outdoor Holdings, Inc. Current Report on Form 8-K filed April 30, 2007).

10.21
First Form of Option Agreement under the CCOH Stock Incentive Plan (Incorporated by reference to Exhibit 10.2 to the Clear Channel Outdoor Holdings, Inc. Registration Statement on Form S-8 (File No. 333-130229) filed December 9, 2005).

10.22
Form of Option Agreement under the CCOH Stock Incentive Plan (approved February 21, 2011) (Incorporated by reference to Exhibit 10.33 to the CC Media Holdings, Inc. Annual Report on Form 10-K for the year ended December 31, 2011).

10.23
Form of Restricted Stock Award Agreement under the CCOH Stock Incentive Plan (Incorporated by reference to Exhibit 10.3 to the Clear Channel Outdoor Holdings, Inc. Registration Statement on Form S-8 (File No. 333-130229) filed December 9, 2005).

10.24
Form of Restricted Stock Unit Award Agreement under the CCOH Stock Incentive Plan (Incorporated by reference to Exhibit 10.16 to the Clear Channel Outdoor Holdings, Inc. Annual Report on Form 10-K for the year ended December 31, 2010).

10.25
Clear Channel Outdoor Holdings, Inc. 2012 Stock Incentive Plan (Incorporated by reference to Exhibit 99.1 to the Clear Channel Outdoor Holdings, Inc. Registration Statement on Form S-8 (File No. 333-181514) filed May 18, 2012).

10.26
Amended and Restated 2006 Annual Incentive Plan of Clear Channel Outdoor Holdings, Inc. (Incorporated by reference to Appendix B to the Clear Channel Outdoor Holdings, Inc. definitive proxy statement on Schedule 14A for its 2012 Annual Meeting of Stockholders filed April 9, 2012).

10.27
Relocation Policy - Chief Executive Officer and Direct Reports (Guaranteed Purchase Offer) (Incorporated by reference to Exhibit 10.1 to the Clear Channel Outdoor Holdings, Inc. Current Report on Form 8-K filed October 21, 2010).

10.28
Relocation Policy - Chief Executive Officer and Direct Reports (Buyer Value Option) (Incorporated by reference to Exhibit 10.2 to the Clear Channel Outdoor Holdings, Inc. Current Report on Form 8-K filed October 21, 2010).

10.29	Relocation Policy - Function Head Direct Reports (Incorporated by reference to Exhibit 10.3 to the Clear Channel Outdoor Holdings, Inc. Current Report on Form 8-K filed October 21, 2010).

10.30	Form of Independent Director Indemnification Agreement (Incorporated by reference to Exhibit 10.1 to the Clear Channel Outdoor Holdings, Inc. Current Report on Form 8-K filed June 3, 2009).
10.31	Form of Affiliate Director Indemnification Agreement (Incorporated by reference to Exhibit 10.2 to the Clear Channel Outdoor Holdings, Inc. Current Report on Form 8-K filed June 3, 2009).
10.32
Indemnification Agreement by and among Clear Channel Outdoor Holdings, Inc. and Robert W. Pittman dated September 18, 2012 (Incorporated by reference to Exhibit 10.4 to the CC Media Holdings, Inc. Quarterly Report on Form 10-Q for the quarter ended September 30, 2012).

10.33
Indemnification Agreement by and among Clear Channel Outdoor Holdings, Inc. and Thomas W. Casey dated September 5, 2012 (Incorporated by reference to Exhibit 10.5 to the CC Media Holdings, Inc. Quarterly Report on Form 10-Q for the quarter ended September 30, 2012).

10.34
Indemnification Agreement by and among Clear Channel Outdoor Holdings, Inc. and Robert H. Walls, Jr. dated September 5, 2012 (Incorporated by reference to Exhibit 10.6 to the CC Media Holdings, Inc. Quarterly Report on Form 10-Q for the quarter ended September 30, 2012).

10.35
Contract of Employment between C. William Eccleshare and Clear Channel Outdoor Ltd dated August 31, 2009 (Incorporated by reference to Exhibit 10.23 to the Clear Channel Outdoor Holdings, Inc. Annual Report on Form 10-K for the year ended December 31, 2009).

10.36
Employment Agreement, effective as of January 24, 2012, between C. William Eccleshare and Clear Channel Outdoor Holdings, Inc. (Incorporated by reference to Exhibit 10.1 to the Clear Channel Outdoor Holdings, Inc. Current Report on Form 8-K/A filed July 27, 2012).

10.37
Contract of Employment between Jonathan Bevan and Clear Channel Outdoor Ltd dated October 30, 2009 (Incorporated by reference to Exhibit 10.1 to the Clear Channel Outdoor Holdings, Inc. Current Report on Form 8-K filed December 11, 2009).

10.38
Employment Agreement, dated as of December 10, 2009, between Ronald Cooper and Clear Channel Outdoor, Inc. (Incorporated by reference to Exhibit 10.25 to the Clear Channel Outdoor Holdings, Inc. Annual Report on Form 10-K for the year ended December 31, 2010).

10.39
Severance Agreement and General Release, dated January 20, 2012, between Ronald Cooper and Clear Channel Outdoor Holdings, Inc. (Incorporated by reference to Exhibit 10.53 to the CC Media Holdings, Inc. Annual Report on Form 10-K for the year ended December 31, 2011).

10.40
Employment Agreement, dated as of October 2, 2011, between Robert Pittman and CC Media Holdings, Inc. (Incorporated by reference to Exhibit 10.1 to the CC Media Holdings, Inc. Quarterly Report on Form 10-Q for the quarter ended September 30, 2011).

10.41
Employment Agreement, dated as of December 15, 2009, between Tom Casey and Clear Channel Communications, Inc. (Incorporated by reference to Exhibit 10.1 to the Clear Channel Outdoor Holdings, Inc. Current Report on Form 8-K filed January 5, 2010).

10.42
Employment Agreement, dated as of January 1, 2010, between Robert H. Walls, Jr., and Clear Channel Management Services, Inc. (Incorporated by reference to Exhibit 10.1 to the Clear Channel Outdoor Holdings, Inc. Current Report on Form 8-K filed January 5, 2010).

10.43
Employment Agreement, effective as of January 1, 2013, between Clear Channel Outdoor, Inc. and Suzanne M. Grimes (Incorporated by reference to Exhibit 10.42 to the Clear Channel Outdoor Holdings, Inc. Annual Report on Form 10-K for the year ended December, 31, 2012).

10.44
Form of Stock Option Agreement under the CCOH Stock Incentive Plan, dated September 17, 2009, between C. William Eccleshare and Clear Channel Outdoor Holdings, Inc. (Incorporated by reference to Exhibit 10.34 to the Clear Channel Outdoor Holdings, Inc. Annual Report on Form 10-K for the year ended December 31, 2010).

10.45
Form of Amended and Restated Stock Option Agreement under the CCOH Stock Incentive Plan, dated as of August 11, 2011, between C. William Eccleshare and Clear Channel Outdoor Holdings, Inc. (Incorporated by reference to Exhibit 10.1 to the Clear Channel Outdoor Holdings, Inc. Current Report on Form 8-K filed on August 12, 2011).

10.46
Form of Stock Option Agreement under the CCOH Stock Incentive Plan, dated December 13, 2010, between C. William Eccleshare and Clear Channel Outdoor Holdings, Inc. (Incorporated by reference to Exhibit 10.35 to the Clear Channel Outdoor Holdings, Inc. Annual Report on Form 10-K for the year ended December 31, 2010).

10.47
Form of Restricted Stock Unit Agreement under the CCOH Stock Incentive Plan, dated December 20, 2010, between C. William Eccleshare and Clear Channel Outdoor Holdings, Inc. (Incorporated by reference to Exhibit 10.36 to the Clear Channel Outdoor Holdings, Inc. Annual Report on Form 10-K for the year ended December 31, 2010).

10.48
Form of Restricted Stock Unit Agreement under the CCOH Stock Incentive Plan, dated March 26, 2012, between Robert H. Walls, Jr. and Clear Channel Outdoor Holdings, Inc. (Incorporated by reference to Exhibit 10.3 to the CC Media Holdings, Inc. Quarterly Report on Form 10-Q for the quarter ended March 31, 2012).

10.49
Form of Restricted Stock Unit Agreement under the CCOH Stock Incentive Plan, dated May 10, 2012, between Thomas W. Casey and Clear Channel Outdoor Holdings, Inc. (Incorporated by reference to Exhibit 10.49 to the Clear Channel Worldwide Holdings, Inc. Registration Statement on Form S-4 (File No. 333-182265) filed June 21, 2012).

10.50
Form of Restricted Stock Unit Agreement under the Clear Channel Outdoor Holdings, Inc. 2012 Stock Incentive Plan, dated July 26, 2012, between C. William Eccleshare and Clear Channel Outdoor Holdings, Inc. (Incorporated by reference to Exhibit 10.2 to the Clear Channel Outdoor Holdings, Inc. Current Report on Form 8-K/A filed July 27, 2012).

10.51
Form of Restricted Stock Unit Agreement under the Clear Channel Outdoor Holdings, Inc. 2012 Stock Incentive Plan, dated January 1, 2013, between Suzanne M. Grimes and Clear Channel Outdoor Holdings, Inc. (Incorporated by reference to Exhibit 10.50 to the Clear Channel Outdoor Holdings, Inc. Annual Report on Form 10-K for the year ended December 31, 2012).

10.52
Memorandum of Understanding, dated as of March 28, 2013, among legal counsel for Clear Channel Communications, Inc. and the other named defendants, the special litigation committee of the board of directors of Clear Channel Outdoor Holdings, Inc. and the plaintiffs (incorporated by reference to Exhibit 10.1 to the Clear Channel Outdoor Holdings, Inc. Current Report on Form 8-K filed on April 3, 2013).

12*	Computation of ratio of earnings to fixed charges.
21
Subsidiaries of Clear Channel Outdoor Holdings, Inc. (Incorporated by reference to Exhibit 21 to the Clear Channel Outdoor Holdings, Inc. Annual Report on Form 10-K for the year ended December 31, 2012).

23.1*	Consent of Ernst & Young LLP.
23.2*	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).

23.3*	Consent of Snell & Wilmer L.L.P. (included in Exhibit 5.2).
23.4*	Consent of Ballard Spahr LLP (included in Exhibit 5.3).
24*	Power of Attorney (included on the signature pages to the registration statement).
25*	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939 of U.S. Bank National Association.
99.1*	Form of Letter of Transmittal.
99.2*	Form of Tender Instructions.
______________________________

*           Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on June 6, 2013.

CLEAR CHANNEL WORLDWIDE HOLDINGS, INC.

By:	/S/ Thomas W. Casey
Name:	Thomas W. Casey
Title:	Executive Vice President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Thomas W. Casey and Robert H. Walls, Jr., and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and Power of Attorney have been signed by the following persons in the capacities and on the dates indicated on the dates indicated.

Signature	Title	Date
/S/THOMAS W. CASEY Thomas W. Casey	Executive Vice President (principal executive officer, principal financial officer and principal accounting officer) and Director	June 6, 2013
/S/ Robert H. Walls, Jr. Robert H. Walls, Jr.	Director	June 6, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on June 6, 2013.
CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

By:	/S/ Thomas W. Casey
Name:	Thomas W. Casey
Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Thomas W. Casey and Robert H. Walls, Jr., and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and Power of Attorney have been signed by the following persons in the capacities and on the dates indicated on the dates indicated.

Signature	Title	Date
/S/ C. William Eccleshare C. William Eccleshare	Chief Executive Officer (principal executive officer)	June 6, 2013
/S/THOMAS W. CASEY Thomas W. Casey	Executive Vice President and Chief Financial Officer (principal financial officer)	June 6, 2013
/S/SCOTT D. HAMILTON Scott D. Hamilton	Senior Vice President, Chief Accounting Officer and Assistant Secretary (principal accounting officer)	June 6, 2013
/S/ Robert W. Pittman Robert W. Pittman	Executive Chairman and Director	June 6, 2013
/S/ James C. Carlisle James C. Carlisle	Director	June 6, 2013
/S/ Blair E. Hendrix Blair E. Hendrix	Director	June 6, 2013

/S/ Douglas L. Jacobs Douglas L. Jacobs	Director	June 6, 2013

/S/ Daniel G. Jones Daniel G. Jones	Director	June 6, 2013
/S/ Thomas R. Shepherd Thomas R. Shepherd	Director	June 6, 2013
/S/ Christopher M. Temple Christopher M. Temple	Director	June 6, 2013
/S/ Dale W. Tremblay Dale W. Tremblay	Director	June 6, 2013
/S/ Scott R. Wells Scott R. Wells	Director	June 6, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on June 6, 2013.

CLEAR CHANNEL OUTDOOR, INC.

By:	/S/ Thomas W. Casey
Name:	Thomas W. Casey
Title:	Executive Vice President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Thomas W. Casey and Robert H. Walls, Jr., and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and Power of Attorney have been signed by the following persons in the capacities and on the dates indicated on the dates indicated.

Signature	Title	Date
/S/THOMAS W. CASEY Thomas W. Casey	Executive Vice President (principal executive officer, principal financial officer and principal accounting officer) and Director	June 6, 2013
/S/ Robert H. Walls, Jr. Robert H. Walls, Jr.	Director	June 6, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on June 6, 2013.

CLEAR CHANNEL ADSHEL, INC.

By:	/S/ Thomas W. Casey
Name:	Thomas W. Casey
Title:	Executive Vice President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Thomas W. Casey and Robert H. Walls, Jr., and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and Power of Attorney have been signed by the following persons in the capacities and on the dates indicated on the dates indicated.

Signature	Title	Date
/S/THOMAS W. CASEY Thomas W. Casey	Executive Vice President (principal executive officer, principal financial officer and principal accounting officer) and Director	June 6, 2013
/S/ Robert H. Walls, Jr. Robert H. Walls, Jr.	Director	June 6, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on June 6, 2013.

1567 MEDIA LLC

By:	/S/ Thomas W. Casey
Name:	Thomas W. Casey
Title:	Executive Vice President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Thomas W. Casey and Robert H. Walls, Jr., and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and Power of Attorney have been signed by the following persons in the capacities and on the dates indicated on the dates indicated.

Signature	Title	Date
/S/THOMAS W. CASEY Thomas W. Casey	Executive Vice President (principal executive officer, principal financial officer and principal accounting officer)	June 6, 2013
/S/ Robert H. Walls, Jr. Robert H. Walls, Jr.	Executive Vice President and Secretary of Clear Channel Outdoor, Inc. (sole member of 1567 Media LLC)	June 6, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on June 6, 2013.

CLEAR CHANNEL SPECTACOLOR, LLC

By:	/S/ Thomas W. Casey
Name:	Thomas W. Casey
Title:	Executive Vice President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Thomas W. Casey and Robert H. Walls, Jr., and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and Power of Attorney have been signed by the following persons in the capacities and on the dates indicated on the dates indicated.

Signature	Title	Date
/S/THOMAS W. CASEY Thomas W. Casey	Executive Vice President (principal executive officer, principal financial officer and principal accounting officer)	June 6, 2013
/S/ Robert H. Walls, Jr. Robert H. Walls, Jr.	Executive Vice President and Secretary of 1567 Media LLC (sole member of Clear Chanel Spectacolor, LLC)	June 6, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on June 6, 2013.

CLEAR CHANNEL OUTDOOR HOLDINGS COMPANY CANADA

By:	/S/ Thomas W. Casey
Name:	Thomas W. Casey
Title:	Executive Vice President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Thomas W. Casey and Robert H. Walls, Jr., and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and Power of Attorney have been signed by the following persons in the capacities and on the dates indicated on the dates indicated.

Signature	Title	Date
/S/THOMAS W. CASEY Thomas W. Casey	Executive Vice President (principal executive officer, principal financial officer and principal accounting officer) and Director	June 6, 2013
/S/ Robert H. Walls, Jr. Robert H. Walls, Jr.	Director	June 6, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on June 6, 2013.

OUTDOOR MANAGEMENT SERVICES, INC.

By:	/S/ Thomas W. Casey
Name:	Thomas W. Casey
Title:	Executive Vice President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Thomas W. Casey and Robert H. Walls, Jr., and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and Power of Attorney have been signed by the following persons in the capacities and on the dates indicated on the dates indicated.

Signature	Title	Date
/S/THOMAS W. CASEY Thomas W. Casey	Executive Vice President (principal executive officer, principal financial officer and principal accounting officer) and Director	June 6, 2013
/S/ Robert H. Walls, Jr. Robert H. Walls, Jr.	Director	June 6, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on June 6, 2013.

IN-TER-SPACE SERVICES, INC.

By:	/S/ Thomas W. Casey
Name:	Thomas W. Casey
Title:	Executive Vice President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Thomas W. Casey and Robert H. Walls, Jr., and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and Power of Attorney have been signed by the following persons in the capacities and on the dates indicated on the dates indicated.

Signature	Title	Date
/S/THOMAS W. CASEY Thomas W. Casey	Executive Vice President (principal executive officer, principal financial officer and principal accounting officer) and Director	June 6, 2013
/S/ Robert H. Walls, Jr. Robert H. Walls, Jr.	Director	June 6, 2013